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As filed with the Securities and Exchange Commission on December 15, 2003

Registration No. 333-109518

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GenCorp Inc.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	3714 Primary Standard Industrial Classification Code Number)	34-0244000 (I.R.S. Employer Identification No.)

GenCorp Inc.
Highway 50 and Aerojet Road
Rancho Cordova, California 95670
(916) 355-4000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Gregory K. Scott
Senior Vice President, Law; General Counsel and Secretary
GenCorp Inc.
P.O. Box 537012
Sacramento, California 95853-7012
(916) 355-4000
(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:
Christopher M. Kelly Jones Day North Point 901 Lakeside Avenue Cleveland, Ohio 44114-1190 (216) 586-3939

        Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

        If this Form is filed to register additional securities pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address, Including Zip Code, and Telephone Number of Registrant Principal Executive Offices
Aerojet Fine Chemicals LLC	Delaware	68-0421004	Highway 50 & Aerojet Road Building 05019 Rancho Cordova, CA 95670 (916) 355-1000
Aerojet-General Corporation	Ohio	95-175-1500	Highway 50 & Aerojet Road Rancho Cordova, CA 95670 (916) 355-1000
Aerojet Investments Ltd.	California	68-0400628	Highway 50 & Aerojet Road Rancho Cordova, CA 95670 (916) 351-8584
Aerojet Ordnance Tennessee, Inc.	Tennessee	62-0810566	Old Highway 11 East Jonesborough, TN 37659 (423) 753-1200
GenCorp Property Inc.	California	68-0464686	Highway 50 & Aerojet Road Rancho Cordova, CA 95670 (916) 355-4000
GDX Automotive Inc.	Delaware	38-3283550	Highway 50 & Aerojet Road Rancho Cordova, CA 95670 (916) 355-4000
GDX LLC	Delaware	68-0464685	Highway 50 & Aerojet Road Rancho Cordova, CA 95670 (916) 355-4000
Penn International Inc.	Ohio	34-6514222	Highway 50 & Aerojet Road Rancho Cordova, CA 95670 (916) 355-4000
RKO General, Inc.	Delaware	13-1193040	Highway 50 & Aerojet Road Rancho Cordova, CA 95670 (916) 355-4000

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

 SUBJECT TO COMPLETION, DATED DECEMBER 15, 2003

        PROSPECTUS

GenCorp Inc.

Offer to exchange our 9 1/2% Senior Subordinated Notes due 2013 and related Subsidiary Guarantees, which have been registered under the Securities Act,
for our outstanding 9 1/2% Senior Subordinated Notes due 2013 and related Subsidiary Guarantees

The Exchange Offer

  •
  We will exchange all outstanding notes and related subsidiary guarantees that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes and related subsidiary guarantees that are freely tradable.

  •
  The exchange notes will be guaranteed by all of our existing and future material domestic subsidiaries.

  •
  You may withdraw tenders of outstanding notes at any time prior to the expiration of the exchange offer.

  •
  The exchange offer expires at 5:00 p.m. New York City time, on                        , 2003, unless extended. We do not currently intend to extend the expiration date, but, if extended, the exchange offer will remain open for a maximum of 45 business days after the date of this prospectus.

  •
  We do not intend to list the exchange notes on any securities exchange or to seek approval through any automated quotation system, and no active public market for the exchange notes is anticipated.

        You should carefully consider the risk factors beginning on page 10 of this prospectus before deciding to participate in the exchange offer.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2003

        This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide to holders of outstanding notes without charge, upon written or oral request as described in "Where You Can Find More Information and Incorporation by Reference," a copy of all of the documents incorporated into this prospectus by reference.

        To obtain timely delivery, holders of exchange notes must request the documents no later than             , 2003, which is five business days before the currently scheduled expiration date.

SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether or not to participate in the exchange offer. For a more complete understanding of our company and this offering, we encourage you to read this entire document, including "Risk Factors," the financial information included elsewhere in this prospectus and the documents to which we have referred.

        Unless otherwise indicated or required by the context, as used in this prospectus, the terms "we," "our" and "us" refer to GenCorp Inc. and all of our subsidiaries that are consolidated under accounting principles generally accepted in the United States, or GAAP. In October 2002, our wholly owned subsidiary, Aerojet, acquired General Dynamics Corporation's Ordnance and Tactical Systems Space Propulsion and Fire Suppression business, which we refer to in this prospectus as the Redmond Washington operations or the Redmond Washington business. In October 2003, Aerojet acquired substantially all of the assets related to the propulsion business of Atlantic Research Corporation, or ARC, a subsidiary of Sequa Corporation. We refer to the assets acquired as the ARC propulsion business, and we refer to the acquisition of the ARC propulsion business as the ARC acquisition.

        Our fiscal year ends on November 30 of each year. When we refer to a fiscal year, such as fiscal 2002, we are referring to the fiscal year ended on November 30 of that year. ARC's fiscal year ends on December 31 of each year. When we refer to a fiscal year for the ARC propulsion business, we are referring to the fiscal year ending on December 31 of that year.

Our Company

Overview

        We are a multinational diversified manufacturing and engineering company with operations in three business segments:

  Aerospace and Defense — includes the operations of Aerojet-General Corporation, or Aerojet, which designs, develops and manufactures propulsion systems for space and defense applications, armament systems for precision tactical weapon and munitions applications, and advanced airframe structures. This segment also includes our real estate activities.

  GDX Automotive — develops and manufactures vehicle sealing systems for automotive original equipment manufacturers, or OEMs.

  Fine Chemicals — includes the operations of Aerojet Fine Chemicals LLC, or AFC, which manufactures and supplies custom manufactured active pharmaceutical ingredients and registered intermediates to pharmaceutical and biotechnology customers.

        For more information about our three business segments, including our real estate activities, see our Annual Report on Form 10-K for the fiscal year ended November 30, 2002.

Competitive Strengths

        We believe that we maintain a strong market position in each of our operating segments as a result of a number of factors, including:

  •
  a demonstrated history of technological innovation, engineering and successful product development;

  •
  strong incumbent positions with core customers;

  •
  diversified businesses and product portfolio;

  •
  multi-year contracts with backlog; and

  •
  valuable real estate.

Business Strategy

        Our principal strategy is to leverage our strong incumbent positions and core competencies to drive growth. We believe that our Aerospace and Defense segment is well-positioned to benefit from expected growth in space-based commercial and military activities. GDX Automotive intends to continue its work to develop modular system solutions that provide incremental value to its OEM customers. AFC intends to capitalize on its simulated moving bed technology and its recently launched initiative to work with biotechnology companies who are seeking to outsource manufacturing to drive growth. We also intend to continue our cost-reduction initiatives, to pursue opportunities to maximize the value of our substantial real estate holdings and to pursue selective acquisition and other strategic transactions that expand upon or refine our current product base or technological capabilities.

Acquisition of the ARC Propulsion Business

        On October 17, 2003, Aerojet completed the acquisition of substantially all of the assets related to the propulsion business of ARC for $133 million plus transaction costs. The acquisition was financed with the net proceeds from the sale of the outstanding notes, a portion of which was used to temporarily repay borrowings under our revolving credit facility until the acquisition was completed. We subsequently reborrowed under our revolving credit facility the funds necessary to complete the ARC acquisition and to pay related transaction costs. For more information about the ARC propulsion business, see "Business—The ARC Propulsion Business."

Recent Developments

        As described in Note 8 to our unaudited consolidated financial statements as of August 31, 2003 and for the nine months ended August 31, 2002 and 2003, which are incorporated by reference into this prospectus, and Note 9 to our audited consolidated financial statements as of November 30, 2001 and 2002 and for the years ended November 30, 2000, 2001 and 2002, which are included elsewhere in this prospectus, in October 2000, a group of hourly retirees filed a federal lawsuit against GenCorp Inc. and OMNOVA Solutions Inc. disputing certain retiree medical benefits. Wotus, et al. v. GenCorp Inc., et al., U.S.D.C., N.D. OH (Cleveland, OH), Case No. 5:00-CV-2604. The plaintiffs had been seeking class action certification. On December 2, 2003, the plaintiffs' motion for class certification was denied. For more information about the case and the plaintiffs' claims, see Notes 8 and 9 referred to above.

        Effective as of December 5, 2003, Douglas Jeffries resigned as our Vice President, Controller.

         Our principal executive offices are located at Highway 50 and Aerojet Road, Rancho Cordova, California 95670. Our mailing address is P.O. Box 537012, Sacramento, California 95853-7012, and our telephone number is (916) 355-4000. Our common stock is listed on the New York Stock Exchange under the symbol "GY." We maintain a website at www.gencorp.com; however, the information on our website is not part of this prospectus, and you should rely only on the information contained in this prospectus and in the documents incorporated into this prospectus by reference when making a decision as to whether or not to participate in the exchange offer.

The Exchange Offer

The Exchange Offer	We are offering to exchange up to $150,000,000 aggregate principal amount of our registered 9 1/2% Senior Subordinated Notes due 2013 and related subsidiary guarantees for an equal principal amount of our outstanding 9 1/2% Senior Subordinated Notes due 2013 and related subsidiary guarantees. The terms of the exchange notes and related subsidiary guarantees are identical in all material respects to those of the outstanding notes and related subsidiary guarantees, except for transfer restrictions and registration rights relating to the outstanding notes and related subsidiary guarantees.
Purpose of the Exchange Offer	The exchange notes are being offered to satisfy our obligations under a registration rights agreement entered into at the time we issued and sold the outstanding notes.
Expiration Date; Withdrawal of Tender
The exchange offer will expire at 5:00 p.m., New York City time, on , 2003, or on a later date and time to which we extend it, but, if extended, the exchange offer will remain open for a maximum of 45 business days after the date of this prospectus. The tender of outstanding notes and related subsidiary guarantees in the exchange offer may be withdrawn at any time prior to the expiration date. The exchange date will be the second business day following the expiration date. Any outstanding notes and related subsidiary guarantees that are not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.
Procedures for Tendering Outstanding Notes
Each holder of outstanding notes wishing to accept the exchange offer must complete, sign and date the letter of transmittal, or its facsimile, in accordance with its instructions, and mail or otherwise deliver it, or its facsimile, together with the outstanding notes and any other required documentation to the exchange agent at the address in the letter of transmittal. Outstanding notes may be physically delivered, but physical delivery is not required if a confirmation of a book-entry transfer of the outstanding notes to the exchange agent's account at DTC is delivered in a timely fashion. See "The Exchange Offer—Procedures for Tendering Outstanding Notes."
Conditions to the Exchange Offer
The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange. The exchange offer is subject to customary conditions, which may be waived by us. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary. See "The Exchange Offer—Conditions to the Exchange Offer."
Exchange Agent	The Bank of New York
U.S. Federal Income Tax Considerations
Your exchange of an outstanding note and related subsidiary guarantees for an exchange note and related subsidiary guarantees will not constitute a taxable exchange. The exchange will not result in taxable income, gain or loss being recognized by you or by us. Immediately after the exchange, you will have the same adjusted basis and holding period in each exchange note and related subsidiary guarantees received as you had immediately prior to the exchange in the corresponding outstanding note surrendered. See "U.S. Federal Income Tax Considerations."

The Exchange Notes

        The terms of the exchange notes and related subsidiary guarantees are identical in all material respects to those of the outstanding notes and related subsidiary guarantees, except for the transfer restrictions and registration rights relating to the outstanding notes and related subsidiary guarantees that do not apply to the exchange notes and related subsidiary guarantees.

Issuer	GenCorp Inc.
Securities Offered	$150,000,000 principal amount of 9 1/2% Senior Subordinated Notes and related subsidiary guarantees due 2013.
Maturity	August 15, 2013.
Interest Rate	9 1/2% per year, calculated using a 360-day year.
Interest Payment Dates
August 15 and February 15, beginning on February 15, 2004. Interest will accrue from the last interest payment date on which interest was paid, or if no interest has yet been paid, from the issue date of the outstanding notes.
Ranking	The exchange notes will be our senior subordinated unsecured obligations and will:
	•	rank junior in right of payment to all of our existing and future senior indebtedness, including borrowings under our senior credit facilities;
	•	rank equal in right of payment with all of our existing and future senior subordinated indebtedness;
	•	rank senior in right of payment to all of our existing and future subordinated indebtedness; and
•
be effectively subordinated in right of payment to all of our existing and future secured indebtedness, including indebtedness under our senior credit facilities, to the extent of the value of the assets securing the indebtedness, and to all indebtedness and other liabilities, including trade payables, of our current and future subsidiaries that do not guarantee the exchange notes.
Similarly, the guarantees of the exchange notes will be senior subordinated unsecured obligations of the guarantors, which will initially consist of our material domestic subsidiaries, and will:
	•	rank junior in right of payment to all of the applicable guarantor's existing and future senior indebtedness, including guarantees under our senior credit facilities;
	•	rank equal in right of payment with all of the applicable guarantor's existing and future senior subordinated indebtedness;
	•	rank senior in right of payment to all of the applicable guarantor's existing and future subordinated indebtedness; and
•
be effectively subordinated in right of payment to all of the applicable guarantor's existing and future secured indebtedness, including the applicable guarantor's guarantee under our senior credit facilities, to the extent of the value of the assets securing the indebtedness, and to all indebtedness and other liabilities, including trade payables, of any of our subsidiaries that do not guarantee the exchange notes.

As of August 31, 2003, on a consolidated basis:
•
we had approximately $205 million of senior indebtedness outstanding, all of which was secured, including $28 million of indebtedness of foreign subsidiaries, $21 million of which is guaranteed by us on a senior unsecured basis;
	•	we had approximately $97 million of unused availability under all of our credit facilities, including $82 million available under our revolving credit facility;
	•	the guarantors had no senior indebtedness outstanding, other than guarantees of our senior indebtedness;
	•	our subsidiaries that are not guarantors had approximately $121 million of indebtedness and other liabilities outstanding, including trade payables; and
	•	we had $150 million of indebtedness that was subordinated to the exchange notes.

After giving pro forma effect to the ARC acquisition, including the use of the net proceeds from the offering of the outstanding notes, a portion of which was used to temporarily repay borrowings under our revolving credit facility, and the amount that we reborrowed under our revolving credit facility to finance that acquisition, as of August 31, 2003:
•
we would have had approximately $245 million of senior indebtedness outstanding, all of which would have been secured, including $28 million of indebtedness of foreign subsidiaries, $21 million of which is guaranteed by us on a senior unsecured basis;
	•	we would have had approximately $57 million of unused availability under all of our credit facilities, including $42 million available under our revolving credit facility; and
	•	the guarantors would have had no senior indebtedness outstanding, other than guarantees of our senior indebtedness.
Guarantees
The exchange notes will be fully and unconditionally guaranteed on a senior subordinated unsecured basis by our material domestic subsidiaries. The exchange notes will not, however, be guaranteed by our other subsidiaries. Our non-guarantor subsidiaries contributed $483 million of our total net sales and $18 million of our net income, compared to our guarantor subsidiaries, which contributed $416 million to our total net sales and $30 million of our net income, for the fiscal year ended November 30, 2002. For the nine months ended August 31, 2003, our non-guarantor subsidiaries contributed $373 million of our total net sales and $9 million of our net income, compared to our guarantor subsidiaries, which contributed $342 million of our total net sales and $27 million of our net income for the same period. Excluding intercompany balances, our non-guarantor subsidiaries represented 25% of our total assets as of August 31, 2003.
If we create or acquire a new material domestic subsidiary, it will guarantee the exchange notes unless we designate the subsidiary as an "unrestricted subsidiary" under the indenture.
Optional Redemption
We may redeem some or all of the exchange notes, at our option, at any time on or after August 15, 2008 at the redemption prices listed under "Description of the Notes — Optional Redemption," plus accrued and unpaid interest and additional interest, if any, to the date of redemption.

In addition, at any time prior to August 15, 2006, which may be more than once, we may redeem up to 35% of the exchange notes and the outstanding notes, taken together, with the net cash proceeds of one or more equity offerings at a price equal to 109.500% of their principal amount, plus accrued and unpaid interest and additional interest, if any, to the date of redemption.
Change of Control Offer
Upon a change in control, unless we have exercised our right to redeem the exchange notes as described above, you will have the right to require us to purchase your exchange notes at a purchase price in cash equal to 101% of their principal amount, plus accrued and unpaid interest and additional interest, if any, to the date of purchase.
We might not be able to pay you the required price for the exchange notes you present to us at the time of a change of control, because:
	•	we might not have enough funds at that time; or
	•	the terms of our indebtedness, including our senior credit facilities, may prevent us from paying you these amounts.
Asset Sale Proceeds
If we or our subsidiaries engage in asset sales, we generally must use the proceeds we receive to repay senior indebtedness or to invest in our business. If, within a specified period of time, we do not use the proceeds we receive from an asset sale to repay senior indebtedness or invest in our business, we will be required to make an offer to purchase the exchange notes at a purchase price of 100% of their principal amount, plus accrued and unpaid interest and additional interest, if any, to the date of purchase.
Certain Indenture Provisions	We will issue the exchange notes under the same indenture under which the outstanding notes were issued. The indenture limits, among other things, our ability and the ability of the guarantors to:
	•	incur additional indebtedness;
	•	make restricted payments;
	•	pay dividends or distributions on our capital stock or repurchase our capital stock;
	•	make investments;
	•	create liens on assets to secure indebtedness;
	•	enter into transactions with affiliates;
	•	merge or consolidate with another company; and
	•	transfer and sell assets.
These covenants are subject to a number of important qualifications and exceptions, as described under "Description of the Notes — Certain Covenants."
Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes. See "Use of Proceeds."
Risk Factors	You should carefully consider the information in the section entitled "Risk Factors" beginning on page 10, before deciding whether or not to participate in the exchange offer.

Summary Historical Financial Information of GenCorp Inc.

        The following table presents summary historical consolidated financial information about us as of November 30, 2001 and 2002 and for each of the three years in the period ended November 30, 2002. This information has been derived from, and should be read together with, our audited consolidated financial statements, and the related notes, included elsewhere in this prospectus. The selected historical consolidated financial information about us as of August 31, 2003 and for the nine months ended August 31, 2002 and 2003 has been derived from, and should be read together with, our unaudited condensed consolidated financial statements, and the related notes, incorporated by reference into this prospectus from our Quarterly Report on Form 10-Q for the quarter ended August 31, 2003. In the opinion of management, all adjustments considered necessary for a fair presentation of our interim results and financial position have been included in our results and financial position as of August 31, 2003 and for the nine months ended August 31, 2002 and 2003. Interim results are not necessarily indicative of the results that can be expected for a full fiscal year.

        In addition, during the periods presented, we completed a number of acquisitions and dispositions, some of which were significant. As a result, our historical financial results for the periods presented may not be directly comparable. For more information about the acquisitions and dispositions completed during the periods presented, see Note 7 to our audited consolidated financial statements included elsewhere in this prospectus.

	Year Ended November 30,			Nine Months Ended August 31,
	2000	2001	2002	2002	2003
	(in millions, except ratios)
Income Statement Data:
Net Sales(1):
Aerospace and Defense	$534	$640	$277	$201	$246
GDX Automotive	485	808	806	589	579
Fine Chemicals	28	38	52	28	46
Intersegment sales elimination	—	—	—	—	(2)

	1,047	1,486	1,135	818	869

Costs & Expenses:
Cost of products sold	860	1,328	935	670	719
Selling, general and administrative	40	42	55	45	61
Depreciation and amortization	50	77	66	50	58
Interest expense, net	18	33	16	11	17
Other (income) expense, net	(4)	(22)	4	6	(1)
Restructuring charges(2)	—	40	2	—	—
Unusual items, net(2)	(4)	(199)	15	9	2

	960	1,299	1,093	791	856

Income before income taxes	87	187	42	27	13
Provision for income taxes	35	59	12	10	3

Income before cumulative effect of a change in accounting principle	52	128	30	17	10
Cumulative effect of a change in accounting principle, net of income taxes(3)	74	—	—	—	—

Net income	$126	$128	$30	$17	$10

Other Data:
Pension and non-pension retiree benefits(5)	$53	$72	$35	$27	$(1)
Capital expenditures	82	49	45	31	36
Depreciation and amortization	50	77	66	50	58
Net cash (used in) provided by operating activities	23	(69)	(23)	(40)	7
Non-GAAP Financial Measure:
EBITDA(4)	$229	$297	$124	$88	$88
Balance Sheet Data (at end of period):
Cash and cash equivalents	$17	$44	$48		$61
Property, plant and equipment, net	366	454	481		473
Total assets	1,325	1,468	1,636		1,737
Total debt	190	214	387		505
Shareholders' equity	186	310	360		393

        (footnotes on next page)

(1)
See Note 7 to our audited consolidated financial statements, included elsewhere in this prospectus, for information relating to business acquisition and disposition activities.

(2)
See Note 13 to our audited consolidated financial statements, included elsewhere in this prospectus, for information on restructuring and unusual items included in our financial results.

(3)
See Note 8(a) to our audited consolidated financial statements, included elsewhere in this prospectus, for additional information relating to the change in accounting principle.

(4)
EBITDA represents earnings before interest, taxes, depreciation and amortization and includes pension income and net expense related to non-pension retiree benefits, restructuring charges and unusual items, net. We believe that, in addition to cash flow from operations, EBITDA is a useful financial measurement for assessing our liquidity as it provides both investors and management with an additional basis to evaluate our ability to incur and service debt and to fund capital expenditures. In evaluating EBITDA, management considers, among other things, the amount by which EBITDA exceeds interest costs for the period, how EBITDA compares to principal repayments on debt for the period and how EBITDA compares to capital expenditures for the period, and management believes that investors should do the same. To evaluate EBITDA, the components of EBITDA, such as revenues and operating expenses and the variability of such components over time, should also be considered. In addition, EBITDA should not be construed as a substitute for, and therefore should be read together with, net cash provided by (used in) operating activities, as determined in accordance with GAAP. The following table reconciles net cash provided by (used in) operating activities, which we believe to be the closest GAAP liquidity measure, to EBITDA for each of the periods presented:

	Year Ended November 30,			Nine Months Ended August 31,
	2000	2001	2002	2002	2003
	(in millions)
Net cash provided by (used in) operating activities	$23	$(69)	$(23)	$(40)	$7
Changes in operating assets and liabilities	88	100	139	124	57
Gain on sale of businesses	5	206	(6)	—	—
Gain on sale of property, plant and equipment	—	23	—	—	10
Foreign currency gain	—	11	—	—	2
Depreciation and amortization	(50)	(77)	(66)	(50)	(58)
Cumulative effect of a change in accounting principle	74	—	—	—	—
Other	(14)	(66)	(14)	(17)	(8)

Net income	126	128	30	17	10
Provisions for income taxes	35	59	12	10	3
Interest expense	18	33	16	11	17
Depreciation and amortization	50	77	66	50	58

EBITDA	$229	$297	$124	$88	$88

(5)
The information presented reflects pension income, net of non-pension retiree benefit costs. In accordance with GAAP, our pension income or expense is comprised of the following: service cost (cost of pension benefits earned during the year by our employees); interest cost on the cumulative employee retiree benefit obligation based on an assumed discount rate; assumed earnings on plan assets based on the expected long-term rate of return; and amortization of gains or losses from prior periods. Market conditions and interest rates significantly affect assets and liabilities of our pension plans. Pension accounting requires that market gains and losses be deferred and recognized over a period of years. This "smoothing" results in the creation of assets or liabilities which will be amortized to pension income or expense in future years. The accounting method utilized by us recognizes gains and losses in the market value of pension assets over a period of five years. Although the smoothing period mitigates some volatility in the calculation of annual pension costs, future pension costs will be impacted by changes in the market value of pension plan assets. In recent years, we have had pension income as the assumed return on pension plan assets, and the amortization of prior year gains have exceeded our pension service costs and interest costs. Pension income is a non-cash item and is reflected as an offset to either cost of goods sold or operating expenses. The tax effect related to this income recognition is also non-cash and is reflected as an increase to the deferred tax liability account. Based on information currently available to us, we do not expect to continue to have pension income in the foreseeable future, but believe that it is likely that we will record non-cash pension expense for future periods. With respect to the cost of providing non-pension benefits to our employees and retirees, GAAP requires companies to record liabilities on the balance sheet for these future obligations. We are generally able to recover a portion of the cost of providing non-pension retiree benefits, after deducting employee cost sharing, deductibles, co-insurance and other similar items, from the U.S. Government through the overhead rates we charge on government contracts. Actual amounts recovered and the rates at which we recover these costs can vary from year to year, depending on the recovery rules in effect at the time and the proportion of government and commercial contracts.

Ratio of Earnings to Fixed Charges

The
following table shows our historical ratio of earnings to fixed charges for each of the five most recent fiscal years and for the nine months ended August 31, 2002 and 2003 and our pro forma ratio of earnings to fixed changes for 2002 and the nine months ended August 31, 2003. The pro forma ratios give effect to our acquisition of the Redmond Washington operations, the offering of the outstanding notes and the ARC acquisition as if such events had occurred on December 1, 2001.

Historical							Pro Forma
Nine Months Ended August 31,
Year Ended November 30,
							Year Ended November 30, 2002	Nine Months Ended August 31, 2003
1998	1999	2000	2001	2002	2002	2003
8.5x	11.6x	5.2x	5.7x	2.9x	2.7x	1.6x	2.0x	1.6x
For
purposes of calculating the ratio of earnings to fixed charges, "earnings" represents income from continuing operations before income taxes, plus fixed charges. "Fixed charges" consists of interest expense, including amortization of debt issuance costs and that portion of rental expense considered to be a reasonable approximation of interest. Effective December 1, 2001, we ceased recording goodwill amortization expense as required by SFAS No. 142. The ratios shown for the years ended November 30, 1998 through 2001, include goodwill amortization expense.

RISK FACTORS

        An investment in the exchange notes represents a high degree of risk. There are a number of factors associated with our business, including those specified below, which could affect your decision whether to invest in the exchange notes. The following discussion describes the material risks presently known to us. However, additional risks that we do not currently know about or that we currently view as immaterial may also impair our business or adversely impact your investment in the exchange notes. You should carefully consider the risks described below together with the other information contained in, or incorporated by reference into, this prospectus before making a decision to participate in the exchange offer.

Risks Related to GenCorp Inc.

We have a substantial amount of indebtedness, and the cost of servicing that indebtedness could adversely affect our ability to take actions or hinder our ability to make payments on the exchange notes.

        We have a substantial amount of indebtedness for which we are required to make interest and principal payments. As of August 31, 2003, we had total consolidated indebtedness of approximately $505 million and, for fiscal 2002, our ratio of earnings to fixed charges was 2.9 to 1.0. Subject to the limits contained in some of the agreements governing our outstanding indebtedness, we may incur additional indebtedness in the future.

        Our level of indebtedness places significant demands on our cash resources, which could:

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  make it more difficult for us to satisfy our outstanding debt obligations;

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  require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, reducing the amount of our cash flow available for working capital, capital expenditures, acquisitions and other general corporate purposes;

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  limit our flexibility in planning for, or reacting to, changes in the industries in which we compete;

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  place us at a competitive disadvantage compared to our competitors, some of which have lower debt service obligations and greater financial resources than we do;

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  limit our ability to borrow additional funds;

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  increase our vulnerability to general adverse economic and industry conditions; or

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  result in our failure to satisfy the financial covenants contained in some of the agreements governing our outstanding indebtedness, which, if not cured or waived, could lead to an acceleration of the maturity of our outstanding indebtedness.

        If we are unable to service our indebtedness and fund our operating costs, we may be forced to adopt alternative strategies, which we may not be able to implement on satisfactory terms, if at all. These alternative strategies may include:

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  reducing or delaying capital expenditures;

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  seeking additional debt financing or equity capital;

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  selling assets;

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  restructuring or refinancing debt; or

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  curtailing or eliminating certain activities.

If our operating subsidiaries do not generate sufficient cash flow or if they are not able to pay dividends or otherwise distribute their cash to us, we may not be able to service our indebtedness, including the exchange notes.

        Although we operate all but one of our U.S. GDX Automotive operations directly, the remainder of our operations, including all of the operations of our Aerospace and Defense and Fine Chemicals segments, as well as the European and Canadian operations of GDX Automotive, are conducted through subsidiaries. Consequently, our cash flow and ability to service our debt obligations, including the exchange notes will be largely dependent upon the earnings of our operating subsidiaries and the distribution of those earnings to us, or upon loans, advances or other payments made by these subsidiaries to us. The ability of our subsidiaries to pay dividends or make other payments or advances to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions contained in the instruments governing their indebtedness, including some of the agreements governing our outstanding indebtedness.

We may experience product failures, schedule delays or other problems with existing or new products and systems, all of which could result in increased costs and loss of sales.

        Many of the products we develop and manufacture are technologically advanced systems that must function under demanding operating conditions. Even though we believe we employ sophisticated and rigorous design, manufacturing and testing processes and practices, we may not be able to successfully launch or manufacture our products on schedule or our products may not perform as intended.

        Our Fine Chemicals segment produces chemical compounds that are difficult to manufacture, including highly energetic and highly potent materials. The production of these chemicals requires a high degree of precision and strict adherence to safety standards. Regulatory agencies, such as the U.S. Food and Drug Administration, or FDA, and the European Agency for the Evaluation of Medical Products, or EMEA, must approve the production process for many of the products that our Fine Chemicals segment manufactures.

        Some of our contracts require us to forfeit a portion of our expected profit, receive reduced payments, provide a replacement product or service or reduce the price of subsequent sales to the same customer if our products fail to perform adequately. Performance penalties also may be imposed should we fail to meet delivery schedules or other measures of contract performance. We do not generally insure against potential costs resulting from any required remedial actions or costs or loss of sales due to postponement or cancellation of scheduled operations or product deliveries.

Our inability to adapt to rapid technological changes could impair our ability to remain competitive.

        The aerospace and defense and the pharmaceutical fine chemicals industries have undergone rapid and significant technological development over the last few years. The automotive vehicle sealing industry has also experienced significant changes in the fields of noise attenuation and alternative sealing materials, particularly in Europe. Our competitors may implement new technologies before we are able to, allowing them to provide more effective products at more competitive prices. Future technological developments could:

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  adversely impact our competitive position if we are unable to react to these developments in a timely or efficient manner;

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  require us to write-down obsolete facilities, equipment and technology;

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  require us to discontinue production of obsolete products before we can recover any or all of our related research, development and commercialization expenses; or

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  require significant capital expenditures for research, development and launch of new products or processes.

We expect to continue to expand our operations through acquisitions, which may divert management's attention and expose us to unanticipated liabilities and costs. We may experience difficulties integrating the acquired operations and we may incur costs relating to acquisitions that are never consummated.

        Our business strategy contemplates continued expansion of our operations, including growth through future acquisitions. However, our ability to consummate and integrate effectively any future acquisitions on terms that are favorable to us may be limited by the number of attractive acquisition targets, internal demands on our resources and our ability to obtain financing. Our success in integrating newly acquired businesses will depend upon our ability to retain key personnel, avoid diversion of management's attention from operational matters, integrate general and administrative services and key information processing systems and, where necessary, requalify on customer programs. In addition, future acquisitions could result in the incurrence of additional indebtedness, costs and contingent liabilities. We may also incur costs and divert management attention to acquisitions that are never consummated. Integration of acquired operations may also take longer, or be more costly or disruptive to our business, than originally anticipated. It is also possible that expected synergies from past or future acquisitions may not materialize.

        Although we undertake a diligence investigation of each business that we acquire, there may be liabilities of the acquired companies that we fail or are unable to discover during the diligence investigation and for which we, as a successor owner, may be responsible. In connection with acquisitions, we generally seek to minimize the impact of these types of potential liabilities through indemnities and warranties from the seller, which may in some instances be supported by deferring payment of a portion of the purchase price. However, these indemnities and warranties, if obtained, may not fully cover the liabilities due to limitations in scope, amount or duration, financial limitations of the indemnitor or warrantor or other reasons.

We depend on a limited number of customers for a significant portion of our revenues. The loss of, or a significant decrease in business from, one or more of these significant customers would reduce our revenues and profitability.

        Our largest customer in our Aerospace and Defense segment, directly or indirectly, is the U.S. Government and its agencies, which collectively accounted for approximately 88% of net segment sales and 21% of our total net sales in fiscal 2002. The three largest customers in our GDX Automotive segment are General Motors, Ford and Volkswagen. In fiscal 2002, General Motors accounted for approximately 28% of net segment sales, Ford accounted for approximately 23% of net segment sales and Volkswagen accounted for approximately 18% of net segment sales. In our Fine Chemicals segment, most sales are derived from contracts with a small number of customers. For fiscal 2002, a single customer accounted for 54% of net segment sales and the top five customers accounted for 93% of net segment sales.

        A significant decrease or interruption in business from one or more significant customers would decrease revenues of the particular segment affected, as well as revenues overall. Lower revenues could lead to lower profitability, which could affect our ability to make payments on the exchange notes.

A loss of key personnel or highly skilled employees could disrupt our operations.

        Our executive officers are critical to the management and direction of our businesses. Our future success depends, in large part, on our ability to retain these officers and other capable management personnel. In general, we do not enter into employment agreements with our executive officers. We have entered into severance agreements with several of our officers that allow those officers to terminate their employment under particular circumstances, such as a change of control affecting our company. Although we believe we will be able to attract and retain talented personnel and replace key personnel should the need arise, our inability to do so could disrupt the operations of the segment affected or our overall operations. In addition, because of the complex nature of many of our products and programs, we are generally dependent on an educated and highly skilled workforce. Our operations could be disrupted by a shortage of available skilled employees.

A strike or other work stoppage, or our inability to renew collective bargaining agreements on favorable terms, could have a material adverse effect on our cost structure and ability to run our facilities and produce our products.

        As of August 31, 2003, we had approximately 9,500 employees, of whom approximately 54% were covered by collective bargaining or similar agreements. Approximately 7% of our employees are covered by a collective bargaining agreement that is due to expire within one year. If we are unable to negotiate acceptable new agreements with the unions representing our employees upon expiration of the existing contracts, we could experience strikes or work stoppages. Even if we are successful in negotiating new agreements, the new agreements could call for higher wages or benefits paid to union members, which would increase our operating costs and could adversely affect our profitability. If our unionized workers were to engage in a strike or other work stoppage, or other non-unionized operations were to become unionized, we could experience a significant disruption of operations at our facilities or higher ongoing labor costs. A strike or other work stoppage in the facilities of any of our major customers could also have similar effects on us. In particular, the automotive industry is generally highly unionized and some of our customers have, in the past, experienced significant labor disruptions.

We rely on intellectual property and proprietary rights to maintain our competitive position and, therefore, our failure to protect adequately our intellectual property and proprietary rights could adversely affect our market share.

        The technological and creative skills of our personnel and our innovative product developments are essential to establishing and maintaining our technology leadership position. Our failure to protect adequately our intellectual property and proprietary rights could allow our competitors to capture market share. We seek to protect our inventions, confidential information and brand names under patent and "trade secret" laws, and through the use of confidentiality procedures and written agreements. However, these laws and our efforts afford only limited protection for our intellectual property and proprietary rights. Our rights could also be invalidated, circumvented or challenged by our competitors or other third parties. With respect to pending or future patent applications, patents may not be issued with the scope of the claims we have sought, if at all. Furthermore, third parties may develop technologies that are similar or superior to our technology or design around our intellectual property. Despite our efforts to protect our intellectual property and proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary and we may not be able to protect our rights in all jurisdictions. In addition, the laws of some foreign jurisdictions may not afford sufficient protection or provide for a remedy were there to be any such unauthorized copying or use. Moreover, on certain U.S. Government research and development contracts in our Aerospace and Defense segment, the U.S. Government retains rights to certain of the intellectual property.

We may incur significant costs in defending against claims that our products infringe the intellectual property rights of others and, if we are unsuccessful in defending these claims, we could be liable to the third party claimants.

        Each of our operating segments has used, and intends to use in the future, new technology in our various design and manufacturing processes. Although we do not believe that any of our products or services infringe the proprietary rights of third parties, a claim could be brought alleging that one or more of our products or processes infringes upon issued patents, pending patent applications or other intellectual property rights of third parties. These or other potential claims and any resulting litigation could subject us to significant liability for damages. In addition, even if we prevail, intellectual property litigation could be time consuming and expensive to defend and could result in the diversion of our time and attention from the management and operation of our various businesses. Any claims from third parties may also result in limitations on our ability to use the intellectual property subject to these claims unless we are able to enter into agreements with the third parties making these claims. The result of any such agreement is likely to be an increase in our product costs in the way of additional royalty payments or other fees.

Our operations and properties are currently the subject of significant environmental claims, and the numerous environmental and other government regulations to which we are subject may become more stringent in the future and may result in increased capital expenditures.

        Our operations, ownership and use of real property are subject to foreign, federal, state and local environmental laws and regulations that, among other things, require us to obtain permits to operate and install pollution control equipment and regulate the generation, storage, handling, transportation, treatment and disposal of hazardous and solid wastes. Our operations also subject us to liability for the cleanup of releases of hazardous substances. The effect of compliance with, and resolution of, environmental matters on our results of operations cannot be predicted due to the uncertainty concerning both the amount and timing of future expenditures and future results of operations. However, we believe, on the basis of presently available information, that resolution of these matters and our obligations for environmental remediation and compliance will not materially affect our liquidity, capital resources or consolidated financial condition. We will continue our efforts to mitigate past and future costs through pursuit of claims for insurance coverage and continued investigation of new and more cost-effective remediation alternatives and associated technologies.

        Due to the nature of our operations, particularly our aerospace and defense operations, we are involved in legal proceedings involving remediation of environmental contamination from past operations, past activities at current operations and the use or ownership of real property, as well as compliance with environmental requirements applicable to ongoing operations. We may also be subject to fines and penalties, and are subject to toxic tort suits and other third-party lawsuits, due to both our past and present use of hazardous substances or the alleged on-site or off-site contamination of the environment through past or present operations. We may incur material costs in defending these proceedings or claims. A resulting unexpected adverse judgment or cash outlay could also reduce our profitability and leave us with less cash available to service our debt, including the exchange notes.

        We are currently involved, with other companies, in approximately 30 Superfund and non- Superfund remediation sites. Our liability and proportionate share of costs for our site near Sacramento, California and our former site in Azusa, California have not fully been determined due to uncertainties about the nature and extent of site conditions and our involvement at those sites. Regarding other sites where we are one of numerous potentially responsible parties, by law we are jointly and severally liable as potentially responsible parties. In our experience, interim and final allocations of liability costs are generally made based on relative contributions of waste. Based on our previous experience, our allocated share for these other sites has frequently been low and, in many instances, has been less than 1%.

        As of August 31, 2003, we had established reserves of approximately $317 million, which we believed to be sufficient to cover our estimated share of the environmental remediation costs at the Superfund and non-Superfund sites at that time. However, we continually evaluate the adequacy of those reserves, and they could change. Under an agreement with the U.S. Government, the U.S. Government recognizes as allowable for government contract cost purposes up to 88% of environmental expenses at the Sacramento and former Azusa sites. Aerojet's mix of contracts can affect the actual reimbursement made by the U.S. Government. Because these costs are recovered through forward pricing arrangements, our ability to continue to take advantage of this cost recognition agreement is dependent on Aerojet's sustained business volume under U.S. Government contracts and programs and the relative size of Aerojet's commercial business. Actual reimbursements by the U.S. Government and commercial customers have averaged approximately 80% since 1999. Also, we are seeking recovery of our costs from our insurers. However, given the many uncertainties involved in assessing liability for environmental claims, such reserves may be insufficient. In addition, the reserves are based only on known sites and the known contamination at those sites. It is possible that additional remediation sites will be identified in the future or that unknown contamination at previously identified sites will be discovered.

        For additional discussion of environmental matters, please see "Note Regarding Forward-Looking Statements" elsewhere in this prospectus, our Annual Report on Form 10-K for the fiscal year ended November 30, 2002 and our subsequent reports filed under the Securities Exchange Act of 1934 that are incorporated by reference into this prospectus.

The release or explosion of dangerous materials used in our business could disrupt our operations and cause us to incur additional costs and liability.

        Our Aerospace and Defense and Fine Chemicals segments involve the handling and production of potentially explosive materials and other dangerous chemicals, including materials used in rocket propulsion and highly potent chemical compounds. Despite our use of specialized facilities to handle dangerous materials and intensive employee training programs, the handling and production of hazardous materials could result in incidents that temporarily shut down or otherwise disrupt our manufacturing, and could cause production delays. It is possible that a release of these chemicals or an explosion could result in death or significant injuries to employees and others. Material property damage to us and third parties could also occur. The use of these products in applications by our customers could also result in liability if an explosion or fire were to occur. Any release or explosion could expose us to adverse publicity or liability for damages or cause production delays, any of which could have a material adverse effect on our reputation and profitability.

Risks Related to Our Aerospace and Defense Segment

Our Aerospace and Defense segment is subject to various risks inherent in contracting with the U.S. Government and a substantial decrease in or loss of U.S. Government contracts would have a material adverse effect on the revenues and profitability of this segment.

        Sales, directly and indirectly, to the U.S. Government and its agencies accounted for approximately 88% of our Aerospace and Defense net segment sales and 21% of our total net sales in fiscal 2002. In the performance of contracts with the U.S. Government, we are subject to complex and extensive laws and regulations that provide for ongoing audits and reviews of incurred costs, contract performance and administration and enumerate specific rights that the U.S. Government may have to use technical data and computer software. Our failure to comply, even inadvertently, with these laws and regulations and the laws governing the export of controlled products and commodities could subject us or Aerojet to civil and criminal penalties and, under some circumstances, suspension and debarment from future government contracts and exporting of products for a specified period of time.

        Government contracts and subcontracts are, by their terms, subject to termination by the government or the prime contractor either for convenience or default. The loss of a substantial portion of our government contract business would have a material adverse effect on our Aerospace and Defense segment and overall revenues. There are significant inherent risks in contracting with the U.S. Government, including risks specific to the defense industry. The primary risks include:

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  termination by the U.S. Government of any contract as a result of a default by us could subject us to liability for the excess costs incurred by the U.S. Government in procuring undelivered items from another source;

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  termination by the U.S. Government of any contract for convenience would generally limit our recovery of costs to amounts already incurred or committed and limit our profit from work completed prior to termination;

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  modification of U.S. Government contracts due to lack of congressional funding or changes in such funding could subject our contracts to termination or modification;

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  results of U.S. Government audits and review could, in certain circumstances, lead to adjustments to our contract prices, which could be significant;

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  successful bids for U.S. Government contracts or the profitability of such contracts, if awarded, cannot be guaranteed due to the competitive marketplace in which we compete;

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  the extent to which actual costs exceed projected costs on which our bids or contract prices were based could lower our profitability;

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  uncertain cost factors related to scarce technological skills and components could lower our profitability;

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  the frequent need to bid on programs in advance of design completion could result in unforeseen technological difficulties and cost overruns; and

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  the substantial time and effort required for advanced product design and development design complexity, rapid obsolescence and the potential need for design improvement could negatively affect our profitability.

        The U.S. Government and its principal prime contractors periodically investigate the financial viability of its contractors and subcontractors as part of its risk assessment process associated with the award of new contracts. If the U.S. Government or one or more prime contractors were to determine that we were not financially viable, our ability to continue to act as a government contractor or subcontractor would be impaired. The U.S. Government also routinely audits our performance under various contracts and may, if appropriate, subsequently conduct an investigation into possible illegal or unethical activity in connection with these contracts. Investigations of this nature are common in the aerospace and defense industry and lawsuits may result. Possible consequences include civil and criminal fines and penalties, in some cases, double or treble damages, and suspension or debarment from future government contracting.

Future reductions or changes in U.S. Government spending could negatively affect the revenues of our Aerospace and Defense operating segment.

        Our primary aerospace and defense customers include the U.S. Department of Defense and its agencies, the government prime contractors that supply products to these customers and NASA. As a result, we rely on particular levels of U.S. Government spending on propulsion systems for space and defense applications and armament systems for precision tactical weapon systems and munitions applications. These spending levels are not generally correlated with any specific economic cycle, but rather, follow the cycle of general political support for this type of spending. The overall U.S. defense budget declined in real terms from the mid-1980s through the early 1990s and has since stabilized. Although the U.S. Department of Defense currently forecasts the defense budget to increase through its fiscal year 2009, which is the remainder of the U.S. Department of Defense's detailed forecast period, future levels of defense spending may not increase and could decrease in the future. A decrease in U.S. military expenditures, or the elimination or curtailment of a material program in which we are involved, could result in a significant decrease in our revenues.

The cancellation of one or more significant contracts could have a material adverse effect on our ability to realize anticipated sales and profits and therefore we may have to change our business strategy.

        Our backlog is derived from contracts with the U.S. Government and depends, in large part, on continued funding by the U.S. Government for the programs in which we are involved. These types of contracts typically permit the U.S. Government to unilaterally modify or terminate the contract or to discontinue funding for a particular program at any time. The cancellation of one or more significant contracts could have a material adverse effect on our ability to realize anticipated sales and profits and therefore we may have to change our business strategy. As of August 31, 2003, Aerojet's contract backlog was $696 million and its funded backlog, which includes only contracts for which funding has been authorized by the U.S. Congress or for which a firm purchase order has been received by a commercial customer, totaled $343 million.

A significant percentage of our contracts are fixed-price contracts, and, if we experience cost overruns on these contracts, we would have to absorb the excess costs and our profitability would be adversely affected.

        Our contracts generally can be categorized as either "fixed-price" or "cost-protected" contracts. Under fixed-price contracts, we agree to perform specified work for a fixed price and realize all of the profit or loss resulting from variations in the costs of performing the contract. As a result, all fixed-price contracts involve the inherent risk of unreimbursed cost overruns. To the extent we were to incur unanticipated cost overruns on a program or platform subject to a fixed-price contract, our profitability would be adversely affected.

Our success and growth in the aerospace and defense industry depend on our ability to secure contracts. We face significant competition, including from competitors with greater resources than ours, which may adversely affect our market share.

        We encounter intense competition in bidding for contracts. Many of our competitors have financial, technical, production and other resources substantially greater than ours. Although the downsizing of the defense industry in the early 1990s has resulted in a reduction in the aggregate number of competitors, the consolidation has also strengthened the capabilities of some of the remaining competitors resulting in an increasingly competitive environment. The U.S. Government also has its own manufacturing capabilities in some areas. We may be unable to compete successfully with our competitors and our inability to do so could result in a decrease in revenues that we historically have generated from these contracts. Further, the U.S. Government may open to competition programs on which we are currently the sole supplier, which could also adversely affect our revenues.

If we are not able to realize significant value from Aerojet's sizable real estate holdings, we may be forced to adopt alternative business strategies.

        Our ability to realize the significant value from Aerojet's real estate will be affected by conditions from time to time in the real estate market near Sacramento, California, where most of our real property is located, and in the other areas in which we own real estate, including general or local economic conditions, changes in neighborhood characteristics, real estate tax rates, the cost of operating our properties, governmental regulations and fiscal policies, acts of nature such as earthquakes and floods and other factors which are beyond our control. In addition, the development of these real estate holdings is subject to applicable zoning and other government regulations.

        As part of our strategy, we may sell or develop our land alone or in conjunction with third parties. If we decide to sell, we may not be able to do so at an attractive price. If we decide to develop the land, partners or funding may not be available. As a result, we may not be able to use or develop the land as we currently anticipate, if at all, which could impair our ability to react to market conditions or to fund growth. For example, we might have to revise our plans for growth, forgo future acquisition opportunities or make other changes to our business strategy.

Risks Related to Our GDX Automotive Segment

Results of our GDX Automotive segment are dependent upon the commercial success of the vehicle platforms that contain our products and any decline in sales of these vehicles may result in a corresponding decline in sales of our products.

        In North America, GDX's revenues are primarily derived from light trucks, sport utility vehicles and crossover vehicles. In Europe, GDX's primary focus is on the production of vehicle sealing systems and glass modules for luxury and medium-sized vehicles. Although GDX has a broad range of programs and customers, our GDX Automotive segment's future operating results will continue to depend significantly upon the continued market acceptance of vehicles for which we are a significant supplier. These types of vehicles, or other vehicles for which we are a supplier, may not continue to enjoy the market acceptance they have in the past. A decline in the demand for these vehicles as a result of competition, technical change or other factors could have a corresponding effect on the sales of our GDX Automotive segment.

The global automotive vehicle sealing business is highly competitive, and our failure to compete effectively or adverse market conditions could harm our business and profitability.

        The global automotive component supply industry in which our GDX Automotive segment competes is highly competitive. Although we believe that we are the second largest automotive vehicle sealing manufacturer in the world, our ability to compete is dependent upon our ability to retain and grow our market share and to adopt successfully new strategies in response to changes in the marketplace.

        The automotive industry is characterized by a small number of OEMs that are able to exert considerable pressure on component suppliers to reduce costs, improve quality and provide innovative design and engineering. OEMs generally demand and receive price reductions and measurable increases in quality by implementing competitive selection processes, rating programs and other arrangements. Through increased partnering on platform work, the OEMs have generally required component suppliers, including us, to provide more design engineering input at earlier stages of the development process, the cost of which, in some cases, is absorbed by the suppliers. Although we have generally been successful in offsetting both the losses caused by price reductions and increased costs from engineering services through cost reduction initiatives, future price reductions, increased quality standards or increased demand for technical innovation, such as better noise reduction, may have a material adverse effect on our profitability.

GDX's customers operate in the cyclical automotive industry, which can lead to significant variability in demand for our products and revenues.

        The cyclicality of the automotive industry is dependent upon supply and demand, which is heavily influenced by a number of factors, including general economic conditions as well as economic conditions within specific regions or nations around the world. General economic or industry-specific downturns, or a prolonged disruption in production by one or more of our significant customers, including any such downturns or disruptions occasioned by unforeseen events, could have a negative impact on the market for GDX's products.

Political, social and exchange rate risks associated with foreign operations could adversely affect our ability to operate successfully abroad.

        Our GDX Automotive segment operates not only in the United States, but also in Canada, Germany, China, the Czech Republic, France and Spain. As part of our business strategy, we may expand our operations in these markets and move into other foreign markets. Foreign operations subject us to the risks of doing business abroad, including:

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  currency exchange rate fluctuations;

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  difficulties in staffing and managing foreign operations;

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  political risks;

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  unexpected changes in regulatory requirements;

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  adverse tax consequences from operating in multiple jurisdictions; and

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  global and regional economic slowdowns.

        Any of these factors, among others, could have a material adverse effect on our ability to maintain and develop profitable operations abroad.

An increase in the price or shortage of raw materials could have a significant effect on our operating costs and result in a decrease in the profitability of our GDX Automotive segment.

        The operations of our GDX Automotive segment are dependent on the availability of rubber and other raw materials. Because of this dependence, significant increases in the prices of these raw materials could have a material adverse effect on our results of operations and financial condition. Although we employ a diversified supplier base to mitigate the risk of supply interruption, we may still experience a shortage of raw materials.

Risks Related to Our Fine Chemicals Segment

The fine chemicals industry is highly competitive, and our failure to compete effectively could harm our business and profitability.

        The pharmaceutical fine chemicals market is highly fragmented and competitive. Competition is based principally upon on-time delivery, manufacturing capability and expertise, reputation, service, price and reliability of supply. We may not be successful in obtaining or renewing customer contracts on commercially favorable terms, if at all. Furthermore, our success depends to a significant extent on our ability to provide manufacturing service to potential customers at an early stage of product development and on continued technical innovation, which we may be unable, at times, to accomplish.

The lack of availability of certain raw materials used by our fine chemicals business or a material increase in the price of these raw materials could result in significantly increased operating costs that we may not be able to offset through price increases to our customers, and which may negatively impact our profitability.

        AFC uses a wide variety of raw materials and other supplies in the conduct of its business. Although AFC is generally not dependent on any one supplier or group of suppliers, certain manufacturing processes use raw materials that are available from sole sources or that are in short supply or difficult for the supplier to produce and certify in accordance with AFC's specifications. In addition, AFC uses certain solvents, such as acetone, in both manufacturing processes and for cleaning equipment. Because these solvents are derived from petroleum, the price and availability of these solvents are affected by the price and availability of petroleum and the related manufacturing capacity for the solvents. The price and availability of these solvents are subject to economic conditions and other factors generally outside of AFC's control. In most cases, especially for short-term fluctuations, AFC is not able to pass price increases on raw materials and other supplies to its customers. AFC has generally been able to obtain sufficient supplies of the raw materials and other supplies it uses in sufficient quantities and at acceptable prices in the past and expects to be able to continue to do so in the future. Although AFC monitors the ability of certain suppliers to meet its needs and the market conditions for these raw materials and other supplies, significant shortages could substantially increase AFC's operating costs. In addition, significant increases in the prices for certain raw materials and other supplies could also adversely affect our profitability.

Risks Related to the Exchange Notes and Related Subsidiary Guarantees

Your right to receive payments on the exchange notes and the related guarantees will be junior in right of payment to all of our and the guarantors' existing and future senior indebtedness, including our and the guarantors' obligations under the senior credit facilities. As a result, we may be required to make payments on senior indebtedness, or to pay such indebtedness in its entirety, resulting in insufficient amounts remaining to make payments on the exchange notes or to repay the exchange notes in full.

        The exchange notes and the related guarantees are general unsecured senior subordinated obligations. Accordingly, the payment of principal, premium, if any, and interest on the exchange notes by us will be junior in right of payment to all of our and the guarantors' existing and future senior indebtedness, and secured indebtedness to the extent of the value of the assets securing that indebtedness. As a result, in the event of our or a guarantor's insolvency, liquidation or other reorganization, all senior indebtedness and guarantor senior indebtedness and all secured indebtedness must be paid in full before any amounts owed under the exchange notes and the related guarantees may be paid.

        Moreover, we may not pay any amount owed under the exchange notes, or repurchase, redeem or otherwise retire the exchange notes, if any payment default on our senior indebtedness occurs, unless the default has been cured or waived, the senior indebtedness is repaid in full or the holders of the senior indebtedness consent to the payment. In addition, if any other default exists with respect to senior indebtedness and specified other conditions are satisfied, at the option of the holders of that senior indebtedness, we may be prohibited from making payments on the exchange notes for a designated period of time. For additional information on the subordination terms applicable to the exchange notes, see "Description of the Notes — Subordination."

        As of August 31, 2003, on a consolidated basis, we had approximately $205 million of senior indebtedness outstanding to which the exchange notes were expressly subordinated, including $28 million of indebtedness of foreign subsidiaries, $21 million of which is guaranteed by us on a senior unsecured basis. As of the same date, after giving pro forma effect to the ARC acquisition, including the use of the net proceeds from the offering of the outstanding notes, a portion of which was used to temporarily repay borrowings under our revolving credit facility, and the amount that we reborrowed under our revolving credit facility to finance that acquisition, we would have had approximately $245 million of senior indebtedness outstanding to which the exchange notes would have been expressly subordinated, including $28 million of indebtedness of foreign subsidiaries, $21 million of which is guaranteed by us on a senior unsecured basis.

        In addition, our obligations under our senior credit facilities are secured by all of the capital stock of certain of our domestic material subsidiaries and 65% of the stock of certain of our foreign subsidiaries, to the extent owned by us and our subsidiaries and by substantially all of our and our domestic material subsidiaries' tangible and intangible personal property, as described in "Description of Other Indebtedness." In the event that we are not able to repay amounts due under the senior credit facilities, the lenders could proceed against the assets securing that indebtedness. In that event, any proceeds received upon a realization of the collateral would be applied first to amounts due under the senior credit facilities before any proceeds would be available to make payments on the exchange notes. The value of this collateral may not be sufficient to repay both the lenders under the senior credit facilities and the holders of the exchange notes and our other senior subordinated indebtedness. In that event, holders of the exchange notes will receive less, ratably, than our senior creditors, or they may receive no payment at all.

The exchange notes will not be guaranteed by all of our subsidiaries and creditors of these non-guarantor subsidiaries will be paid from the assets of these entities before holders of the exchange notes will have any claim to those assets.

        Although the exchange notes will be fully and unconditionally guaranteed on a senior subordinated basis by each of our material domestic subsidiaries, they will not be guaranteed by any of our other subsidiaries or by entities in which we hold a minority interest or share control. As a result, the exchange notes will be effectively subordinated to all indebtedness and other liabilities, including trade debt, of our non-guarantor subsidiaries and these other entities. As of August 31, 2003, our non-guarantor subsidiaries had outstanding approximately $121 million of indebtedness and other liabilities outstanding, including trade payables, to which the exchange notes would have been effectively subordinated.

        Our non-guarantor subsidiaries contributed $483 million of our total net sales and $18 million of our net income, compared to our guarantor subsidiaries, which contributed $416 million to our total net sales and $30 million of our net income, for the fiscal year ended November 30, 2002. For the nine months ended August 31, 2003, our non-guarantor subsidiaries contributed $373 million of our total net sales and $9 million of our net income, compared to our guarantor subsidiaries, which contributed $342 million of our total net sales and $27 million of our net income for the same period. Excluding intercompany balances, our non-guarantor subsidiaries represented 25% of our total assets as of August 31, 2003. To the extent we expand our foreign operations, a larger percentage of our consolidated assets, revenue and operating income may be derived from non-guarantor subsidiaries. Our ability to repatriate cash from our subsidiaries may be limited by jurisdictional legal rights, and amounts which we are able to repatriate may be subject to additional taxes.

We may incur more indebtedness, which could exacerbate the risks described above that we now face as a result of our leverage.

        Even though we are highly leveraged following the offering of the outstanding notes, we and our subsidiaries will be able to incur substantial additional indebtedness in the future. Although some of the agreements governing our outstanding indebtedness and the indenture that will govern the exchange notes restricts us and our restricted subsidiaries from incurring additional indebtedness, these restrictions are subject to important exceptions and qualifications. If we or our subsidiaries incur additional indebtedness, the risks that we and they now face as a result of our high leverage could intensify.

Federal and state statutes allow courts, under specific circumstances, to void the guarantees of the exchange notes so the resources of our subsidiaries may not be available to make payments in respect of the notes.

        Our creditors or the creditors of one or more guarantors could challenge the guarantees as fraudulent conveyances or on other grounds. The entering into the guarantees could be found to be a fraudulent transfer and declared void if a court were to determine that:

  •
  the guarantor delivered the guarantee with the intent to hinder, delay or defraud its existing or future creditors;

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  the guarantor did not receive fair consideration for the delivery of the guarantee; or

  •
  the guarantor was insolvent at the time it delivered the guarantee.

        To the extent a court voids a subsidiary guarantee as a fraudulent transfer or conveyance or holds it unenforceable for any other reason, holders of exchange notes would cease to have any claim against the guarantor who delivered that guarantee. If a court were to take this action, the guarantor's assets would be applied first to satisfy the guarantor's liabilities, including trade payables, and preferred stock claims, if any, before any payment in respect of the guarantee could be made. A guarantor's assets may be insufficient to satisfy the claims of the holders of exchange notes relating to any voided portions of any of the guarantees.

Restrictions contained in the indenture and some of the agreements governing our outstanding indebtedness could limit our operating activities, which could limit our ability to plan for or to react to market conditions or meet our capital needs, which could increase your credit risk.

        The indenture under which the exchange notes will be issued contains covenants that restrict our ability, and the ability of our restricted subsidiaries, to:

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  incur or guarantee additional indebtedness;

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  pay dividends or distributions on, or redeem or repurchase, capital stock;

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  make investments;

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  issue or sell capital stock of restricted subsidiaries;

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  engage in transactions with affiliates;

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  grant or assume liens; and

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  consolidate, merge or transfer all or substantially all of our assets.

        These covenants could limit our ability to plan for or react to market conditions or to meet our capital needs.

        Some of the agreements governing our outstanding indebtedness contain other and more restrictive covenants, including financial covenants that require us to achieve certain financial and operating results and maintain compliance with specified financial ratios. Our ability to meet these covenants and requirements may be affected by events beyond our control and we may have to curtail some of our operations and growth plans to maintain compliance. Further, because of the restrictions on our ability to grant or assume liens, we may have difficulty securing additional debt financing were we to need additional capital in the future.

We may not be able to repurchase the exchange notes upon a change of control, which may increase your credit risk.

        Upon a change of control, we will be required to make an offer to purchase all outstanding exchange notes at 101% of their principal amount plus accrued and unpaid interest up to, but not including, the date of repurchase. However, we may not have enough available cash or be able to obtain third-party financing at the time of any change of control to make required repurchases of tendered exchange notes. Our failure to repurchase tendered exchange notes at a time when the repurchase is required by the indenture would constitute a default under the indenture.

        A default under our indenture would, in turn, constitute an event of default under some of the agreements governing our outstanding indebtedness. In addition, a change of control is an event of default under some of the agreements governing our outstanding indebtedness. Any future credit agreement or other agreements relating to senior indebtedness to which we or our subsidiaries become a party may contain similar provisions. A default under some of the agreements governing our outstanding indebtedness or future indebtedness could cause the repayment of related indebtedness to be accelerated after any applicable notice or grace periods. If repayment of indebtedness were to be accelerated, we may not have sufficient funds to repay the indebtedness and repurchase the exchange notes.

        In addition, the definition of change of control for purposes of the indenture does not necessarily afford protection for the holders of the exchange notes in the event of some types of highly leveraged transactions, including certain acquisitions, mergers, refinancings, restructurings or other recapitalizations, although these types of transactions could increase our indebtedness or otherwise affect our capital structure or credit ratings and the holders of the exchange notes. The definition of change of control for purposes of the indenture also includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of our properties or assets taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition under applicable law. Accordingly, our obligation to make an offer to purchase the exchange notes, and the ability of a holder of exchange notes to require us to repurchase its exchange notes pursuant to the offer as a result of a highly leveraged transaction or a sale, lease, transfer, conveyance or other disposition of less than all of our assets, taken as a whole, may be uncertain.

Risks Related to the Exchange Offer

If you do not exchange your outstanding notes for exchange notes in the exchange offer, your outstanding notes will continue to be subject to significant restrictions on transfer, and may be subject to a limited trading market and a significant diminution in value.

        If you do not exchange your outstanding notes for the exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on your outstanding notes. In general, you may only offer or sell the outstanding notes if such offers and sales are registered under the Securities Act and applicable state securities laws, or exempt. To the extent outstanding notes are tendered and accepted in the exchange offer, the trading market, if any, for the remaining outstanding notes would be adversely affected and there could be a significant diminution in the value of the outstanding notes as compared to the value of the exchange notes.

An active public market may not develop for the exchange notes, which could adversely affect the market price and liquidity of the exchange notes.

        The exchange notes constitute securities for which there is no established trading market. We do not intend to list the exchange notes on any securities exchange or to seek approval for quotation through any automated quotation system, and no active public market for the exchange notes is currently anticipated. If a market for the exchange notes should develop, the exchange notes could trade at a discount from their principal amount, and they may be difficult to sell. Future trading prices of the exchange notes will depend on many factors, including prevailing interest rates, our operating results and the market for similar securities. As a result, you may not be able to resell any exchange notes or, if you are able to resell, you may not be able to do so at a satisfactory price.

If you participate in the exchange offer for the purpose of participating in a distribution of the exchange notes and you are deemed an underwriter under the Securities Act, you may be subject to civil penalties if you do not deliver a prospectus when you resell the exchange notes.

        If you exchange your outstanding notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed an underwriter under the Securities Act. If so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. If you are deemed to be an underwriter and do not comply with these prospectus delivery requirements, you may be subject to civil penalties.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus includes forward-looking statements. These statements present, without limitation, the expectations, beliefs, plans and objectives of management and future financial performance and assumptions underlying or judgments concerning matters discussed in this document. The words "believe," "estimate," "anticipate," "project" and "expect," and similar expressions, are intended to identify forward-looking statements. Forward-looking statements involve certain risks, estimates, assumptions and uncertainties, including with respect to future sales and activity levels, cash flows, contract performance, the outcome of litigation and contingencies, environmental remediation and anticipated costs of capital.

        A variety of factors could cause our actual results or outcomes to differ materially from those expected and expressed in our forward-looking statements. Some important risk factors that could cause our actual results or outcomes to differ from those expressed in our forward-looking statements include, but are not limited to, the following:

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  legal and regulatory developments that may have an adverse impact on us or our segments; for example:

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  our operations and financial condition could be adversely impacted if the judgment order in the amount of approximately $29 million entered on November 21, 2002 against GenCorp Inc. in GenCorp Inc. v. Olin Corporation (U.S. District Court for the Northern District of Ohio, Eastern Division), which is described in more detail in Note 8 to our Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2003, is upheld on appeal and the offsets to which we believe we are entitled are not realized;

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  restrictions on real estate development that could delay our proposed real estate development activities;

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  a change in toxic tort or asbestos litigation trends which is adverse to us; and

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  changes in international tax laws or currency controls;

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  changes in company-wide or business segment strategies, which may result in changes in the types or mix of business in which we are involved or choose to invest;

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  changes in U.S., global or regional economic conditions, which may affect, among other things:

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  customer funding for the purchase of aerospace and defense products, which may impact our Aerospace and Defense segment's business base and, as a result, impact its ability to recover environmental costs;

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  consumer spending on new vehicles, which could reduce demand for products from our GDX Automotive segment;

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  health care spending and demand for the pharmaceutical ingredients produced by our Fine Chemicals segment;

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  our ability to successfully complete our real estate activities; and

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  the funded status and costs related to our employee retirement benefit plans;

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  certain risks associated with our Aerospace and Defense segment's role as a defense contractor, including:

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  the right of the U.S. Government to terminate any contract for convenience;

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    modification or termination of U.S. Government contracts due to lack of congressional funding; and

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    lack of assurance that our bids for new programs will be successful or that our customers will exercise contract options or seek follow-on contracts with us due to the competitive marketplace in which we compete;

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  changes in U.S. and global financial and equity markets, including market disruptions and significant currency or interest rate fluctuations, that may impede our access to, or increase the cost of, external financing for our operations and investments or materially affect our results of operations and cash flows;

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  increased competitive pressures, both domestically and internationally, which may, among other things, affect the performance of our businesses; for example, the automotive industry is increasingly outsourcing the production of key vehicle sub-assemblies, and, accordingly, industry suppliers, such as our GDX Automotive segment, will need to demonstrate the ability to be a reliable supplier of integrated components to maintain and expand its market share;

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  labor disputes, which may lead to increased costs or disruption of operations in our Aerospace and Defense, GDX Automotive and Fine Chemicals segments;

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  changes in product mix, which may affect automotive vehicle preferences and demand for our GDX Automotive segment's products;

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  technological developments or patent infringement claims, which may impact the use of critical technologies in our Aerospace and Defense, GDX Automotive and Fine Chemicals segments leading to reduced sales or increased costs; and

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  an unexpected adverse result or required cash outlay in the toxic tort cases, environmental proceedings or other litigation, or a change in proceedings or investigations pending against us.

        These and other factors are described in more detail under the heading "Risk Factors" in this prospectus beginning on page 10 and in our Annual Report on Form 10-K for the fiscal year ended November 30, 2002. Additional risks may be described from time-to-time in future filings with the Securities and Exchange Commission. All such risk factors are difficult to predict, contain material uncertainties that may affect actual results and may be beyond our control.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

        In connection with the issuance and sale of the outstanding notes, we entered into a registration rights agreement with the initial purchasers of the outstanding notes. We are making the exchange offer to satisfy our obligations under the registration rights agreement.

Terms of the Exchange

        We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, exchange notes for an equal principal amount of outstanding notes. The terms of the exchange notes are identical in all material respects to those of the outstanding notes, except for the transfer restrictions and registration rights relating to the outstanding notes which will not apply to exchange notes. The exchange notes will be entitled to the benefits of the indenture. See "Description of the Notes."

        The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered or accepted for exchange. As of the date of this prospectus, $150 million aggregate principal amount of the outstanding notes is outstanding. Outstanding notes tendered in the exchange offer must be tendered in a minimum principal amount of $1,000 and integral multiples of $1,000.

        Based on certain interpretive letters issued by the staff of the Securities and Exchange Commission to third parties in unrelated transactions, holders of outstanding notes, except any holder who is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act, who exchange their outstanding notes for exchange notes pursuant to the exchange offer generally may offer the exchange notes for resale, resell the exchange notes and otherwise transfer the exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the exchange notes are acquired in the ordinary course of the holder's business and holder is not participating in, and has no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

        Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes as described in "Plan of Distribution." In addition, to comply with the securities laws of individual jurisdictions, if applicable, the exchange notes may not be offered or sold unless they have been registered or qualified for sale in the jurisdiction or an exemption from registration or qualification is available and complied with. We have agreed, pursuant to the registration rights agreement to register or qualify the exchange notes for offer or sale under the securities or blue sky laws of the jurisdictions you reasonably request in writing. If you do not exchange such outstanding notes for exchange notes in the exchange offer, your outstanding notes will continue to be subject to restrictions on transfer.

        If any holder of the outstanding notes is an affiliate of ours, is engaged in or intends to engage in or has any arrangement or understanding with any person to participate in the distribution of the exchange notes to be acquired in the exchange offer, the holder would not be able to rely on the applicable interpretations of the Securities and Exchange Commission and, therefore, would not be able to participate in the exchange offer. These persons would be required to comply with the registration requirements of the Securities Act, except for resales made pursuant to an exemption from, or in a transaction not subject to, the registration requirement of the Securities Act and applicable state securities laws.

Expiration Date; Extensions; Termination; Amendments

        The exchange offer expires on the expiration date, which is 5:00 p.m., New York City time, on                        , 2003 unless we in our sole discretion extend the period during which the exchange offer is open.

        We reserve the right to extend the exchange offer at any time and from time to time prior to the expiration date by giving written notice to The Bank of New York, the exchange agent, and by public announcement communicated by no later than 9:00 a.m. on the next business day following the previously scheduled expiration date, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service. However, if extended, the exchange offer will remain open for a maximum of 45 business days after the date of this prospectus. During any extension of the exchange offer, all outstanding notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us.

        The exchange date will be the second business day following the expiration date. We expressly reserve the right to:

  •
  terminate the exchange offer and not accept for exchange any outstanding notes if any of the events set forth below under "—Conditions to the Exchange Offer" shall have occurred and shall not have been waived by us; and

  •
  amend the terms of the exchange offer in any manner, whether before or after any tender of the outstanding notes.

        If any termination or material amendment occurs, we will notify the exchange agent in writing and will either issue a press release or give written notice to the holders of the outstanding notes as promptly as practicable.

        Unless we terminate the exchange offer prior to 5:00 p.m., New York City time, on the expiration date, we will exchange the exchange notes for the tendered outstanding notes on the exchange date. Any outstanding notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after expiration or termination of the exchange offer. See "—Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes" below for more information.

        This prospectus and the related letter of transmittal and other relevant materials will be mailed by us to record holders of outstanding notes and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of outstanding notes.

Procedures for Tendering Outstanding Notes

        The tender of outstanding notes by you pursuant to any one of the procedures set forth below will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

        General Procedures.    You may tender the notes by:

  •
  properly completing and signing the letter of transmittal or a facsimile and delivering the letter of transmittal together with:

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  the certificate or certificates representing the outstanding notes being tendered and any required signature guarantees, to the exchange agent at its address set forth in the letter of transmittal on or prior to the expiration date, or

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  a timely confirmation of a book-entry transfer of the outstanding notes being tendered, if the procedure is available, into the exchange agent's account maintained at The Depositary

      Trust Company, or DTC, for that purpose pursuant to the procedure for book-entry transfer described below, or

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  complying with the guaranteed delivery procedures described below.

        If tendered outstanding notes are registered in the name of the signer of the letter of transmittal and the exchange notes to be issued in exchange for those outstanding notes are to be issued, or if a new note representing any untendered outstanding notes is to be issued, in the name of the registered holder, the signature of the signer need not be guaranteed. In any other case, the tendered outstanding notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to us and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by a commercial bank or trust company located or having an office or correspondent in the United States or by a member firm of a national securities exchange or of the National Association of Securities Dealers, Inc. or by a member of a signature medallion program such as "STAMP." If the exchange notes and/or outstanding notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the outstanding notes, the signature on the letter of transmittal must be guaranteed by an eligible institution.

        Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender outstanding notes should contact the holder promptly and instruct the holder to tender outstanding notes on the beneficial owner's behalf. If the beneficial owner wishes to tender the outstanding notes itself, the beneficial owner must, prior to completing and executing the letter of transmittal and delivering the outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in the beneficial owner's name or follow the procedures described in the immediately preceding paragraph. The transfer of record ownership may take considerable time.

        A tender will be deemed to have been received as of the date when:

  •
  the tendering holder's properly completed and duly signed letter of transmittal accompanied by the outstanding notes is received by the exchange agent,

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  the tendering holder's properly completed and duly signed letter of transmittal accompanied by a book-entry confirmation is received by the exchange agent, or

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  a notice of guaranteed delivery or letter or facsimile transmission to similar effect from an eligible institution is received by the exchange agent.

        Issuances of exchange notes in exchange for outstanding notes tendered pursuant to a notice of guaranteed delivery or letter or facsimile transmission to similar effect by an eligible institution will be made only against deposit of the letter of transmittal, the tendered outstanding notes, or book-entry confirmation, if applicable, and any other required documents.

        All questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of any tender of outstanding notes will be determined by us, and will be final and binding. We reserve the absolute right to reject any or all tenders not in proper form or the acceptances for exchange of which may, upon advice of our counsel, be unlawful. We also reserve the right to waive any of the conditions of the exchange offer described in "—Conditions to the Exchange Offer" below or any defects or irregularities in tenders of any particular holder. To the extent we waive any condition to the exchange offer, we will waive the condition as to all holders. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and its instructions, will be final and binding.

        The method of delivery of outstanding notes and all other documents is at the election and risk of the tendering holders, and delivery will be deemed made only when actually received and confirmed by the exchange agent. If the delivery is by mail, it is recommended that registered mail properly insured with return receipt requested be used and that the mailing be made sufficiently in advance of the expiration date to permit delivery to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. No letter of transmittal or outstanding notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for the holders.

        Book-Entry Transfer.    The exchange agent will make a request to establish an account with respect to the outstanding notes at DTC for purposes of the exchange offer within two business days after the prospectus is mailed to holders, and any financial institution that is a participant in DTC may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer.

        Guaranteed Delivery Procedures.    If you desire to tender outstanding notes pursuant to the exchange offer, but time will not permit a letter of transmittal, the outstanding notes or other required documents to reach the exchange agent on or before the expiration date, or if the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the exchange agent has received at its office a letter or facsimile transmission from an eligible institution setting forth the name and address of the tendering holder, the names in which the outstanding notes are registered, the principal amount of the outstanding notes being tendered and, if possible, the certificate numbers of the outstanding notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the expiration date, the outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal and any other required documents, will be delivered by the eligible institution to the exchange agent in accordance with the procedures outlined above. Unless outstanding notes being tendered by the above-described method are deposited with the exchange agent, including through a book-entry confirmation, within the time period set forth above and accompanied or preceded by a properly completed letter of transmittal and any other required documents, we may, at our option, reject the tender. Additional copies of a notice of guaranteed delivery which may be used by eligible institutions for the purposes described in this paragraph are available from the exchange agent.

Terms and Conditions of the Letter of Transmittal

        The letter of transmittal contains, among other things, the following terms and conditions, which are part of the exchange offer.

        The transferring party tendering outstanding notes for exchange will be deemed to have exchanged, assigned and transferred the outstanding notes to us and irrevocably constituted and appointed the exchange agent as the transferor's agent and attorney-in-fact to cause the outstanding notes to be assigned, transferred and exchanged. The transferor will be required to represent and warrant that it has full power and authority to tender, exchange, assign and transfer the outstanding notes and to acquire exchange notes issuable upon the exchange of the tendered outstanding notes and that, when the same are accepted for exchange, we will acquire good and unencumbered title to the tendered outstanding notes, free and clear of any and all liens, restrictions, other than restrictions on transfer, charges and encumbrances and that the notes are not and will not be subject to any adverse claim. The transferor will be required to also agree that it will, upon request, execute and deliver any additional documents deemed by the exchange agent or us to be necessary or desirable to complete the exchange, assignment and transfer of tendered outstanding notes. The transferor will be required to agree that acceptance of any tendered outstanding notes by us and the issuance of exchange notes in exchange for tendered outstanding notes will constitute performance in full by us of our obligations under the registration rights agreement and that we will have no further obligations or liabilities under the registration rights agreement, except in certain limited circumstances. All authority conferred by the transferor will survive the death, bankruptcy or incapacity of the transferor and every obligation of the transferor and will be binding upon the heirs, legal representatives, successors, assigns, executors, administrators and trustees in bankruptcy of the transferor.

        By tendering outstanding notes and executing the letter of transmittal, the transferor will be required to certify that:

  •
  any exchange notes received by it will be acquired in the ordinary course of its business;

  •
  the transferor has and, at the time of the consummation of the exchange offer, will have no arrangement or understanding with any person to participate in the distribution of the exchange notes in violation of the provisions of the Securities Act;

  •
  the transferor is not an affiliate of ours or our subsidiary guarantors within the meaning of the Securities Act and is not acting on behalf of any persons who could not truthfully make the foregoing representations;

  •
  if the transferor is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of exchange notes; and

  •
  if the transferor is a broker-dealer, that it will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of exchange notes.

        Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.

Withdrawal Rights

        Outstanding notes tendered pursuant to the exchange offer may be withdrawn at any time prior to the expiration date.

        For a withdrawal to be effective, a written letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in the letter of transmittal not later than the close of business on the expiration date. Any notice of withdrawal must specify the person named in the letter of transmittal as having tendered outstanding notes to be withdrawn, the certificate numbers and principal amount of outstanding notes to be withdrawn, that the holder is withdrawing its election to have such outstanding notes exchanged and the name of the registered holder of the outstanding notes. The notice must be signed by the holder in the same manner as the original signature on the letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of the outstanding notes being withdrawn. The exchange agent will return the properly withdrawn outstanding notes promptly following receipt of notice of withdrawal. Properly withdrawn outstanding notes may be retendered by following one of the procedures described under "—Procedures for Tendering Outstanding Notes" above at any time on or prior to the expiration date. If outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of such facility. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by us, and will be final and binding on all parties.

Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes

        Upon the terms and subject to the conditions of the exchange offer, the acceptance for exchange of outstanding notes validly tendered and not withdrawn and the issuance of the exchange notes will be made on the exchange date. For purposes of the exchange offer, we will be deemed to have accepted for exchange validly tendered outstanding notes when, and if we have given written notice to the exchange agent.

        The exchange agent will act as agent for the tendering holders of outstanding notes for the purposes of receiving exchange notes from us and causing the outstanding notes to be assigned, transferred and exchanged. Upon the terms and subject to the conditions of the exchange offer, delivery of exchange notes to be issued in exchange for accepted outstanding notes will be made by the exchange agent on the exchange date. Any outstanding notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder without cost to the holder, or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry procedures described above, the outstanding notes will be credited to an account maintained by the holder with DTC for the outstanding notes, promptly after withdrawal, rejection of tender or termination of the exchange offer.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to issue exchange notes in exchange for any properly tendered outstanding notes not previously accepted and may terminate the exchange offer, by oral or written notice to the exchange agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, to the Dow Jones News Service, or, at our option, modify or otherwise amend the exchange offer, if:

  •
  there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or of the Securities and Exchange Commission:

  •
  seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer,

  •
  assessing or seeking any damages as a result thereof, or

  •
  resulting in a material delay in our ability to accept for exchange or exchange some or all of the outstanding notes pursuant to the exchange offer; or

  •
  the exchange offer shall violate any applicable law or any applicable interpretation of the Staff of the Securities and Exchange Commission.

        We may waive any or all of these conditions at any time, in whole or in part, in our reasonable discretion, prior to the expiration of the exchange offer. The failure by us at any time to exercise any of the foregoing rights will not be deemed a waiver of any right.

        Any determination by us concerning the fulfillment or non-fulfillment of any conditions will be final and binding upon all parties.

        In addition, we will not accept for exchange any outstanding notes tendered, and no exchange notes will be issued in exchange for any outstanding notes, if, at that time, any stop order has been issued, or is threatened with respect to the registration statement of which this prospectus is a part or with respect to qualification of the indenture under the Trust Indenture Act, as amended.

Exchange Agent

        The Bank of New York has been appointed as the exchange agent for the exchange offer. Questions relating to the procedure for tendering, as well as requests for additional copies of this prospectus, the letter of transmittal or a notice of guaranteed delivery, should be directed to the exchange agent as follows:

By Registered or Certified Mail:	Facsimile Transmission Number: (For Eligible Institutions Only) (212) 298-1915	By Hand/Overnight Delivery:
The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street Floor 7 East New York, New York 10286 Attn: Enrique Lopez	To Confirm by Telephone or for: Information Call: (212) 815-2742	The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street Floor 7 East New York, New York 10286 Attn: Enrique Lopez

        Delivery of the letter of transmittal to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.

        The Bank of New York also acts as trustee under the indenture.

Solicitation of Tenders; Expenses

        We have not retained any dealer-manager or similar agent in connection with the exchange offer and we will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses. The expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and printing, accounting and legal fees, will be paid by us and are estimated at approximately $0.5 million.

        No person has been authorized to give any information or to make any representations in connection with the exchange offer other than those contained in this prospectus. If given or made, the information or representations should not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any exchange made in the exchange offer will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or any earlier date as of which information is given in this prospectus. The exchange offer is not being made to, nor will tenders be accepted from or on behalf of, holders of outstanding notes in any jurisdiction in which the making of the exchange offer or the acceptance would not be in compliance with the laws of the jurisdiction. However, we may, at our discretion, take any action as we may deem necessary to make the exchange offer in any jurisdiction. In any jurisdiction where its securities laws or blue sky laws require the exchange offer to be made by a licensed broker or dealer, the exchange offer is being made on our behalf by one or more registered brokers or dealers which are licensed under the laws of the jurisdiction.

Appraisal Rights

        You will not have dissenters' rights or appraisal rights in connection with the exchange offer.

Accounting Treatment

        The exchange notes will be recorded at the carrying value of the outstanding notes as reflected on our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us upon the exchange of exchange notes for outstanding notes. Expenses incurred in connection with the issuance of the exchange notes will be amortized over the term of the exchange notes.

Transfer Taxes

        If you tender your outstanding notes, you will not be obligated to pay any transfer taxes in connection with the exchange offer unless you instruct us to register exchange notes in the name of, or request outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered holder, in which case you will be responsible for the payment of any applicable transfer tax.

Tax Considerations

        We advise you to consult your own tax advisers as to your particular circumstances and the effects of any state, local or foreign tax laws to which you may be subject. The following discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, regulations, rulings and judicial decisions, in each case as in effect on the date of this prospectus, all of which are subject to change.

        The exchange of an outstanding note for an exchange note will not constitute a taxable exchange. The exchange will not result in taxable income, gain or loss being recognized by you or by us. Immediately after the exchange, you will have the same adjusted basis and holding period in each exchange note received as you had immediately prior to the exchange in the corresponding outstanding note surrendered. See "U.S. Federal Income Tax Considerations" for more information.

Consequences of Failure to Exchange

        As consequence of the offer or sale of the outstanding notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws, holders of outstanding notes who do not exchange outstanding notes for exchange notes in the exchange offer will continue to be subject to the restrictions on transfer of the outstanding notes. In general, the outstanding notes may not be offered or sold unless such offers or sales are registered under the Securities Act, or exempt from, or not subject to, the Securities Act and applicable state securities laws.

        Upon completion of the exchange offer, due to the restrictions on transfer of the outstanding notes and the absence of similar restrictions applicable to the exchange notes, it is likely that the market, if any, for outstanding notes will be relatively less liquid than the market for exchange notes. Consequently, holders of outstanding notes who do not participate in the exchange offer could experience significant diminution in the value of their outstanding notes, compared to the value of the exchange notes.

USE OF PROCEEDS

        We will not receive any proceeds from the issuance of the exchange notes. The net proceeds from the sale of the outstanding notes after deduction of underwriting discounts and expenses were approximately $145 million. We used $50 million of the net proceeds to temporarily repay all outstanding indebtedness under our revolving credit facility and used the balance of the net proceeds to finance a portion of the purchase price of the ARC acquisition. We financed the remainder of the purchase price for the ARC acquisition and related transaction costs by reborrowing $40 million under our revolving credit facility.

        Amounts repaid under our revolving credit facility may be reborrowed at any time or from time to time, and borrowings may be used for any purpose, subject only to the limitations contained in the agreements governing that facility.

CAPITALIZATION

        The following table sets forth, as of August 31, 2003, our actual historical capitalization and our pro forma capitalization as adjusted to give effect to the use of $95 million of the restricted cash, together with $40 million that we reborrowed under our revolving credit facility in October 2003, to finance the ARC acquisition.

	August 31, 2003
	Actual	Pro Forma
	(in millions)
Current assets:
Cash and cash equivalents	$61	$61

Non-current assets:
Restricted cash(1)	$95	$—

Long-term debt, including current maturities:
Revolving Credit Facility(1)	$—	$40
Term Loan A	57	57
Term Loan B	114	114
Other senior debt(2)	34	34
Senior Subordinated Notes due 2013	150	150
Convertible Subordinated Notes due 2007(3)	150	150

Total long-term debt, including current maturities	505	545
Shareholders' equity:
Preference stock, par value of $1.00; 15 million shares authorized, none issued or outstanding	—	—
Common stock, par value of $0.10; 150 million shares authorized; 44.1 million shares issued, 43.6 million shares outstanding	4	4
Other capital	17	17
Retained earnings	362	362
Accumulated other comprehensive income, net of income taxes	10	10

Total shareholders' equity	393	393

Total capitalization	$898	$938

(1)
On August 11, 2003, we used $50 million of the net proceeds from the offering of the outstanding notes to repay all outstanding borrowings under our revolving credit facility. As a result, as of August 31, 2003, we had no outstanding borrowings, $55 million of outstanding letters of credit and $82 million of availability under our revolving credit facility. Pending completion of the ARC acquisition, the remaining net proceeds from the offering of the outstanding notes of $95 million were held in a designated cash account and classified as restricted cash on our balance sheet. In October 2003, we used the $95 million of restricted cash plus borrowings of $40 million under our $137 million revolving credit facility to finance the ARC acquisition, including transaction costs. On a pro forma basis after giving effect to the ARC acquisition and the financing of that acquisition, we would have had $42 million of availability under our revolving credit facility.

(2)
As of August 31, 2003, we had $15 million of availability under our other credit facilities.

(3)
The convertible notes are convertible at any time prior to maturity into shares of our common stock at a conversion price of $18.42 per share. The initial conversion price is equivalent to a conversion rate of approximately 54.29 shares per $1,000 principal amount of convertible notes.

SELECTED HISTORICAL FINANCIAL INFORMATION OF GENCORP INC.

        The following selected historical consolidated financial information about us as of November 30, 2001 and 2002, and for each of the three years in the period ended November 30, 2002, has been derived from, and should be read together with, our audited consolidated financial statements, and the related notes, included elsewhere in this prospectus. The selected historical consolidated financial information about us as of November 30, 1998, 1999 and 2000, and for each of the two years in the period ended November 30, 1999, has been derived from our audited consolidated financial statements, and the related notes, included in our Annual Reports on Form 10-K for the fiscal years then ended previously filed with the Securities and Exchange Commission, which are not incorporated by reference into, or included in, this prospectus. The selected historical consolidated financial information about us as of August 31, 2003, and for the nine months ended August 31, 2002 and 2003, has been derived from, and should be read together with, our unaudited condensed consolidated financial statements, and the related notes, incorporated by reference in this prospectus from our Quarterly Report on Form 10-Q for the quarter ended August 31, 2003. In the opinion of management, all adjustments considered necessary for a fair presentation of our interim results and financial position have been included in our results and financial position as of August 31, 2003, and for the nine months ended August 31, 2002 and 2003. Interim results are not necessarily indicative of the results that can be expected for a full fiscal year. The information should also be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2002 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2003, both of which are incorporated by reference into this prospectus.

        In addition, during the periods presented, we completed a number of acquisitions and dispositions, some of which were significant. As a result, our historical financial results for the periods presented may not be directly comparable. For more information about the acquisitions and dispositions effected during the periods presented, see Note 7 to our audited consolidated financial statements included elsewhere in this prospectus.

	Year Ended November 30,					Nine Months Ended August 31,
	1998	1999	2000	2001	2002	2002	2003
	(in millions, except per share information and ratios)
Income Statement Data:
Net sales(1):
Aerospace and Defense	$673	$570	$534	$640	$277	$201	$246
GDX Automotive	375	456	485	808	806	589	579
Fine Chemicals(2)	—	45	28	38	52	28	46
Intersegment sales elimination	—	—	—	—	—	—	(2)

	1,048	1,071	1,047	1,486	1,135	818	869
Costs & Expenses:
Cost of products sold	905	925	860	1,328	935	670	719
Selling, general and administrative	42	41	40	42	55	45	61
Depreciation and amortization	43	44	50	77	66	50	58
Interest expense, net	6	6	18	33	16	11	17
Other (income) expense, net	1	(7)	(4)	(22)	4	6	(1)
Restructuring charges(3)	—	—	—	40	2	—	—
Unusual items, net(3)	(9)	(12)	(4)	(199)	15	9	2

	988	997	960	1,299	1,093	791	856

Income from continuing operations before income taxes	$60	$74	$87	$187	$42	$27	$13

Income from continuing operations, net of income taxes	$38	$45	$52	$128	$30	$17	$10
Income from discontinued operations, net of income taxes	46	26	—	—	—	—	—
Cumulative effect of a change in accounting principle, net of income taxes(4)	—	—	74	—	—	—	—

Net income	$84	$71	$126	$128	$30	$17	$10

Basic earnings per share of Common Stock
Income from continuing operations	$0.91	$1.09	$1.24	$3.03	$0.71	$0.40	$0.23
Income from discontinued operations	1.11	0.63	—	—	—	—	—
Cumulative effect of change in accounting principle	—	—	1.76	—	—	—	—

Total	$2.02	$1.72	$3.00	$3.03	$0.71	$0.40	$0.23

Diluted earnings per share of Common Stock
Income from continuing operations	$0.90	$1.07	$1.23	$3.00	$0.69	$0.40	$0.23
Income from discontinued operations	1.09	0.63	—	—	—	—	—
Cumulative effect of a change in accounting principle	—	—	1.76	—	—	—	—

Total	$1.99	$1.70	$2.99	$3.00	$0.69	$0.40	$0.23

Cash dividends paid per share of Common Stock	$0.60	$0.48	$0.12	$0.12	$0.12	$0.09	$0.09
Other Data:
Capital expenditures	$68	$97	$82	$49	$45	$31	$36
Depreciation and amortization	43	44	50	77	66	50	58
Ratio of earnings to fixed charges(5)	8.5x	11.6x	5.2x	5.7x	2.9x	2.7x	1.6x
Balance Sheet Data (at end of period):
Cash and cash equivalents	$24	$23	$17	$44	$48		$61
Property, plant and equipment:
Land	33	30	30	37	50		50
Buildings and improvements	233	243	261	277	299		281
Machinery and equipment	545	555	599	629	708		744
Construction-in-progress	22	50	49	26	23		43
Accumulated depreciation	(536)	(543)	(573)	(515)	(599)		(645)
Total assets	1,743	1,232	1,325	1,468	1,636		1,737
Total debt	370	158	190	214	387		505
Total shareholders' equity	339	75	186	310	360		393

(1)
See Note 7 to our audited consolidated financial statements, included elsewhere in this prospectus, for information relating to business acquisition and disposition activities.

(2)
Comparable, discrete financial information is not available for the Fine Chemicals segment for 1998. Results for the Fine Chemicals segment are included in the results for the Aerospace and Defense segment for that year.

(3)
See Note 13 to our audited consolidated financial statements, included elsewhere in this prospectus, for information on restructuring and unusual items included in our financial results.

(4)
See Note 8(a) to our audited consolidated financial statements, included elsewhere in this prospectus, for additional information relating to the change in accounting principle.

(5)
For purposes of calculating the ratio of earnings to fixed charges, "earnings" represents income from continuing operations before income taxes, plus fixed charges. "Fixed charges" consists of interest expense, including amortization of debt issuance costs and that portion of rental expense considered to be a reasonable approximation of interest. On a pro forma basis, after giving effect to the Redmond Washington acquisition that we completed in October 2002 and the ARC acquisition, as if each of these transactions had occurred as of December 1, 2001, the offering of the outstanding notes and the application of the net proceeds of that offering to finance the ARC acquisition and repay outstanding indebtedness under our revolving credit facility, our ratio of earnings to fixed charges would have been 2.0 to 1.0 for fiscal 2002. Effective December 1, 2001, we ceased recording goodwill amortization expense as required by SFAS No. 142. The ratios shown for the years ended November 30, 1998 through 2001, include goodwill amortization expense.

SELECTED HISTORICAL FINANCIAL INFORMATION OF THE ARC PROPULSION BUSINESS

        We are providing supplemental historical financial information for the ARC propulsion business as of December 31, 2002 and for the year then ended because we believe it will assist investors in understanding the proposed ARC acquisition and its impact on our results of operations and financial condition. The information presented has been derived from the audited financial statements, and the related notes, of the ARC propulsion business, which have not been included in this prospectus. The historical financial information for the ARC propulsion business as of and for the three months ended March 24, 2002 and March 23, 2003 has been derived from the unaudited condensed financial statements, and the related notes, of the ARC propulsion business, which have not been included in this prospectus. Included in the historical financial information for the ARC propulsion business are certain assets and liabilities that will be retained by the seller. Interim results are not necessarily indicative of the results that can be expected for a full fiscal year.

	Year Ended,	Three Months Ended,
	December 31, 2002	March 24, 2002	March 23, 2003
	(in millions)
Income Statement Data:
Net sales	$144	$31	$30
Cost of sales	116	26	25
Operating expenses(1)	19	5	5

Operating income	9	—	—
Interest expense, net	9	2	2

Loss before income taxes	—	(2)	(2)
Income tax benefit	—	(1)	(1)

Loss before effect of a change in accounting principle, net of taxes	—	(1)	(1)
Effect of a change in accounting principle, net of income taxes(2)	(102)	(102)	—

Net loss	$(102)	$(103)	$(1)

Other Data:
Capital expenditures	$4	$1	$1
Depreciation and amortization	8	2	2
Balance Sheet Data (as of end of period):
Cash and cash equivalents	$1		$1
Property, plant and equipment:
Land	12		12
Buildings and improvements	34		34
Machinery and equipment	110		110
Construction in progress	2		3
Accumulated depreciation	(111)		(113)
Total assets(3)	150		148
Total debt(4)	6		6

(1)
Operating expenses include an administrative corporate charge from the parent of $4 million for the year ended December 31, 2002, $1 million for the three months ended March 24, 2002, and $1 million for the three months ended March 23, 2003.

(2)
Effective January 1, 2002, ARC adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets." The statement changed the accounting for goodwill from an amortization method to an impairment only approach. ARC completed the required impairment review and recorded a non-cash charge of $102 million.

(3)
Includes assets that we did not acquire in the ARC acquisition, which we do not believe are material.

(4)
We did not assume any of the outstanding debt of the ARC propulsion business in the ARC acquisition.

FINANCING OBLIGATIONS AND OTHER COMMITMENTS

        The following information should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2002 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2003, both of which are incorporated by reference into this prospectus, as well as our audited consolidated financial statements and our unaudited condensed consolidated financial statements, and the related notes, included in or incorporated by reference into this prospectus.

        Our financing obligations and other commitments include primarily our outstanding convertible notes, our senior credit facilities and operating leases. The following table summarizes these obligations as of November 30, 2002 and their expected effect on our liquidity and cash flow in future periods on an actual and on a pro forma basis giving effect to the offering of the outstanding notes and the ARC acquisition:

	Actual Anticipated Payment Dates Fiscal Year Ended November 30,
	Total	2003	2004	2005	2006	2007	Thereafter
	(in millions)
Financing Obligations:
Long-term debt	$387	$22	$23	$28	$76	$238	$—
Operating leases	58	7	6	5	5	5	30

Total financing obligations	$445	$29	$29	$33	$81	$243	$30

	Pro Forma Anticipated Payment Dates Fiscal Year Ended November 30,
	Total	2003	2004	2005	2006	2007	Thereafter
	(in millions)
Financing Obligations:
Long-term debt	$527	$22	$23	$28	$66	$238	$150
Operating leases	68	10	8	7	7	6	30

Total financing obligations	$595	$32	$31	$35	$73	$244	$180

        We also issue purchase orders and make other commitments to suppliers for equipment, materials and supplies in the normal course of business. These purchase commitments are generally for volumes consistent with anticipated requirements to fulfill purchase orders or contracts for product deliveries that we have received, or expect to receive, from our customers.

BUSINESS

Overview

        We are a multinational diversified manufacturing and engineering company with operations in three business segments:

  Aerospace and Defense — includes the operations of Aerojet-General Corporation, or Aerojet, which designs, develops and manufactures propulsion systems for space and defense applications, armament systems for precision tactical weapon and munitions applications, and advanced airframe structures. This segment also includes our real estate activities.

  GDX Automotive — develops and manufactures vehicle sealing systems for automotive original equipment manfacturers, or OEMs.

  Fine Chemicals — includes the operations of Aerojet Fine Chemicals LLC, or AFC, which manufactures and supplies custom manufactured active pharmaceutical ingredients and registered intermediates to pharmaceutical and biotechnology customers.

        For more information about our three business segments, including our real estate activities, see our Annual Report on Form 10-K for the fiscal year ended November 30, 2002.

Competitive Strengths

        We believe that we maintain a strong market position in each of our operating segments as a result of a number of factors, including:

        Demonstrated history of technological innovation, engineering and successful product development.    The success of each of our three business segments is due in part to the ability of each to develop, design and manufacture products utilizing innovative technology. Aerojet has designed, developed and produced some of the most advanced propulsion systems in the world. This legacy of innovation has continued with several recent technology development contract awards from NASA and DARPA relating to advanced booster engines, nozzles, reaction control engines, variable thrust solid tactical motors and electric propulsion technologies. Aerojet's production contract portfolio includes many technologically-advanced programs, including directional control and propulsion systems for the kill vehicle components of missile defense systems, the world's largest monolithic solid rocket motor for Lockheed Martin's Atlas V launch vehicle, and advanced warheads for Predator, the U.S. Marine Corps' new shoulder-fired anti-armor weapon.

        GDX Automotive maintains advanced design and engineering centers that focus on improving noise attenuation, designing lighter and more environmentally-friendly sealing materials and developing more efficient and cost-effective manufacturing processes and tooling. We believe that this focus on product development, particularly our polyurethane bonding process and thermoplastic sealing materials, significantly influenced Audi's decision in 2002 to award its first ever sole-source vehicle sealing contract to GDX for the A6 platform.

        AFC has developed key competencies in handling energetic and highly potent chemical compounds utilizing technologies initially developed and refined by our Aerospace and Defense segment. AFC has also been a leader in developing and implementing simulated moving bed technology for chiral separations. Chirally-pure molecules provide a targeted therapeutic response with typically fewer side effects than molecules produced by more traditional processes. AFC has also demonstrated its ability to assist its customers during product launch by efficiently transitioning from small-batch to high-volume production while maintaining full adherence to strict regulatory and customer standards.

        Strong incumbent positions with core customers.    We believe that our long-term relationships and reputation for performance enhance customer loyalty and position us to secure new programs and platforms. Aerojet has developed close working relationships with key decision-makers in various U.S. government agencies and departments while working over the past 40 years as both a prime contractor and subcontractor on numerous programs critical to U.S. national security. GDX also has long-standing supplier relationships with each of its largest customers, including relationships that span over 50 years with General Motors and Ford. AFC maintains strong relationships with its customers and is an approved supplier on important products for these customers.

        As the sole source supplier on many of our programs, we are the only supplier that has been qualified by the customer to perform the specified contracted duties, many of which are also subject to rigorous regulatory requirements. We believe that our strong incumbent positions, in light of these qualification barriers to entry, provide us with key competitive advantages in winning contracts for new programs as well as follow-on and derivative contracts for existing programs.

        Diversified businesses and product portfolio.    GenCorp Inc. operates in three business segments that maintain separate and distinct customer bases and market characteristics. Each of our segments maintains a broad portfolio of products and technologies. Aerojet's liquid, solid and electric propulsion systems are used in a wide range of launch vehicle, missile, in-space propulsion, missile defense and precision strike applications. Aerojet also designs and manufactures critical components for vital, precision armament systems used by the U.S. military and allied nations. Aerojet's current contract base includes over 175 active defense and propulsion contracts.

        GDX Automotive serves a diversified customer base made up of substantially all of the major automotive OEMs in North America and Europe. The ability to satisfy customer platform requirements on a global scale, with varying product volume at a competitive price, is a key advantage for GDX. GDX's products are diversified across a wide-range of vehicle platforms, including light trucks, sport utility vehicles and crossover vehicles in North America and luxury and medium-sized vehicles in Europe. We believe that our broad customer, platform and geographic presence make us less vulnerable to certain cyclical market risks.

        AFC's custom manufactured active pharmaceutical ingredients and registered intermediates are used by its customers for a variety of applications, including drug therapies for neurological, oncological, viral, arthritic and other inflammatory conditions. AFC's products have been used in the treatment of diseases such as HIV, cancer, osteoperosis, hepatitis and epilepsy.

        Multi-year contracts with backlog.    A significant amount of our revenue is derived from multi-year contract awards, many of which contain extension options. Our Aerospace and Defense segment has a mix of fixed price and cost protected contracts that range from research and development to production and support activities. As of August 31, 2003, Aerojet's contract backlog was $696 million and its funded backlog, which includes only contracts for which funding has been authorized by the U.S. Congress or for which a firm purchase order has been received by a commercial customer, totaled $343 million.

        GDX is currently producing vehicle sealing solutions for many of the best selling vehicles in North America and Europe under multi-year contracts or under contracts that are commonly renewed by the customer for the life of the vehicle program. GDX typically is awarded vehicle sealing systems on automotive platforms with an average expected production life of 4 to 5 years. As the incumbent supplier, GDX has a competitive advantage to retain a program for the life of the vehicle platform, as well as to participate in new designs and win replacement vehicle business. Although the automotive supplier marketplace is very competitive, the costs of switching manufacturers for a product are high.

        Valuable real estate.    We own over 12,000 acres of land surrounding our headquarters near Sacramento, California, along with additional smaller parcels of undeveloped land in Southern California. A significant portion of this land is excess to our current or expected future operations and is carried at historical cost, which is substantially below what we believe to be the current market value. Our Sacramento real estate borders a major highway and most of it is undeveloped. As a result of its inclusion on the Superfund National Priorities List in the early 1980s, various state and federal environmental restrictions have historically encumbered a substantial amount of this property. We continue to work closely with regulators to complete remediation and other activities necessary to remove the restrictions on this property. These efforts resulted in the release of 2,600 acres of this land from these Superfund restrictions in September 2002. Development planning activities for these 2,600 acres, plus another 1,600 acres of our Sacramento property that were not subject to Superfund or other environmental restrictions, are underway. For example, we have recently agreed to form a joint venture to begin the development process on a 20-acre parcel of this land.

Business Strategy

        Our principal strategy is to leverage our strong incumbent positions and core competencies to drive growth. We believe that our Aerospace and Defense segment is well-positioned to benefit from expected growth in development and procurement of missile defense systems, hypersonic missile technologies and other space-based commercial and military activities. GDX Automotive intends to continue its work to develop modular system solutions that reduce final assembly operations, decrease parts shipped to final production facilities and reduce work-in-process inventory, providing incremental value to its OEM customers. AFC intends to continue to capitalize on its simulated moving bed facility to gain new customers and incremental business from existing customers. AFC also recently launched an initiative to form new relationships with biotechnology companies who are seeking to outsource the manufacturing of registered intermediates and active pharmaceutical ingredients in order to focus their core resources on the research and development of new therapies.

        We also intend to continue our cost-reduction initiatives, focused on optimizing operational performance through the application of lean manufacturing principles and Six Sigma quality practices across each of our segments. Finally, we intend to continue to actively pursue opportunities to maximize the value of our substantial real estate holdings, as well as to pursue selective acquisitions and other strategic transactions that expand upon or refine our current product base or our technological capabilities.

The ARC Propulsion Business

        On October 17, 2003, Aerojet completed the acquisition of substantially all of the assets related to the propulsion business of ARC for $133 million plus transaction costs. The acquisition was financed with the net proceeds from the sale of the outstanding notes, a portion of which was used to temporarily repay borrowings under our revolving credit facility until the acquisition was completed. We subsequently reborrowed under our revolving credit facility the funds necessary to complete the ARC acquisition and to pay related transaction costs.

        ARC is a leading developer and manufacturer of advanced solid rocket propulsion systems, gas generators and auxiliary rocket motors for both space and defense applications. ARC produces propulsion systems primarily for tactical weapons, including the Standard Missile, Army Extended Range Multiple Launch Rocket System, Army Tactical Rocket System, Trident, Javelin, Patriot Advanced Capability-3, Stinger and Tomahawk. With this acquisition, Aerojet became the second leading provider in the $1.3 billion domestic solid propulsion marketplace and a market leader in the tactical missile propulsion segment of that market. In addition, Aerojet acquired a portfolio of long-term production programs and enhance its opportunities in missile defense applications, tactical weapons, and the development of hypersonic systems and advanced propellant technology.

        Headquartered and with operations in Gainesville, Virginia, ARC's propulsion business also has facilities in Orange County, Virginia; Camden, Arkansas; Vernon, California; Niagara, New York; Clearfield, Utah; and the United Kingdom. The ARC propulsion business will operate as an integrated component of Aerojet and has approximately 900 employees.

        The following table summarizes ARC's principal programs, primary customers, ultimate end-users, system description and program type:

Programs	Primary customer	Ultimate end-user	ARC system description	Program Type
Compact Kinetic Energy Missile (CKEM)	Lockheed Martin MILTEC	U.S. Army	Solid rocket motor and attitude control motors	Research and Development
High Speed Anti-Radiation Missile Demonstrator	U.S. Naval Air Warfare Center at China Lake	U.S. Navy	Solid gas generator variable flow ducted rocket ramjet	Research and Development
Netfires Loitering Attack Missile (LAM)	Lockheed Martin	US Army	Solid rocket motor	Research and Development
Line of Sight Anti Tank Missile (LOSAT)	Lockheed Martin	U.S. Army	Solid rocket attitude control motors	Low rate initial production
Supersonic Sea Skimming Target (SSST)	Orbital Sciences Corporation (OSC)	U.S. Navy	Solid gas generator variable flow ducted rocket ramjet	Low Rate Initial Production
Army Tactical Missile System (ATACMS)	Lockheed Martin	U.S. Army	Solid rocket motor	Production
Javelin Missile	Lockheed Martin/Raytheon Joint Venture	U.S. Army	Pop out, boost and sustain solid rocket	Production
Multiple Launch Rocket System	Lockheed Martin	U.S. Army	Solid rocket motor	Production
Patriot Advanced Capability-3	Lockheed Martin	U.S. Army	Booster and missile control solid rockets	Production
Standard Missile 2	Raytheon	U.S. Navy	Second stage solid rocket motor	Production
Tomahawk Cruise Missile	Raytheon	U.S. Navy	First stage solid rocket motor	Production
Trident Fleet Ballistic Missiles	Lockheed Martin	U.S. Navy	Solid rocket gas generators for post boost control	Production

        Compact Kinetic Energy Missile.    The Compact Kinetic Energy Missile, or CKEM, is the next generation line-of-sight anti-tank, or LOSAT, weapon system. Its purpose is to reduce the size and weight of the LOSAT weapon system by up to 50% while maintaining its overall effectiveness against all known and projected armor threats. This reduction in weight and size doubles the firepower carried by each of the launchers and meets the Army's goals established for the Objective Force initiative. ARC is conducting development efforts on the solid rocket motor and attitude control motor for both competing prime contractors and has an additional contract with the U.S. Army Aviation and Missile Command Research and Development Center, or AMRDEC. Small-scale development is planned to start in the next few years and the system is expected to become operational around 2010.

        High Speed Anti-Radiation Missile Demonstrator.    The High Speed Anti-Radiation Missile Demonstrator, or HSAD, is part of the next-generation anti-radiation missile system, or HARM, whose purpose is to destroy enemy air defense radar systems as they are targeting friendly aircraft. The purpose of HSAD is to demonstrate the feasibility of achieving more than twice the range of the current HARM and thus greatly decreasing the vulnerability of friendly aircraft to enemy fire. ARC provides the solid fuel variable flow ducted rocket ramjet for HSAD. HSAD is just entering the system design and development phase. HSAD is expected to become operational late in the decade.

        Netfires Loitering Attack Missile.    The Netfires Loitering Attack Missile, or LAM, is part of the next-generation fire support system for the Army's Objective Force initiative. Using both a booster rocket and a turbo jet, it has the ability to travel long distances (greater than 75 kilometers) and loiter above selected areas for intelligence, targeting and attack missions. It is launched out of the same launcher and works in conjunction with the Precision Attack Missile, or PAM, to form a decisive all-weather any time attack capability against time critical targets. ARC makes the solid rocket motor that lifts the LAM out of the launcher.

        Line of Sight Anti-Tank Missile.    The Line of Sight Anti-Tank Missile, or LOSAT, is the Army's only kinetic energy anti-tank missile and is just entering low rate initial production. This weapon is launched from a Humvee and enables the infantryman to use the hypervelocity characteristics of the missile to engage tanks before the enemy gunner has time to react. The speed of the missile greatly reduces the time to target and achieves overwhelming lethality against all current and projected armor threats. ARC makes the attitude control motors that steer the missile to the target.

        Supersonic Sea Skimming Target.    The Supersonic Sea Skimming Target, or SSST, is the next generation target to be purchased by the U.S. Navy for use in ship and fleet target practice. Its purpose is to mimic supersonic and hypersonic cruise missile threats to the fleet so the U.S. Navy can conduct realistic air defense training. This capability is expected to be achieved through a solid fuel variable flow ducted rocket ramjet provided by ARC. The SSST is currently completing the research and development phase and entering low rate initial production. SSST is projected to achieve its first guided flight test late this year and become operational for fleet target practice within the next few years.

        Army Tactical Missile System.    The Army Tactical Missile System, or ATACMS, provides a battlefield commander all weather, indirect fire to strike and disrupt enemy formations at ranges up to 300 kilometers as they are moving to the battle. It is also an effective precision fire weapon for hard and deeply buried targets. The launcher is very similar to the Multiple Launch Rocket System launcher, but instead of 12 rockets in two pods of six each, there are only two missiles, each in its own pod. ARC makes the solid rocket motor that provides the main propulsion for ATACMS.

        Javelin Missile.    The Javelin Missile is a fire-and-forget anti-tank weapon that can be shoulder-fired or installed on vehicles. The missile is equipped with an infrared seeker that locks onto its target, allowing the gunner to move or reposition while the missile is in-flight. ARC provides the solid rocket motor that ejects the missile safely away from the gunner before the missile is propelled to the target.

        Multiple Launch Rocket System.    Built on a stretched Bradley Fighting Vehicle chassis, the highly-mobile Multiple Launch Rocket System, or MLRS, provides the U.S. Army with an all-weather, indirect weapon system to strike enemy formations, air defense systems and artillery units. The MLRS launch can fire its rockets individually or in ripples of two to twelve. The next generation of the launcher is moving to a Humvee chassis to make it much more flexible and maneuverable for the Army's Objective Force initiative. ARC provides the solid rocket motors for the MLRS.

        Patriot Advance Capability-3.    Patriot Advance Capability-3, or PAC-3, is a component of the Terminal Defense Segment of the missile defense system, which is designed to defeat hostile ballistic missiles while in the terminal phase of their trajectories. The PAC-3 system has a proven record of "hit-to-kill" success and will be critical to the operating capability of an initial ballistic missile defense system. ARC provides the solid rocket motor and attitude control motor that steers the PAC-3 missile toward its target.

        Standard Missile 2.    The ship-launched Standard Missile is the world's premier surface-to-air air defense weapon and is an integral part of the Aegis weapon system aboard Ticonderoga-class cruisers and Arleigh Burke-class destroyers. Its primary mission is fleet area air defense and ship self-defense. The next generation of Standard Missile, the Standard Missile 3, uses the same main propulsion system for upper tier tactical missile defense. ARC is the sole-source supplier of the second stage solid rocket motor for Medium Range and Extended Range Standard Missile for ship defense and the Standard Missile 3 for missile defense.

        Tomahawk Cruise Missile.    Launched from surface ships and submarines, Tomahawk Cruise Missiles are designed to fly at extremely low altitudes and high subsonic speeds and are piloted over an evasive route by several programmable guidance systems. Tactical Tomahawk, the next generation Tomahawk Cruise Missile, adds the capability to reprogram the missile while in-flight to strike alternate targets or redirect the missile to alternate coordinates. Tactical Tomahawk will also be able to loiter over a target area with its on-board camera to assess battle damage. Tactical Tomahawk will become operational in the middle of 2004. ARC provides the solid rocket booster that propels the missile until a small turbofan engine takes over for the cruise portion of the flight.

        Trident Fleet Ballistic Missiles.    The Trident I and its successor, the Trident II, are the U.S. Navy's primary submarine-launched intercontinental ballistic missile systems. ARC developed and manufactures the Post Boost Control System, or PBCS, gas generator for the Trident I and Trident II, which are used to re-orient and point the reentry vehicle bus that carries several independently targeted warheads.

MARKET AND INDUSTRY DATA AND FORECASTS

        Market and industry data and other statistical information and forecasts used throughout this prospectus, including information relating to our relative position in the aerospace and defense, automotive vehicle sealing, fine chemicals and real estate industries, is based on independent industry and government publications, reports by market research firms or other published independent sources. Some of the data, statistical information and forecasts are also based on our good faith estimates, which are derived from management's review of internal surveys, as well as other independent sources and publicly available information. However, such data is subject to change and cannot always be verified due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey. Forecasts are particularly likely to be inaccurate, especially over long periods of time.

DESCRIPTION OF OTHER INDEBTEDNESS

        The following summarizes the material provisions of our outstanding indebtedness. However, you should read the agreements governing the applicable indebtedness in their entirety for all of the provisions that may be important to you. Copies of these agreements are available upon request to us as described under "Where You Can Find More Information and Incorporation by Reference."

Senior Credit Facilities

        In December 2000, we entered into senior credit facilities to finance the acquisition of the Draftex business and to replace our former credit facilities. At the time they were entered into, the senior credit facilities consisted of a $150 million five-year revolving credit facility maturing in December 2005, a $150 million five-year Term Loan A maturing in December 2005 and a $200 million six-year Term Loan B maturing in December 2006. Once repaid, term loans under the senior credit facility may not be reborrowed. In August 2001, we executed an amendment to these facilities, which transferred $13 million of the revolving credit facility and $52 million of Term Loan A to Term Loan B and permanently reduced the commitments available under our revolving credit facility from $150 million to $137 million. On October 19, 2001, we repaid the entire outstanding balance of Term Loan B of $264 million with proceeds from the sale of Aerojet's electronic information systems business. See Note 7 to our audited consolidated financial statements, included elsewhere in this prospectus, for more detailed information on the sale of Aerojet's electronic information systems business.

        On February 28, 2002, we amended our senior credit facilities to provide for a new $25 million term loan, or Term Loan C. On April 5, 2002, we repaid the entire outstanding balance of Term Loan C of $25 million with a portion of the net proceeds from the offering of our convertible subordinated notes.

        On October 2, 2002, we amended and restated our senior credit facilities to provide for a new Term Loan B in the amount of $115 million maturing in April 2007. Proceeds of the Term Loan B were used to finance the acquisition of General Dynamics Corporation's Ordnance and Tactical Systems Space Propulsion and Fire Suppression, or Redmond Washington, business discussed in Note 7 to our audited consolidated financial statements, included elsewhere in this prospectus, and to repay revolving loans outstanding under the senior credit facilities. The maturity of Term Loan B may be extended to June 2009 if we repay or otherwise redeem our convertible subordinated notes, which are described below under "—Convertible Subordinated Notes."

        As of August 31, 2003, the borrowing limit under our revolving credit facility was $137 million, of which we had no outstanding borrowings. We also had outstanding letters of credit of $55 million as of August 31, 2003 and availability of $82 million. In October 2003, we reborrowed $40 million under our revolving credit facility to finance the balance of the purchase price for the ARC acquisition, reducing our availability, as of August 31, 2003 on a pro forma basis giving effect thereto, to $42 million.

        We pay a commitment fee between 0.375% and 0.50%, based on our most recent leverage ratio, on the unused balance of the commitment under the revolving credit facility. Borrowings under our amended and restated credit facility bear interest at the borrower's option, at various rates of interest, based on an adjusted base rate, defined as the prime lending rate or federal funds rate plus 0.50%, or a Eurocurrency rate plus, in each case, an incremental margin. For the revolving credit facility and Term Loan A borrowings, the incremental margin is based on our most recent leverage ratio. For base rate loans, the margin ranges between 0.75% and 2.00%, and for the Eurocurrency loans, the margin ranges between 1.75% and 3.00%. For Term Loan B borrowings, the margins for base rate loans and Eurocurrency rate loans are 2.75% and 3.75%, respectively. Cash paid for interest was $15 million, $34 million and $17 million in fiscal 2002, 2001 and 2000, respectively.

        Our obligations under our senior credit facilities are secured by all of the capital stock of certain of our domestic material subsidiaries and 65% of the stock of certain of our foreign subsidiaries, to the extent owned by us and our subsidiaries, and by substantially all of our and our domestic material subsidiaries' tangible and intangible personal property and contain certain restrictive covenants that require us to meet specific financial ratios. The senior credit facilities also restrict capital expenditures, the ability to incur additional debt and the disposition of assets including real estate and prohibit certain other types of transactions. The senior credit facilities permit dividend payments as long as there is no event of default. The senior credit facilities' four financial covenants are: an interest coverage ratio, a leverage ratio, a fixed charge coverage ratio and a consolidated net worth test, all as defined in the senior credit facilities. As presented in the table below, we were in compliance with all financial ratios as of August 31, 2003:

Actual ratio or amount
Interest coverage ratio, not less than 4.50 to 1.00	5.55 to 1.00
Leverage ratio, not greater than 3.25 to 1.00	2.93 to 1.00
Fixed charges coverage ratio, not less than 1.05 to 1.00	1.40 to 1.00
Consolidated net worth, not less than $313 million:	$393 million

        Based on current forecasted financial results, we expect to be in compliance with all of the above financial covenants, as amended, for the rest of fiscal 2003, although no assurance can be given in this regard.

        In connection with the offering of the outstanding notes and the ARC acquisition, we obtained the consent of the lenders under our senior credit facilities to an amendment and waiver under those facilities. The amendment and waiver, among other things, permitted the issuance of the outstanding notes and excludes the net proceeds of that offering used to finance the purchase price for the ARC acquisition from the mandatory prepayment provisions of the senior credit facilities. The amendment and waiver also amended certain of the financial and other covenants contained in the senior credit facilities to account for the ARC acquisition and the outstanding notes and imposed limitations on our use of the net proceeds from the offering of the outstanding notes until the ARC acquisition was completed. After the offering of the outstanding notes, we obtained the consent of the lenders under our senior credit facilities to another amendment under those facilities, which further amended certain financial ratios contained in the senior credit facilities and modified the limitations on our use of the net proceeds from the offering pending the completion of the ARC acquisition.

European Credit Facility

        In March 2003, one of our European subsidiaries entered into a $25 million credit facility to provide working capital for its European operations. This facility may be terminated by either party at any time upon notice. This credit facility is secured by certain assets of two of our European subsidiaries. This facility is also guaranteed by us on a senior unsecured basis. As of August 31, 2003, $17 million was outstanding under this credit facility.

Convertible Subordinated Notes

        In April 2002, we issued $150 million aggregate principal amount of 5.75% Convertible Subordinated Notes due 2007. The convertible notes mature on April 15, 2007. They are initially convertible into 54.29 shares of our common stock per $1,000 principal amount of convertible notes, implying a conversion price of $18.42 per share, at any time until the close of business on the business day immediately preceding the maturity date unless previously redeemed or repurchased. Interest accrues on the convertible notes at a rate of 5.75% per annum and is payable semi-annually in arrears on each October 15 and April 15. Payment of interest commenced on October 15, 2002. The convertible notes are redeemable in whole or in part at the option of the holder upon a change of control at 100% of the principal amount of the convertible notes to be repurchased, plus accrued and unpaid interest, if any, to the date of repurchase, and at our option at any time on or after April 22, 2005 if the closing price of our common stock exceeds 125% of the conversion price then in effect for at least 20 trading days within a period of 30 consecutive trading days ending on the trading day before the day of the mailing of the optional redemption notice at specified redemption prices, plus accrued and unpaid interest, if any.

        The convertible notes are our general unsecured obligations and rank equal in right of payment to all of our other existing and future subordinated indebtedness and junior in right of payment to all of our existing and future senior indebtedness, including all of our obligations under our credit facilities, and all of our existing and future senior subordinated indebtedness, including the outstanding notes and the exchange notes. In addition, the convertible notes are effectively subordinated to any of our secured debt and to any and all debt and liabilities, including trade debt, of our subsidiaries.

        The indenture governing the convertible notes limits our ability to, among other things, consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to any other person unless certain conditions are satisfied. The indenture also contains customary events of default, including failure to pay principal or interest when due, cross-acceleration to other specified indebtedness, failure to deliver shares of common stock as required, failure to comply with covenants and certain events of bankruptcy, insolvency and reorganization, subject in some cases to notice and applicable grace periods.

        Issuance of the convertible notes generated net proceeds of $144 million. We used $25 million of the net proceeds to repay in full Term Loan C and $119 million to repay debt outstanding under the revolving credit facility.

Shelf Registration

        On June 20, 2002, we filed a shelf registration statement with the Securities and Exchange Commission under which we may, on a delayed basis, issue up to an aggregate of $300 million of debt securities, shares of common stock or preferred stock. Net proceeds, terms and pricing of offerings, if any, of securities issued under the shelf registration statement will be determined at the time of any such offering.

DESCRIPTION OF THE NOTES

        The exchange notes will be issued under the same indenture (the "Indenture") under which the outstanding notes were issued. The following description is only a summary of the material provisions of the Indenture, the exchange notes, the Guarantees and the registration rights agreement. The description does not restate all of the terms of these documents in their entirety. You may request copies of these documents by writing to us at the address shown under the caption "Where You Can Find More Information and Incorporation by Reference." The terms of the exchange notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"). For purposes of this section, references to the "Company," "we," "us," and "ours" include only GenCorp Inc. and not its Subsidiaries. Other capitalized terms used in this section may be found under the subheading "Definitions." The outstanding notes were initially purchased by Deutsche Bank Securities Inc., Wachovia Capital Markets, LLC, Scotia Capital (USA) Inc., Wells Fargo Securities, LLC and BNY Capital Markets, Inc., as initial purchasers, in a private placement. The initial purchasers resold the outstanding notes to a number of qualified institutional buyers in reliance on Rule 144A under the Securities Act and non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act.

        Except as otherwise indicated, the following description relates to both the outstanding notes and the exchange notes and is meant to be only a summary of the material provision of the Indenture. This description does not restate all of the terms of the Indenture in their entirety. The form and terms of the exchange notes are the same as the form and terms of the outstanding notes in all material respects, except that:

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  the exchange notes have been registered under the Securities Act and therefore will not bear legends restricting their transfer and will not contain provisions relating to an increase in the interest rate that were included in the terms of the outstanding notes in circumstances relating to the timing of the exchange offer; and

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  the holders of the exchange notes will not be entitled to all of the rights of the holders of the outstanding notes under the registration rights agreement, which terminates upon the consummation of the exchange offer.

        For purposes of this section, references to the notes shall be deemed to refer to the outstanding notes or exchange notes, as applicable.

        The registered Holder will be treated as the owner of the note for all purposes of the Indenture. Only registered Holders will have rights under the Indenture.

Brief Description of the Notes and the Guarantees

  The Notes

        The notes will be general unsecured obligations of the Company and will be subordinated in right of payment to all existing and future Senior Indebtedness. The notes will be effectively subordinated to all our secured Indebtedness to the extent of the collateral securing such Indebtedness. The notes will be equal in right of payment with any future senior subordinated Indebtedness of the Company. The notes will be guaranteed on a senior subordinated basis by the Subsidiary Guarantors.

  The Guarantees

        Each Subsidiary Guarantor will unconditionally guarantee (a "Guarantee"), on a senior subordinated basis, jointly and severally, to each Holder and The Bank of New York, as trustee (the "Trustee"), the full and prompt performance of the Company's obligations under the Indenture and the notes, including the payment of principal of and interest (including Additional Interest, if any) on the notes. The Guarantees will be subordinated to Guarantor Senior Indebtedness on the same basis as the notes are subordinated to Senior Indebtedness.

        The obligations of each Subsidiary Guarantor will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Subsidiary Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or other applicable law. Subject to the preceding sentence, each Subsidiary Guarantor that makes a payment or distribution under its Guarantee will be entitled to a contribution from each other Subsidiary Guarantor in an amount pro rata, based on the net assets of each Subsidiary Guarantor, determined in accordance with GAAP.

        The Guarantees will be released, upon our request, if at the time thereof, (a) no Default or Event of Default under the Indenture shall have occurred and be continuing, (b) we shall have attained Investment Grade Status, (c) no default or event of default under the Credit Agreement shall have occurred and be continuing and (d) all the obligations of the Subsidiary Guarantors pursuant to their guarantees under the Credit Agreement shall have been released or shall be released concurrently with the requested release of the Guarantees. We will deliver to the Trustee an Officers' Certificate stating that such officers have no knowledge of any default or event of default under the Credit Agreement or any Default or Event of Default under the Indenture.

        Upon the sale or other disposition (whether by merger, stock sale, asset sale or otherwise) of a Subsidiary Guarantor in its entirety to an entity which is not a Restricted Subsidiary or the designation of a Subsidiary Guarantor as an Unrestricted Subsidiary, which transaction is otherwise in compliance with the Indenture (including, without limitation, the provisions of the covenant "Limitation on Asset Sales"), such Subsidiary Guarantor will be deemed released from its obligations under its Guarantee of the notes; provided, however that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of either the Company or any of its Subsidiaries shall also terminate upon such release, sale or transfer.

        Only the Company's Material Domestic Subsidiaries that are not designated as Unrestricted Subsidiaries will be Subsidiary Guarantors. The notes will not be guaranteed by the Company's other Subsidiaries or by any Real Estate Venture or Permitted Joint Venture that the Company or a Restricted Subsidiary may enter into in the future.

Principal, Maturity and Interest; Additional Notes

        We issued notes in an aggregate principal amount of $150 million and will issue up to an equal aggregate principal amount of exchange notes in this exchange offer. Additional amounts of notes may be issued in one or more series from time to time having identical terms and conditions to the outstanding notes and the exchange notes (the "Additional Notes"), subject to compliance with the terms of the Indenture, including the covenant "Limitation on Incurrence of Additional Indebtedness." Interest will accrue on the Additional Notes issued pursuant to the Indenture from and including the date of issuance of such Additional Notes. Any Additional Notes will be issued on the same terms as the notes and will constitute part of the same series of securities as the notes, will vote together as one series on all matters with respect to the notes and will be treated as a single class for all purposes under the Indenture including, without limitation, redemptions and offers to purchase notes. All references to notes herein include the Additional Notes; provided that the Additional Notes could be incurred as additional Indebtedness pursuant to the covenant "Limitation on Incurrence of Additional Indebtedness." The Company will issue notes in denominations of $1,000 and integrated multiples of $1,000.

        The notes will mature on August 15, 2013. The notes will bear interest at the rate per annum stated on the cover page hereof from the Issue Date, or if interest has already been paid, from the date it was most recently paid, payable semi-annually in arrears on August 15 and February 15 of each year, commencing February 15, 2004, to the Persons in whose names such notes are registered at the close of business on the August 1 or February 1 immediately preceding such date of payment. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

        Any notes that remain outstanding after the completion of the Exchange Offer, together with the exchange notes issued in connection with the Exchange Offer, shall constitute a single class of securities under the Indenture.

Methods of Receiving Payments on the Notes; Transfer and Exchange of Notes

        We will pay the principal of, premium, if any, and interest (and Additional Interest, if any) on the notes at the office or agency maintained by the Company in the Borough of Manhattan in New York City. Holders may register the transfer of their notes at the same location. Except under the limited circumstances described below, the notes will be issued only in fully-registered book entry form, without coupons, and will be represented by one or more global notes. There will be no service charge for any registration of transfer or exchange of notes. We may, however, require Holders to pay a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange. The Company is not required to transfer or exchange any note selected for redemption or for a period of 15 days before a selection of notes to be redeemed.

Subordination

        The notes and the Guarantees will be general, unsecured obligations of the Company and the Subsidiary Guarantors, respectively, contractually subordinated in right of payment to all our existing and future Senior Indebtedness and all existing and future Guarantor Senior Indebtedness of the Subsidiary Guarantors. This means that the holders of all Senior Indebtedness and the Guarantor Senior Indebtedness will first be entitled to receive payment in full in cash of all amounts due or to become due on the Senior Indebtedness or the Guarantor Senior Indebtedness, as the case may be, or provision for payment in cash or Cash Equivalents, before the Holders will be entitled to receive any payment in respect of the notes or the Guarantees, when there is a payment or distribution of assets to creditors upon:

  •
  liquidation;

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  dissolution;

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  winding up;

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  reorganization;

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  assignment for the benefit of creditors;

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  marshalling of assets;

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  bankruptcy;

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  insolvency; or

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  similar proceedings.

        In addition, our Subsidiaries are separate and distinct legal entities and, except for the Subsidiary Guarantors, have no obligation to pay any amounts due on the notes or to provide us with the funds to satisfy our payment obligations. As a result, the notes will be effectively subordinated to all existing and future Indebtedness and other liabilities of our Subsidiaries that are not Subsidiary Guarantors.

        Further, no payment on account of the notes or on account of the purchase or acquisition of notes may be made by or on behalf of the Company or a Subsidiary Guarantor if a default in any payment with respect to Senior Indebtedness or Guarantor Senior Indebtedness has occurred and is continuing. If (1) there is a default on any Designated Senior Indebtedness, other than a payment default, that permits the holders of that Designated Senior Indebtedness to accelerate its maturity and (2) the Trustee and the Company receive notice of such default by the holder or representative of such Designated Senior Indebtedness, no payments may be made on the notes for up to 179 days in any 365-day period unless the default is cured or waived. By reason of this subordination, in the event of the insolvency, liquidation, bankruptcy, reorganization or similar proceeding of the Company or any Subsidiary Guarantor or an assignment for the benefit of creditors or a marshalling of assets or a payment or other default under Senior Indebtedness or Guarantor Senior Indebtedness, Holders may recover less ratably than holders of Senior Indebtedness or Guarantor Senior Indebtedness.

        To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company or any Subsidiary Guarantor as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if the payment is recovered by, or paid over to, the receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied will be deemed to be reinstated and outstanding as if the payment had not occurred.

        If the Trustee or any Holder receives a payment in respect of the notes (except in Permitted Junior Securities or from the trust described under "—Legal Defeasance and Covenant Defeasance" so long as, on the date or dates the respective amounts were paid into trust, the payments were made without violating the subordination provisions above) when the payment is prohibited by these subordination provisions, the Trustee or the Holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Indebtedness. Upon the proper written request of the holders of Senior Indebtedness, the Trustee or the Holder, as the case may be, will deliver the amounts in trust to the holders of Senior Indebtedness or their proper representative in accordance with the terms of the Indenture.

        The holders of Senior Indebtedness may, at any time or from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee of the Holders and without impairing or releasing the subordination provisions of the Indenture or the obligations under the Indenture to the holder of the Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Senior Indebtedness, or otherwise amend or supplement in any manner, Senior Indebtedness, or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the payment or collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company or any other Person.

        As of August 31, 2003, on a consolidated basis:

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  the Company had approximately $205 million of Senior Indebtedness outstanding, all of which was secured, including $28 million of Indebtedness of Foreign Subsidiaries, $21 million of which is guaranteed by the Company on a senior unsecured basis;

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  the Company had approximately $97 million of unused availability under all of its credit facilities, including $82 million under its revolving credit facility;

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  the Subsidiary Guarantors had no Guarantor Senior Indebtedness outstanding, other than guarantees of the Company's Senior Indebtedness; and

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  the Company's Subsidiaries that are not Subsidiary Guarantors had approximately $121 million of Indebtedness and other liabilities outstanding, including trade payables.

        After giving pro forma effect to the ARC acquisition including the use of the net proceeds from the offering of its outstanding notes, a portion of which was used to temporarily repay borrowings under the Company's revolving credit facility, and the amount the Company reborrowed under its revolving credit facility to finance that acquisition, as of August 31, 2003:

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  the Company would have had approximately $245 million of Senior Indebtedness outstanding, all of which would have been secured, including $28 million of Indebtedness of Foreign Subsidiaries, $21 million of which is guaranteed by the Company on a senior unsecured basis;

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  the Company would have had approximately $57 million of unused availability under all of its credit facilities, including $42 million available under its revolving credit facility; and

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  the Subsidiary Guarantors would have had no Guarantor Senior Indebtedness outstanding, other than guarantees of the Company's Senior Indebtedness.

Optional Redemption

        On and after August 15, 2008, we will be entitled at our option to redeem all or a portion of the notes for cash upon not less than 30 nor more than 60 days' notice. We will be entitled to redeem the notes at the redemption prices set forth below (expressed as percentages of the principal amount thereof), plus accrued and unpaid interest (including Additional Interest, if any), to the redemption date, if redeemed during the 12-month period beginning on August 15 of the years indicated below:

Year	Percentage
2008	104.750%
2009	103.167%
2010	101.583%
2011 and thereafter	100.000%

        Notwithstanding the foregoing, at any time on or prior to August 15, 2006, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount of the notes originally issued with the net cash proceeds of one or more Equity Offerings at a redemption price equal to 109.500% of the principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any), to the redemption date, provided that at least 65% of the aggregate principal amount of notes originally issued remains outstanding immediately following such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company will be required to make such redemption not more than 90 days after the consummation of any such Equity Offering.

        As used in the preceding paragraph, "Equity Offering" means an offering by the Company for cash of its Common Stock, other than an offering pursuant to an employee benefit plan.

        If we elect to redeem less than all of the notes at any time, the Trustee will select or cause to be selected the notes to be redeemed (1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are then listed, or (2) if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by any method it deems fair and appropriate; provided, however, that if a partial redemption is made with the proceeds of an Equity Offering, selection of the notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly as a pro rata basis as is practicable (subject to the Depository Trust Company's procedures) unless such method is otherwise prohibited. The notes may be redeemed in part in multiples of $1,000 only.

        Notice of any redemption will be sent, by first class mail, at least 30 days and not more than 60 days prior to the date fixed for redemption to each Holder whose notes are to be redeemed to such Holder's last address as then shown upon the registry books of the registrar. Any notice which relates to a note to be redeemed in part only must state the portion of the principal amount to be redeemed thereof and must state that on and after the redemption date, upon surrender of such note, a new note or notes in a principal amount equal to the unredeemed portion thereof will be issued. On and after the date of redemption, interest will cease to accrue on the notes or portions thereof called for redemption, unless we default in the payment thereof.

        If the date of redemption is on or after an interest payment record date ("Record Date") on which the Holders of record have a right to receive the corresponding interest due and on or before the associated date upon which the interest payment will be made ("Interest Payment Date"), any accrued and unpaid interest due on such Interest Payment Date will be paid to the Person in whose name a note is registered at the close of business on such Record Date.

Mandatory Redemption

        Except as set forth below under "Right to Require Purchase of Notes upon a Change of Control," we are not required to make mandatory redemption of, or sinking fund payments with respect to, the notes.

Right to Require Purchase of Notes upon a Change of Control

        If a Change of Control occurs, each Holder may require the Company to repurchase all or any part of the Holder's notes (provided, that the principal amount of such notes must be in integral multiples of $1,000) on the date fixed by the Company that is not less than 30 days nor more than 60 days after we give notice of the Change of Control. We will repurchase the notes for an amount of cash equal to 101% of the principal amount of the notes on the date of purchase, plus accrued and unpaid interest (including Additional Interest, if any), to the date of repurchase.

        The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition under applicable law. Accordingly, the Company's obligation to make an offer to purchase the notes, and the ability of a Holder to require us to repurchase its notes pursuant to the offer as a result of a highly leveraged transaction or a sale, lease, transfer, conveyance or other disposition of less than all of our assets, taken as a whole, may be uncertain.

        On or prior to the date of repurchase, we will deposit with a paying agent an amount of money sufficient to pay the aggregate repurchase price of the notes which is to be paid on the date of repurchase, plus any accrued and unpaid interest (including any Additional Interest, if any), to the date of repurchase.

        We may not repurchase any note at any time when the subordination provisions of the Indenture otherwise would prohibit us from making payments of principal in respect of the notes. If we fail to repurchase the notes when required under the preceding paragraph, this failure will constitute an Event of Default under the Indenture, whether or not repurchase is permitted by the subordination provisions of the Indenture.

        On or before the 30th day after the Change of Control, we must mail to the Trustee and all Holders a notice of the occurrence of the Change of Control, stating:

  •
  the repurchase date;

  •
  the date by which the repurchase right must be exercised;

  •
  the repurchase price for the notes; and

  •
  the procedures which a Holder must follow to exercise the repurchase right.

        To exercise the repurchase right, the Holder must deliver, on or before the third Business Day before the repurchase date, a written notice to us and the Trustee of such Holder's exercise of the repurchase right. This notice must be accompanied by certificates evidencing the note or notes with respect to which the right is being exercised, if any, duly endorsed for transfer. This notice of exercise may be withdrawn by the Holder at any time on or before the close of business on the Business Day preceding the repurchase date.

        The effect of these provisions granting the Holders the right to require us to repurchase the notes upon the occurrence of a Change of Control may make it more difficult for any Person or Group to acquire control of the Company or to effect a business combination with the Company. The repurchase right resulted from negotiations between the Company and the initial purchasers. It is not part of any plan by management to adopt a series of anti-takeover provisions and the Company has no present intention to engage in a transaction that would result in a Change of Control, although it is possible that the Company may decide to do so in the future. In addition, the repurchase feature may not necessarily afford you protection in the event of a highly leveraged transaction, including acquisitions, mergers, refinancings, restructurings, recapitalizations and other similar transactions, involving the Company. We could in the future enter into these types of transactions that would not necessarily constitute a Change of Control but would increase the amount of our Senior Indebtedness, the Guarantor Senior Indebtedness or other Indebtedness or otherwise affect the Company's capital structure or credit ratings. Moreover, we cannot assure you that sufficient funds will be available when necessary to make any required repurchases.

        The Credit Agreement provides, and other future agreements relating to Senior Indebtedness to which the Company becomes a party may provide, that certain Change of Control events with respect to the Company would constitute a default thereunder. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing notes, the Company could seek the consent of its lenders to the purchase of the notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or refinance such borrowings, the Company will remain prohibited from purchasing the notes. The Company's failure to purchase tendered notes following a Change of Control would constitute an Event of Default under the Indenture which, in turn, would constitute a default under the Credit Agreement. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders.

        If a Change of Control occurs and the Holders exercise their rights to require us to repurchase the notes, we will comply with tender offer rules under the Exchange Act with respect to any repurchase to the extent applicable. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of the conflict.

        For purposes of the definition of "Change of Control," the term "beneficial owner" will be determined in accordance with Rules 13d-3 and 13d-5 promulgated by the SEC under the Exchange Act or any successor provisions, except that a Person shall be deemed to have "beneficial ownership" of all shares that the Person has the right to acquire, whether exercisable immediately or only after the passage of time.

        If the date of repurchase upon a Change of Control hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest due on such Interest Payment Date will be paid to the Person in whose name the note is registered at the close of business on such Record Date.

        Notwithstanding the foregoing, we will not be required to make a Change of Control offer upon a Change of Control if a third party makes the Change of Control offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control offer made by us, including any requirements to repay in full all Indebtedness under the Credit Agreement, any other Senior Indebtedness or any Guarantor Senior Indebtedness or obtains the consents of such lenders to such Change of Control offer as described in the next paragraph and purchases all notes validly tendered and not withdrawn under such Change of Control offer.

        The Indenture provides that, prior to the commencement of a Change of Control offer, but in any event within 30 days following any Change of Control, we will:

        (1)    (a) repay in full and terminate all commitments under the Credit Agreement and all other Senior Indebtedness and Guarantor Senior Indebtedness the terms of which require repayment upon a Change of Control or (b) offer to repay in full and terminate all commitments under the Credit Agreement and all such other Senior Indebtedness and Guarantor Senior Indebtedness and repay such Indebtedness to each lender which has accepted such offer in full, or

        (2)    obtain the requisite consents under the Credit Agreement and all such other Senior Indebtedness and Guarantor Senior Indebtedness to permit the repurchase of the notes as required under the Indenture.

Certain Covenants

        The Indenture contains, among others, the following covenants:

        Limitation on Incurrence of Additional Indebtedness.    The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for the payment of (collectively, "incur"), any Indebtedness (including, without limitation, Acquired Indebtedness) other than Permitted Indebtedness. Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company and its Restricted Subsidiaries may incur Indebtedness if, on the date of the incurrence of such Indebtedness, after giving effect to the incurrence on a pro forma basis thereof, and to the extent set forth in the definition of Consolidated Fixed Charge Coverage Ratio, the use of proceeds thereof, the Consolidated Fixed Charge Coverage Ratio of the Company and its Subsidiaries, taken as a whole, is greater than 2.25 to 1.0.

        Prior to any incurrence of Indebtedness (other than Permitted Indebtedness) pursuant to the last sentence of the preceding paragraph, the Company shall deliver to the Trustee an Officers' Certificate setting forth the calculations by which such incurrence was determined to be permitted.

        Other than with respect to Indebtedness under the Credit Agreement, upon each incurrence of Indebtedness, the Company may designate (and later redesignate) pursuant to which provision of this covenant (or the definition of Permitted Indebtedness) such Indebtedness is being incurred and the Company may subdivide an amount of Indebtedness and designate (and later redesignate) more than one provision pursuant to which such amount of Indebtedness is being incurred and such Indebtedness shall not be deemed to have been incurred or outstanding under any other provision of this covenant (or the definition of Permitted Indebtedness), except as stated otherwise in the foregoing provision.

        Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the

New York foreign exchange markets on the date of the incurrence of any Indebtedness, in the case of term debt, or first committed, in the case of revolving credit debt; provided that (1) the U.S. dollar-equivalent principal amount of any such Indebtedness outstanding or committed on the date of the Indenture will be calculated based on the relevant currency exchange rate in effect on the date of the Indenture, and (2) if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency than the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

        Notwithstanding anything to the contrary in the foregoing, the maximum amount of Indebtedness that the Company and its Restricted Subsidiary may have pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in currency exchange rates.

        Limitation on Restricted Payments.    The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly,

        (a)    declare or pay any dividend or make any distribution (other than dividends or distributions made to the Company or any Wholly-Owned Restricted Subsidiary of the Company and other than any dividend or distribution payable solely in Qualified Capital Stock of the Company) on or in respect of shares of the Company's or such Restricted Subsidiaries' Capital Stock to holders of such Capital Stock,

        (b)    purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than the exchange of such Capital Stock or any warrants, rights or options to acquire shares of any class of Capital Stock of the Company for Qualified Capital Stock of the Company),

        (c)    make any payment in respect of any amendment of the terms of, or make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any Subsidiary Guarantor that is subordinate or junior in right of payment to the notes or such Subsidiary Guarantor's Guarantee, or

        (d)    make any Investment (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"),

if at the time of such Restricted Payment or immediately after giving effect, on a pro forma basis, thereto,

  (i)
  a Default or an Event of Default shall have occurred and be continuing, or

  (ii)
  the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant above, or

  (iii)
  the aggregate amount of all Restricted Payments (including such proposed Restricted Payment) made by the Company and its Restricted Subsidiaries subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property as determined reasonably and in good faith by the Board of Directors of the Company pursuant to a Board Resolution) shall exceed the sum of:

  (w)
  50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company and its Subsidiaries earned during the period beginning on June 1, 2003 and ending on the last day of the fiscal quarter ending at least 30 days prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus

    (x)
    100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock (or Senior Indebtedness or pari passu Indebtedness of the Company that has been converted into or exchanged for such Qualified Capital Stock) of the Company, including treasury stock, excluding any net cash proceeds from an Equity Offering to the extent used to redeem the notes or any junior Indebtedness and any net cash proceeds received by the Company from any such sale of Qualified Capital Stock of the Company which has been financed, directly or indirectly, using funds (1) borrowed from the Company or any of its Subsidiaries, unless and until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by the Company or by any of its Subsidiaries; plus

    (y)
    to the extent that any Investment made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, or any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary and such Investment or designation of an Unrestricted Subsidiary has been treated as a Restricted Payment, the lesser of (A) the cash return of capital with respect to such Investment (less the cost of disposition, if any) (but only to the extent not included in clause (iii)(w) above) and (B) the initial amount of such Investment that was treated as a Restricted Payment; plus

    (z)
    $15 million.

        Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph shall not prohibit: (1) any Permitted Investment; (2) the payment of any dividend or distribution or consummation of irrevocable redemption within 60 days after the date of declaration of such dividend or distribution or giving of irrevocable redemption notice if the dividend or distribution or redemption would have been permitted on the date of declaration or giving of irrevocable redemption notice; (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition (by redemption, repurchase or otherwise) of any shares of Capital Stock of the Company, any Restricted Subsidiary, any Real Estate Venture or any Permitted Joint Venture, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company, any Restricted Subsidiary, any Real Estate Venture or any Permitted Joint Venture; (4) if no Default or Event of Default shall have occurred and be continuing, the acquisition (by redemption, repurchase or otherwise) of any Indebtedness of the Company, any Restricted Subsidiary, any Real Estate Venture or any Permitted Joint Venture that is subordinate or junior in right of payment to the notes either (i) solely in exchange for shares of Qualified Capital Stock of the Company or Refinancing Indebtedness, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company or (B) Refinancing Indebtedness; (5) the declaration and payment of any dividend by a Restricted Subsidiary to the holders of such Restricted Subsidiary's Capital Stock on a pro rata basis; (6) the repurchase, redemption or other acquisition or retirement for value of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, Capital Stock; provided, however, that the aggregate amount of such repurchases shall not exceed

$3 million in any calendar year; (7) the repurchase of Capital Stock of the Company or any of its Restricted Subsidiaries deemed to occur upon the exercise of stock options upon surrender of Capital Stock to pay the exercise price of such options; (8) any redemption, pursuant to the terms of the Rights Agreement, dated as of February 18, 1987, as subsequently amended on December 7, 1987, August 21, 1995 and January 20, 1997, between the Company and the Rights Agent thereunder, of the Company's preferred share purchase rights (or Capital Stock issuable upon exercise thereof) that are attached to the Company's common stock; (9) the retirement of any shares of Disqualified Capital Stock of the Company by conversion into, or by exchange for, shares of Disqualified Capital Stock of the Company, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Disqualified Capital Stock of the Company; provided that the Disqualified Capital Stock of the Company that replaces the retired shares of Disqualified Capital Stock of the Company shall not require the direct or indirect payment of any liquidation preference earlier in time than the final stated maturity of the retired shares of Disqualified Capital Stock of the Company; and (10) any Investment, if at the time the Company or any Restricted Subsidiary first incurred a commitment for such Restricted Payment, such Investment could have been made; provided, however, that the Investment is made within 90 days from the date in which the Company or the Restricted Subsidiary incurs the commitment. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (2), (3) (ii), (4) (ii) (A) and (10) shall, without duplication, be included in such calculation.

        For purposes of this covenant, the amount of any Restricted Payment made or returned, if other than in cash, shall be the Fair Market Value thereof, as determined in the good faith reasonable judgment of the Board of Directors of the Company pursuant to a Board Resolution, unless stated otherwise, at the time made or returned, as applicable.

        Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly consolidated financial statements.

        Limitation on Restricted and Unrestricted Subsidiaries.    The Board of Directors of the Company may, if no Default or Event of Default shall have occurred and be continuing or would arise therefrom, designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (i) any such redesignation shall be deemed to be an incurrence, as of the date of such redesignation by the Company and its Restricted Subsidiaries, of the Indebtedness (if any) of such redesignated Subsidiary for purposes of "—Limitation on Incurrence of Additional Indebtedness" above, (ii) unless such redesignated Subsidiary shall not have any Indebtedness (other than Permitted Indebtedness) outstanding, no such designation shall be permitted if immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness, the Company could not incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to "—Limitation on Incurrence of Additional Indebtedness" above and (iii) such Subsidiary, if a Domestic Subsidiary, assumes by execution of a supplemental indenture all of the obligations of a Subsidiary Guarantor under a Guarantee if required under "—Additional Subsidiary Guarantees."

        The Board of Directors of the Company also may, if no Default or Event of Default shall have occurred and be continuing or would arise therefrom, designate any Restricted Subsidiary (including any newly formed or acquired Subsidiary) to be an Unrestricted Subsidiary if such designation is at that time permitted under "—Limitation on Restricted Payments" above.

        Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by the filing with the Trustee of a Board Resolution of the Company giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth in reasonable detail the underlying calculations. If any Restricted Subsidiary is designated an Unrestricted Subsidiary in accordance with this covenant, such Restricted Subsidiary's Guarantee will be automatically discharged and released; provided, that such designation is made in accordance with the terms of the Indenture.

        For purposes of the covenant described under "Limitation on Restricted Payments" above, (i) an "Investment" shall be deemed to have been made at the time any Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary in an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the Fair Market Value of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated as an Unrestricted Subsidiary; (ii) at any date, the aggregate amount of all Restricted Payments made as Investments since the Issue Date shall exclude and be reduced by an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the Fair Market Value of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, not to exceed, in the case of any such redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the amount of Investments previously made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary; and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

        Notwithstanding the foregoing, the Board of Directors of the Company may not designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if, after any such designation, such Subsidiary owns any Capital Stock of, or holds any Lien on any property of, the Company or any Restricted Subsidiary of the Company.

        Subsidiaries of the Company that are not designated by the Board of Directors of the Company as Restricted Subsidiaries or Unrestricted Subsidiaries will be deemed to be Restricted Subsidiaries of the Company.

        Limitation on Asset Sales.    The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (a)
  the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Capital Stock sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors pursuant to a Board Resolution);

  (b)
  at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash, Cash Equivalents or Designated Non-Cash Consideration (insofar as all Designated Non-Cash Consideration outstanding is less than $25 million) and is received at the time of such disposition;

  (c)
  no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to such Asset Sale; and

  (d)
  upon the consummation of such Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale, within 365 days of receipt thereof, either (i) to prepay (x) Indebtedness of the Company or a Restricted Subsidiary that is secured by the asset or Capital Stock subject to such Asset Sale or (y) any Senior Indebtedness or Guarantor Senior Indebtedness and, in the case of any Senior Indebtedness or Guarantor Senior Indebtedness under any revolving credit facility, effect a permanent reduction in the commitment available under such revolving credit facility, (ii) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto, including any such investment that constitutes capital expenditures (as determined in good faith by the Company's Board of Directors) ("Replacement Assets"), or (iii) a combination of prepayment and investment permitted by the foregoing clauses (d)(i) and (d)(ii). Pending final application, the Company or the applicable Restricted Subsidiary may temporarily reduce Indebtedness under any revolving credit facility or invest in cash or Cash Equivalents to the extent not otherwise prohibited by the Indenture. On the 365th day after such Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (d)(i), (d)(ii) and (d)(iii) of the preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (d)(i), (d)(ii) and (d)(iii) of the preceding sentence (each, a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer"), on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders and all holders of Senior Indebtedness, Guarantor Senior Indebtedness or other Indebtedness that ranks pari passu with the notes and contain provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem such Indebtedness with the proceeds of Asset Sales on a pro rata basis, that amount of notes and the other Senior Indebtedness, Guarantor Senior Indebtedness or pari passu Indebtedness equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the notes and the other Senior Indebtedness, Guarantor Senior Indebtedness or pari passu Indebtedness to be purchased or repaid, plus accrued and unpaid interest (including Additional Interest, if any) thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration (including Designated Non-Cash Consideration) received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash or Cash Equivalents (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. The Company or any such Restricted Subsidiary of the Company, as the case may be, may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $15 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $15 million, shall be applied as required pursuant to this paragraph).

        Notwithstanding the immediately preceding paragraph, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 75% of the consideration for such Asset Sale constitutes Replacement Assets, cash or Cash Equivalents and (ii) such Asset Sale is made for Fair Market Value; provided, however, that any consideration not constituting Replacement Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the preceding paragraph. In addition, for purposes of paragraph (b) above, the following shall be deemed to be cash or Cash Equivalents:

  (a)
  Senior Indebtedness or Guarantor Senior Indebtedness or pari passu Indebtedness assumed by the transferee in an Asset Sale; and

  (b)
  any securities, notes or other obligations received by the Company or any Restricted Subsidiary from a transferee converted or monetized by the Company or such Restricted

    Subsidiary within 90 days into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion.

        All cash and Cash Equivalents from an Event of Loss shall be invested, used for prepayment of Senior Indebtedness or Guarantor Senior Indebtedness, or used to repurchase the notes, Senior Indebtedness, Guarantor Senior Indebtedness and other pari passu Indebtedness, all within the period and as otherwise provided above in clause (d) of this covenant.

        Notice of each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent holders properly tender notes and payment of other Indebtedness is required in an aggregate amount exceeding the Net Proceeds Offer Amount, notes and such other Indebtedness will be purchased and repaid on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law. To the extent the amount of notes and other Indebtedness tendered or requiring repayment is less than the offer amount, the Company or the Restricted Subsidiary making the Asset Sale may use the remaining Net Proceeds Offer Amount for general corporate purposes and such Net Proceeds Offer Amount shall be reset to zero.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Limitation on Asset Sales" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Limitation on Asset Sales" provisions of the Indenture by virtue thereof.

        If the Net Proceeds Offer Payment Date is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (including Additional Interest, if any) due on such Interest Payment Date will be paid to the Person in whose name a note is registered at the close of business on such Record Date.

        Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.    The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, assume, suffer or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock to the Company or any of its Restricted Subsidiaries; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company; or (d) in the case of any Domestic Subsidiary, become a Subsidiary Guarantor, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law, rule, regulation or order; (2) the Indenture, the notes and the Guarantees; (3) the Credit Agreement or any Foreign Subsidiary Credit Agreement; (4) non-assignment provisions of any contract or any lease governing a leasehold interest of the Company or any Restricted Subsidiary of the Company; (5) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired and which existed at the time of acquisition and were not put in place in connection with or in anticipation of such acquisition; (6) other agreements in effect on the Issue Date and described in the Indenture; (7) agreements governing Senior Indebtedness or Guarantor Senior Indebtedness permitted to be incurred under the Indenture; provided that provisions relating to such encumbrances or restrictions are no more restrictive, taken as a whole, than those provisions contained in the Credit Agreement on the Issue Date; (8) agreements governing Purchase Money Indebtedness (including Capitalized Lease Obligations) for property acquired in the ordinary course of business and consistent with industry practice that impose restrictions on that property of the nature described in clause (c) above; (9) Liens securing Indebtedness or other obligations otherwise permitted to be incurred under the provisions of the covenant described above under the caption "—Limitation on Liens" that limit the right of the debtor to dispose of the assets subject to the Liens; (10) provisions with respect to the disposition or distributions of assets or property in asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business or on Capital Stock in any joint venture agreement; (11) restrictions on cash or other deposits or the maintenance of a minimum net worth imposed by customers under contracts or net worth provisions contained in leases and other agreements, or required by insurance, surety or bonding companies, entered into in the ordinary course of business; (12) customary restrictions with respect to a Restricted Subsidiary pursuant to an agreement entered into for the sale or disposition of all or substantially all of Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; provided that such restrictions apply solely to the Capital Stock or assets of the Restricted Subsidiary that is being sold; (13) restrictions arising in connection with a Qualified Securitization Transaction (including limitations set forth in the governing documents of a Special Purpose Vehicle); (14) customary restrictions under mortgage or construction financing or development agreements; and (15) agreements governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (3) or (5) above or any agreement amending, supplementing or replacing any agreement referred to in clauses (6) or (7) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such agreement are no less favorable to the Company, such Restricted Subsidiary or to the Holders as determined by the Board of Directors of the Company in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in the original agreement on the Issue Date.

        Limitation on Preferred Stock of Non-Guarantor Restricted Subsidiaries.    The Company will not permit any of its non-Guarantor Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly-Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly-Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any non-Guarantor Restricted Subsidiary of the Company, except, in each case, the issuance of Preferred Stock (i) to qualifying directors or to satisfy other similar requirements, in each case, pursuant to requirements of law or (ii) to directors, management or employees of the Company and its Subsidiaries pursuant to stock option plans or other benefits.

        Limitation on Liens.    The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries, whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the notes or any Guarantee, the notes and such Guarantee, as the case may be, are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the notes and the Guarantees are equally and ratably secured, except for (A) Liens securing Senior Indebtedness and Guarantor Senior Indebtedness outstanding as of the date of the Indenture or incurred after the date of the Indenture; provided, that such Senior Indebtedness or Guarantor Senior Indebtedness is incurred in accordance with the "—Limitation on Incurrence of Additional Indebtedness" covenant; (B) Liens of the Company or a Wholly-Owned Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company; (C) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens (1) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (2) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced (other than property or assets subject to Liens under clause (B) above); and (D) Permitted Liens.

        Prohibition on Incurrence of Senior Subordinated Debt.    The Company will not, directly or indirectly, incur or suffer to exist Indebtedness that by its terms is senior in right of payment to the notes and subordinate in right of payment to any other Indebtedness of the Company. No Subsidiary Guarantor shall, directly or indirectly, incur or suffer to exist Indebtedness that by its terms is senior in right of payment to the Guarantees and subordinate in right of payment to any other Indebtedness of such Subsidiary Guarantor.

        Merger, Consolidation and Sale of Assets.    The Company will not, directly or indirectly, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume as primary obligor, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest (including Additional Interest, if any) on all of the notes and the performance of every covenant of the notes, the Indenture and the registration rights agreement on the part of the Company to be performed or observed, as the case may be; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "—Limitation on Incurrence of Additional Indebtedness" covenant; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred, any Disqualified Capital Stock outstanding or anticipated to be outstanding and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of the Indenture described under "—Limitation on Asset Sales") will not, and the Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into (whether or not the Subsidiary Guarantor is the Surviving Entity) any Person other than the Company or another Subsidiary Guarantor that is a Wholly-Owned Restricted Subsidiary unless: (a) the entity formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; (b) the Surviving Entity assumes by execution of a supplemental indenture all of the obligations of the Subsidiary Guarantor under its Guarantee; (c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (d) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (ii) of the first paragraph of this covenant. Any merger or consolidation of a Subsidiary Guarantor with and into the Company (with the Company being the Surviving Entity) or another Subsidiary Guarantor that is a Wholly-Owned Restricted Subsidiary need only comply with clause (iv) of the first paragraph of this covenant.

        The Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company or a Subsidiary Guarantor in accordance with the foregoing, in which the Company or a Subsidiary Guarantor is not the continuing corporation, the successor Person formed by such consolidation or into which the Company or a Subsidiary Guarantor is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or a Subsidiary Guarantor under the Indenture and the notes with the same effect as if such Surviving Entity had been named as such and the Company or the Subsidiary Guarantor, as the case may be, shall be released from the obligation to pay the principal of and interest on the notes or in respect of its Guarantee, as the case may be, and all of the Company's or the Subsidiary Guarantor's other obligations and covenants under the notes, the Indenture and the Guarantee, if applicable.

        Limitations on Transactions with Affiliates.    (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below, or (y) Affiliate Transactions on terms that are no less favorable to the Company or such Restricted Subsidiary than those that might reasonably have been obtained or are obtainable in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary, as determined by at least a majority of members of the Board of Directors of the Company that are disinterested in such transaction. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $5 million shall be evidenced by an Officers' Certificate certifying that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $15 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor experienced in the subject matter of such transaction or transactions and file the same with the Trustee.

        (b)    The restrictions set forth in clause (a) shall not apply to (i) the payment of reasonable fees, compensation or employee benefit arrangements and indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Subsidiary of the Company as determined in good faith by the Company's Board of Directors (whether in the form of cash or Capital Stock or other securities exercisable or exchangeable for Capital Stock); (ii) transactions exclusively between or among the Company and any of its Wholly-Owned Restricted Subsidiaries or exclusively between or among such Wholly-Owned Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture; (iii) Restricted Payments permitted by the Indenture; (iv) payments or other transactions pursuant to any tax-sharing agreement approved by the Board of Directors and entered into in good faith between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is a part of a consolidated group for tax purposes; (v) the issuance or sale of any Capital Stock (other than Disqualified Capital Stock) of the Company, or (vi) any sale, conveyance or other transfer of Receivables and other related assets customarily transferred in a Qualified Securitization Transaction.

        Additional Subsidiary Guarantees.    Each Domestic Subsidiary that is a Material Domestic Subsidiary shall, not later than the date it becomes a Material Domestic Subsidiary, (a) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee all of the Company's obligations under the notes and the Indenture on the terms set forth in the Indenture and (b) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary. After the execution and delivery of such supplemental indenture, such Material Domestic Subsidiary shall be a Subsidiary Guarantor for all purposes of the Indenture.

        If any of the Company's Restricted Subsidiaries that is not a Subsidiary Guarantor guarantees any Indebtedness of the Company or any Restricted Subsidiary, then such Restricted Subsidiary shall be required to become a Subsidiary Guarantor, whether or not it is a Material Domestic Subsidiary.

        Conduct of Business.    The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, engage in any businesses other than a Permitted Business.

        Reports to Holders.    The Company will file with the SEC all information, documents and reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such filing requirements. The Company will file with the Trustee, within 20 days after it files them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Regardless of whether the Company is required to furnish such reports to its shareholders pursuant to the Exchange Act, the Company will cause its consolidated financial statements, comparable to that which would have been required to appear in annual or quarterly reports, to be delivered to the Trustee and the Holders. The Company will also make such reports available to prospective purchasers of the outstanding notes or the exchange notes, as applicable, upon request. In addition, the Indenture requires that, for so long as the outstanding notes remain outstanding, the Company will make available to any prospective purchaser of the outstanding notes or beneficial owner of the outstanding notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Company has either exchanged the outstanding notes for securities identical in all material respects which have been registered under the Securities Act or until such time as the Holders thereof have disposed of such outstanding notes pursuant to an effective registration statement filed by the Company. The Company will also comply with the other provisions of TIA § 314(a).

        Limitation on Payments for Consent.    Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement, which solicitation documents must be mailed to all Holders prior to the expiration of the solicitation.

Modification and Waiver

        The Company, the Subsidiary Guarantors and the Trustee may enter into one or more supplemental indentures that add, change, waive or eliminate provisions of the Indenture or modify the rights of the Holders with the consent of the Holders of at least a majority in principal amount of the notes then outstanding. However, without the consent of each Holder, no supplemental indenture may:

  •
  change the stated maturity of the principal of, or any installment of interest on, any note;

  •
  reduce the principal amount of, or the premium or rate of interest on, any note;

  •
  extend the time for payment of any interest on any note;

  •
  change the currency in which the principal of, or any premium or interest on, any note is payable;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any note when due;

  •
  modify the redemption provisions of the Indenture in a manner adverse to the Holders;

  •
  modify the subordination provisions of the Indenture in a manner adverse to the Holders;

  •
  modify the provisions of the Indenture relating to the Company's requirement to offer to repurchase notes upon a Change of Control or an Asset Sale in a manner adverse to the Holders;

  •
  reduce the percentage in principal amount of the outstanding notes and the outstanding exchange notes necessary to modify or amend the Indenture or to consent to any waiver provided for in the Indenture;

  •
  waive a default in the payment of principal of, or any premium or interest on, any note; or

  •
  release any Subsidiary Guarantor from any of its obligations under its Guarantee or the Indenture other than in accordance with the terms of the Indenture.

        The Holders of a majority in principal amount of the outstanding notes and the outstanding exchange notes together may, on behalf of all Holders:

  •
  waive compliance by the Company with the restrictive provisions of the Indenture or amend, modify or supplement the Indenture other than as provided in the preceding paragraph; and

  •
  waive any past Default under the Indenture and its consequences, except a default in the payment of the principal of or any premium or interest on any note or in respect of a provision under which the Indenture cannot be modified or amended without the consent of the Holder of each outstanding note affected.

        Without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may enter into one or more supplemental indentures for any of the following purposes:

  •
  to cure any ambiguity, omission, defect or inconsistency in the Indenture;

  •
  to evidence a successor to the Company or any Subsidiary Guarantor, as applicable, and the assumption by the successor of its obligations under the Indenture, the notes or its Guarantee, as applicable;

  •
  to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture;

  •
  to make any change that would provide additional rights or benefits to the Holders or that does not adversely affect rights of any Holder;

  •
  to comply with any requirement in connection with the qualification of the Indenture under the TIA;

  •
  to add a Subsidiary Guarantor that will unconditionally guarantee the notes or release any Subsidiary Guarantor as provided or permitted by the terms of the Indenture;

  •
  to complete or make provision for certain other matters contemplated by the Indenture; or

  •
  to provide for uncertificated notes in addition to or in place of certificated notes.

        The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After any amendment under the Indenture becomes effective, the Company is required to mail to the Holders a notice briefly describing such amendment. However, the failure to give such notice to all the Holders, or any defect therein, will not impair or affect the validity of the amendment.

Events of Default

        Each of the following is an "Event of Default" under the Indenture:

  (1)
  failure to pay any interest (or Additional Interest, if any) upon any of the notes when due and payable, if the failure continues for 30 days (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

  (2)
  a default in the payment of the principal of and premium, if any, on any of the notes when due, including on a redemption date or otherwise, including the failure to make a payment to purchase notes tendered pursuant to a Change of Control or a Net Proceeds Offer (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

  (3)
  failure to pay when due the principal of or interest on Indebtedness for money borrowed by the Company or its Subsidiaries in excess of $10 million beyond the grace period, if any, provided in the instrument or agreement under which such Indebtedness was created, or the acceleration of that Indebtedness;

  (4)
  a default by the Company in the performance, or breach, of any of our other covenants in the Indenture, which are not remedied by the end of a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding notes and the outstanding exchange notes together (except in the case of a default with respect to the "Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

  (5)
  one or more judgments in an aggregate amount in excess of $10 million shall have been rendered against the Company or any of its Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

  (6)
  any of the Guarantees ceases to be in full force and effect or any of the Guarantees are declared to be null and void or invalid and unenforceable or any of the Subsidiary Guarantors denies or disaffirms its liability under its Guarantee (other than by reason of the release of a Subsidiary Guarantor in accordance with the terms of the Indenture); or

  (7)
  certain events of bankruptcy, insolvency or reorganization affecting the Company or any Material Domestic Subsidiary of the Company.

        If an Event of Default described in clause (1), (2), (3), (4), (5) or (6) occurs and is continuing, either the Trustee or the Holders of at least 25% in principal amount of the outstanding notes and the outstanding exchange notes together may declare the principal amount of and accrued interest (including Additional Interest, if any) on all notes to be immediately due and payable. This declaration may be rescinded if the conditions described in the Indenture are satisfied. If an Event of Default of the type referred to in clause (7) occurs, the principal amount of and accrued interest (including Additional Interest, if any) on the outstanding notes and the outstanding exchange notes will automatically become immediately due and payable.

        Within 90 days after a Default, the Trustee must give to the registered Holders notice of all uncured Defaults known to it. The Trustee will be protected in withholding the notice if it in good faith determines that the withholding of the notice is in the best interests of the registered Holders, except in the case of a default in the payment of the principal of, or premium, if any, or interest (including Additional Interest, if any) on, any of the notes when due or in the payment of any redemption obligation.

        The Holders of not less than a majority in principal amount of the outstanding notes and the outstanding exchange notes together may direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless the Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest (including Additional Interest, if any) when due, no Holder may institute a proceeding or pursue any remedy with respect to the Indenture or the notes unless it complies with the conditions provided in the Indenture, including:

  •
  Holders of at least 25% in aggregate principal amount of the then outstanding notes and outstanding exchange notes together have requested in writing that the Trustee pursue the remedy;

  •
  Holders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense; and

  •
  the Trustee shall not have received from the registered Holders of a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

        In the event of a declaration of acceleration of the notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (3) above, the declaration of acceleration of the notes shall be automatically annulled if the holders of any Indebtedness described in clause (3) above have rescinded the declaration of acceleration in respect of the Indebtedness within 30 days of the date of the declaration and if:

        (a)    the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction; and

        (b)    all existing Events of Default, except nonpayment of principal or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived.

        We are required to deliver to the Trustee annually an Officers' Certificate indicating whether officers signing the certificate know of any Default or Event of Default. If the officers know of a Default or Event of Default, the certificate must specify the status and nature of all Defaults or Events of Default.

        The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Additional Interest on, or the principal of, the notes. The Holders of a majority in aggregate principal amount of the notes then outstanding by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences if the rescission would not conflict with a judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

        The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become our creditor, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided, however, that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Legal Defeasance and Covenant Defeasance

        The Company may, at its option and at any time, elect to have its obligations and the corresponding obligations of the Subsidiary Guarantors discharged with respect to the outstanding notes, the outstanding exchange notes and the Indenture ("Legal Defeasance"). Such Legal Defeasance means that the Company and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding notes and the outstanding exchange notes and their respective other obligations under the Indenture, except for (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest (including Additional Interest, if any) on the notes when such payments are due, (ii) the Company's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments, (iii) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. If the Company exercises its Legal Defeasance option, payment of the notes may not be accelerated because of any Event of Default with respect thereto. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and its Restricted Subsidiaries released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the notes. Subject to the last paragraph of this Section, if the Company exercises its Legal Defeasance option or its Covenant Defeasance option, each Subsidiary Guarantor will be released from its Guarantee.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (a)
  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in United States dollars, non-callable United States government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

  (b)
  in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and, in either case, that the Holders will be subjected to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (c)
  in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (d)
  no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the notes concurrently with such incurrence);

  (e)
  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

  (f)
  the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

  (g)
  the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

        The Company may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.

        If the amount deposited with the Trustee to effect a Legal Defeasance or a Covenant Defeasance is insufficient to pay the principal or, premium, if any, and interest (including Additional Interest, if any) on the notes when due, or if any court enters an order directing the repayment of all or a portion of the deposit to the Company or otherwise making the deposit unavailable to make payments under the notes when due, then (so long as the insufficiency exists or the order remains in effect) the Company and the Subsidiary Guarantors' obligations under the Indenture, the notes and the Guarantees will be revived and the Legal Defeasance or the Covenant Defeasance will be deemed not to have occurred.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the Indenture) as to all outstanding notes and outstanding exchange notes when (i) either (a) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest (including Additional Interest, if any) on the notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an Officers' Certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Concerning the Trustee

        The Bank of New York is the Trustee under the Indenture.

        If the Trustee becomes a creditor of the Company or any Subsidiary Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions with the Company and its affilates; provided that upon the occurrence of a Default under the Indenture, if the Trustee has any conflicting interest as specified in the TIA, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

        Except during the continuance of an Event of Default, the Trustee will perform only those duties as are specifically set forth in the Indenture. The Holders of a majority in principal amount of the notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power under the Indenture, to use the same degree of care and skill in its exercise as a prudent Person would exercise under the circumstances in the conduct of such Person's own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Delivery and Form

        We issued the outstanding notes in the form of global securities. The exchange notes will be initially issued in the form of global securities registered in the name of The Depository Trust Company or its nominee.

        Upon the issuance of a global security, The Depository Trust Company or its nominee will credit the accounts of persons holding through it with the respective principal amounts of the exchange notes represented by such global security exchanged by such persons in the exchange offer. The term "global security" means the outstanding global securities or the exchange global securities, as the context may require. Ownership of beneficial interests in a global security will be limited to persons that have accounts with The Depository Trust Company, which we refer to as participants, or persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by The Depository Trust Company (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in such global security other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security. Because The Depository Trust Company can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a person having beneficial interests in a global security to pledge its interests to persons that do not participate in The Depository Trust Company system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing those interests.

        Payment of principal of and interest on any notes represented by a global security will be made in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the sole registered owner and the sole holder of the notes represented thereby for all purposes under the Indenture. The Company has been advised by The Depository Trust Company that upon receipt of any payment of principal of or interest on any global security, The Depository Trust Company will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such global security as shown on the records of The Depository Trust Company. Payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of such participants.

        A global security may not be transferred except as a whole by The Depository Trust Company or a nominee of The Depository Trust Company to a nominee of The Depository Trust Company or to The Depository Trust Company. A global security is exchangeable for certificated notes only if:

          (a)    The Depository Trust Company notifies the Company that it is unwilling or unable to continue as a depositary for such global security or if at any time The Depository Trust Company ceases to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depository within 90 days;

          (b)    the Company, in its discretion, at any time determines not to have all the notes represented by such global security; or

          (c)    there shall have occurred and be continuing a Default or an Event of Default with respect to the notes represented by such global security.

Any global security that is exchangeable for certificated notes pursuant to the preceding sentence will be exchanged for certificated notes in authorized denominations and registered in such names as The Depository Trust Company or any successor depositary holding such global security may direct. Subject to the foregoing, a global security is not exchangeable, except for a global security of like denomination to be registered in the name of The Depository Trust Company or any successor depositary or its nominee. In the event that a global security becomes exchangeable for certificated notes:

          (a)    certificated notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof and will bear the applicable restrictive legend, unless that legend is not required by applicable law;

          (b)    payment of principal of, and premium, if any, and interest on, the certificated notes will be payable, and the transfer of the certificated notes will be registrable, at the office or agency of the Company maintained for such purposes; and

          (c)    no service charge will be made for any registration of transfer or exchange of the certificated notes, although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

        Certificated notes may not be exchanged for beneficial interests in any global security unless the transferor first delivers to the Trustee a written certificate, in the form provided in the Indenture, to the effect that the transfer will comply with the appropriate transfer restrictions applicable to the notes.

        The Company will make payments in respect of the notes represented by the global securities, including principal and interest, by wire transfer of immediately available funds to the accounts specified by the global security holder. The Company will make all payments of principal and interest with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder's registered address.

        So long as The Depository Trust Company or any successor depositary for a global security, or any nominee, is the registered owner of such global security, The Depository Trust Company or such successor depositary or nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global security for all purposes under the Indenture and the notes. Except as set forth above, owners of beneficial interests in a global security will not be entitled to have the notes represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of certificated notes in definitive form and will not be considered to be the owners or holders of any notes under such global security. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of The Depository Trust Company or any successor depositary, and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the Indenture, The Depository Trust Company or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        Consequently, neither the Company, the trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

          (a)    any aspect of The Depository Trust Company's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interest in the global securities or for maintaining, supervising or reviewing any of The Depository Trust Company's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global securities; or

          (b)    any other matter relating to the actions and practices of The Depository Trust Company or any of its participants or indirect participants.

        The Depository Trust Company has advised the Company that The Depository Trust Company is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. The Depository Trust Company was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository Trust Company's participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations and certain other organizations some of whom (or their representatives) own The Depository Trust Company. Access to The Depository Trust Company's book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of interests in global securities among participants of The Depository Trust Company, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the trustee or the initial purchasers will have any responsibility for the performance by The Depository Trust Company or its participants or indirect participants of its obligations under the rules and procedures governing their operations.

Registration Rights for Outstanding Notes

        We, the Subsidiary Guarantors and the initial purchasers entered into a registration rights agreement on August 11, 2003. Under the registration rights agreement, we are required to:

  •
  by October 10, 2003, file a registration statement relating to the exchange offer with SEC;

  •
  by January 8, 2004, use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act; and

  •
  keep the exchange offer open for not less than 20 business days (or longer if required by applicable law) and not more than 45 business days after the effectiveness of the exchange offer registration statement.

        For each of the outstanding notes surrendered to us pursuant to the exchange offer, the Holder who surrendered such outstanding note will receive an exchange note having a principal amount equal to that of the surrendered outstanding note. Interest on each exchange note will accrue (A) from the later of (i) the last Interest Payment Date on which interest was paid on the outstanding note surrendered in exchange therefor, or (ii) if the outstanding note is surrendered for exchange on a date in a period which includes the Record Date for an Interest Payment Date to occur on or after the date of such exchange and as to which interest will be paid, the date of such Interest Payment Date or (B) if no interest has been paid on such outstanding note, from the Issue Date.

        Under existing interpretations of the SEC contained in several no-action letters to third parties, the exchange notes and the related guarantees will be freely transferable by holders thereof, other than our affiliates, after the exchange offer without further registration under the Securities Act; provided, however, that each Holder that wishes to exchange its outstanding notes for exchange notes will be required to represent (i) that any exchange notes to be received by it will be acquired in the ordinary course of its business, (ii) that it has and, at the time of the consummation of the exchange offer, will have no arrangement or understanding with any Person to participate in the distribution of the exchange notes in violation of the provisions of the Securities Act, (iii) that it is not an affiliate of ours or the Subsidiary Guarantors within the meaning of the Securities Act and is not acting on behalf of any Persons who could not truthfully make the foregoing representations, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of exchange notes and (v) if such Holder is a broker-dealer, that it will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of such exchange notes. We will agree to make available, during the period required by the Securities Act, this prospectus for use by participating broker-dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of exchange notes.

        If (i) because of any change in law or in currently prevailing interpretations of the staff of the SEC, we are not permitted to effect an exchange offer or certain Holders are not permitted to participate in the exchange offer, (ii) the exchange offer is not consummated by February 7, 2004, (iii) in certain circumstances, certain Holders of unregistered exchange notes so request, or (iv) in the case of any Holder that participates in the exchange offer, such Holder does not receive exchange notes on the date of the exchange that may be sold without restriction under state and federal securities laws, other than due solely to the status of such Holder as our affiliate or within the meaning of the Securities Act, then in each case, we will (x) promptly deliver to the applicable Holders, as required under the registration rights agreement, and the Trustee written notice thereof and (y) at our sole expense, (a) use our reasonable best offers to file a shelf registration statement covering resales of the notes and the Guarantees on or prior to the applicable filing date under the registration rights agreement, (b) use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act on or prior to the applicable effectiveness date under the registration rights agreement and (c) use our reasonable best efforts to keep effective the shelf registration statement until the earlier of two years after the Issue Date or such time as all of the applicable outstanding notes have been sold thereunder. We will, in the event that a shelf registration statement is filed, provide to each Holder copies of the prospectus that is a part of the shelf registration statement, notify each such Holder when the shelf registration statement for the outstanding notes has become effective and take certain other actions as are required to permit unrestricted resales of the outstanding notes. A Holder that sells outstanding notes pursuant to the shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such a Holder, including certain indemnification rights and obligations.

        If we fail to meet the targets listed above, then additional interest will become payable in respect of the notes as follows:

  (i)
  if (A) neither the registration statement of which this prospectus is a part nor a shelf registration statement required to be filed because of any change in law or currently prevailing interpretations of the staff of the SEC that would not permit certain Holders to participate in the exchange offer is filed with the SEC on or prior to the applicable filing date under the registration rights agreement, which, in the case of the registration statement of which this prospectus is a part, is October 10, 2003 or (B) notwithstanding that we have consummated or will consummate an exchange offer, we are required to file a shelf registration statement and the shelf registration statement is not filed on or prior to the applicable filing date under the registration rights agreement, then, commencing on the day after any such required filing date, additional interest will accrue on the principal amount of the outstanding notes at a rate of 0.25% per annum for the first 90 days immediately following each filing date, increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period; or

  (ii)
  if (A) neither the registration statement of which this prospectus is a part nor a shelf registration statement is declared effective by the SEC on or prior to the applicable effectiveness date under the registration rights agreement, which, in the case of the registration statement of which this prospectus is a part is January 8, 2004 or (B) notwithstanding that we have consummated or will consummate an exchange offer, we are required to file a shelf registration statement and the shelf registration statement is not declared effective by the SEC on or prior to the 60th day following the date such shelf registration statement was filed, then, commencing on the day after any such required effective date, additional interest will accrue on the principal amount of the outstanding notes at a rate of 0.25% per annum for the first 90 days immediately following such date, increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period; or

  (iii)
  if (A) we have not exchanged exchange notes for all outstanding notes validly tendered in accordance with the terms of the exchange offer on or prior to the 30th day after which the registration statement of which this prospectus is a part was declared effective or (B) if applicable, the shelf registration statement has been declared effective and the shelf registration statement ceases to be effective at any time prior to the second anniversary of the Issue Date (other than after such time as all outstanding notes covered by the shelf registration statement have been sold), then additional interest will accrue on the principal amount of the outstanding notes at a rate of 0.25% per annum for the first 90 days commencing on (x) the 91st day after such effective date, in the case of (A) above, or (y) the day such shelf registration statement ceases to be effective, in the case of (B) above, increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

provided, however, that the additional interest rate on the outstanding notes may not accrue under more than one of the foregoing clauses (i) through (iii) at any one time and at no time may the aggregate amount of additional interest accruing exceed in the aggregate 1.5% per annum; provided, further, however, that (1) upon the filing of the registration statement of which this prospectus is a part or a shelf registration statement (in the case of clause (i) above), (2) upon the effectiveness of the registration statement of which this prospectus is a part or a shelf registration statement (in the case of clause (ii) above), (3) upon the exchange of exchange notes for all outstanding notes tendered (in the case of clause (iii) (A) above), or (4) upon the effectiveness of the shelf registration statement that had ceased to remain effective (in the case of clause (iii) (B) above), additional interest on the outstanding notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

        Any amounts of additional interest due pursuant to clause (i), (ii) or (iii) above will be payable in cash on the same original interest payment dates as the notes.

Governing Law

        The Indenture provides that it, the notes and the Guarantees are governed by, and will be construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Definitions

        Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

        "Acquired Indebtedness" of a Person means Indebtedness or Disqualified Capital Stock of another Person or any of its Subsidiaries existing at the time such other Person becomes a Restricted Subsidiary of the referent Person or at the time it merges or consolidates with the referent Person or any of the referent Person's Restricted Subsidiaries or is assumed by the referent Person or any Restricted Subsidiary of the referent Person in connection with the acquisition of assets from such other Person and in each case not incurred by such other Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the referent Person or such acquisition, merger or consolidation.

        "Affiliate" means, with respect to any specified Person, any other Person, who directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise (and the terms "controlling" and "controlled" have meanings correlative of the foregoing); provided, however, that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to constitute control.

        "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, (b) the acquisition by the Company or any Restricted Subsidiary of the Company, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration, of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person or (c) an asset exchange.

        "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value, including, without limitation, by means of merger or consolidation, by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly-Owned Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company; or (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than the sale of inventory in the ordinary course of business or the liquidation of Cash Equivalents; provided, however, that Asset Sales shall not include (i) any transaction or series of related transactions for which the Company or its Subsidiaries receive aggregate consideration of less than $1 million in any consecutive 12-month period, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company and its Subsidiaries as permitted under "Merger, Consolidation and Sale of Assets" or any disposition that constitutes a Change of Control, (iii) the sale, lease, conveyance, disposition or other transfer by the Company or any Restricted Subsidiary of assets or property to the Company or one or more Subsidiary Guarantors, (iv) the disposition of equipment no longer used or useful in the business of the Company or any of its Restricted Subsidiaries, (v) a Sale and Leaseback Transaction with respect to any assets within 90 days of the acquisition of such assets or a Sale and Leaseback Transaction with respect to any assets, the aggregate fair market value of which such assets subject to such Sale and Leaseback Transaction does not exceed $20 million, (vi) the sale or other disposition of Cash Equivalents, (vii) the sale or disposition of any assets or property received as a result of a foreclosure by the Company or any of its Restricted Subsidiaries of any secured Investment or any other transfer of title with respect to any secured Investment in default, (viii) the grant of any license of patents, trademarks, registrations therefor and other similar intellectual property in the ordinary course of business and consistent with industry practice, (ix) the sale, conveyance, transfer or lease of any real property owned by the Company or any Restricted Subsidiary to a Real Estate Venture, (x) Restricted Payments permitted by the provisions described under "—Limitation on Restricted Payments" above, (xi) the creation of any Permitted Lien, and (xii) the sale of accounts receivable and related assets pursuant to a Qualified Securitization Transaction.

        "Borrowing Base" means, an amount equal to the sum of (i) 85% of the consolidated book value of the Receivables of the Company and the Domestic Subsidiaries plus (ii) 60% of the consolidated book value of the inventory of the Company and the Domestic Subsidiaries.

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which commercial banking institutions in New York, New York or the New York Stock Exchange are authorized or obligated by law or executive order to close.

        "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

        "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, rights to purchase, warrants, options, participation rights or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and

Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person or any rights to purchase, warrants, options, participation rights or other equivalents (however designated and whether or not voting) of partnership, membership or other equity interests of such Person.

        "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed or insured by, the United States Government or issued by any agency or instrumentally thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or province or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit, eurodollar time deposits or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) or (iv) above entered into with any bank meeting the qualifications specified in clause (iv) above or any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

        "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or Group; (ii) the approval by the holders of the Company's Capital Stock of any Plan of Liquidation (whether or not otherwise in compliance with the provisions of the applicable indenture); (iii) any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 45% of the aggregate Voting Stock of the Company or any successor to all or substantially all of the Company's assets; or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

        "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

        "Commodity Agreement" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

        "Consolidated Cash Flow" means, with respect to any Person, for any period, (a) the sum (without duplication) of (i) Consolidated Net Income, (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Subsidiaries accrued for such period, (B) Consolidated Interest Expense and (C) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period and (iii) any non-cash non-operating loss or expense associated with any unfunded post-retirement health or insurance benefit plans of the Company or its Subsidiaries to the extent deducted in computing Consolidated Net Income, but only to the extent Section 420 of the Internal Revenue Code (or its successor provision) was utilized by the Company and its Subsidiaries during the previous fiscal year, all as determined in accordance with GAAP.

        "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated Cash Flow of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Cash Flow" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (including Disqualified Capital Stock) and the application of the proceeds thereof, other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act as in effect on the Issue Date) (provided that such Consolidated Cash Flow shall be calculated using the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or, liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

        "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock or by Subsidiaries of such Person to such Person) paid, accrued (or guaranteed) or scheduled to be paid, accrued or guaranteed during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication, to the extent incurred by such Person: (i) the aggregate of the interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of original issue discount, (b) the net costs under Interest Swap Obligations, (c) all capitalized interest, (d) the interest portion of any deferred payment obligation and (e) amortization of all commissions, discounts and other fees and charges owed with respect to bankers' acceptances, letters of credit financings; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP, minus in the case of clauses (i) and (ii) above amortization or write-off of deferred financing costs to the extent such costs are included in (i) or (ii) above, and only with respect to transactions closing at or prior to the Issue Date. For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

        "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom (a) any after-tax gains or losses from Assets Sales (except to the extent set forth in clause (l) below), (b) items classified as extraordinary or nonrecurring gains or losses on an after-tax effected basis, (c) the net income (but not loss) of any Restricted Subsidiary of the referent Person for such period to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary to the referent Person or any Subsidiary thereof of that income is restricted, directly or indirectly, by operation of the terms of its charter or constituent documents or any agreement, instrument, judgment, decree, law, order, statute, rule, governmental regulation or for any other reason whatsoever except for amounts actually distributed, (d) the net income of any other Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person, or to a Wholly-Owned Restricted Subsidiary of the referent Person, by such other Person, (e) any restoration to income of any contingency reserve of an extraordinary, nonrecurring or unusual nature, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (f) net income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period), (g) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets and (h) the cumulative effect of a change in accounting principles, (i) any non-cash charges for goodwill, intangibles and other related purchase accounting adjustments relating to future acquisitions by that Person, (j) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary, provided, that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Capital Stock), (k) any after-tax non-cash gains or losses related to defined pension plans of the Company and (l) any income from the sale of real property to the extent that net income therefrom exceeds (A) for purposes of calculating the Fixed Charge Coverage Ratio, $25 million for any Four Quarter Period (as defined in the definition of Consolidated Fixed Charge Coverage Ratio elsewhere in this section), or (B) for purposes of calculating the amount of Consolidated Net Income includable in determining the amount of permissible Restricted Payments, $25 million in any fiscal year.

        "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation and amortization and other non-cash charges of such Person and its Subsidiaries reducing

Consolidated Net Income of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

        "Consolidated Net Tangible Assets" means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets, (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries, and after deducting therefrom (a) all current liabilities of the Company and its Restricted Subsidiaries (excluding the current portion of (i) long-term Indebtedness, (ii) intercompany liabilities and (iii) any liabilities which are by their terms renewable or extendable at the option of the obligor thereon to a time more than 12 months from the time as of which the amount thereof is being computed) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and any other like intangibles as determined in accordance with GAAP. Consolidated Net Tangible Assets shall be measured as of the most recently ended fiscal quarter prior to the event which requires its measurement.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

        "Credit Agreement" means the Agreement to Amend and Restate dated as of October 2, 2002, among the Company, the lenders named therein, together with Annex I which is the Amended and Restated Credit Agreement among the Company and the lenders named therein, dated as of December 28, 2000 and amended and restated as of October 2, 2002, and any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto or replacements thereof of all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and any agreement providing therefor (including, without limitation, any agreement increasing the amount borrowed thereunder if permitted by the "—Limitation on Incurrence of Additional Indebtedness" covenant above, or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder), whether by or with the same or any other lender, creditors, or group of creditors, and including related notes, guarantee agreements, security agreements and other instruments and agreements executed in connection therewith and whether by the same or any other agent, lender or group of lenders.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement, currency option contract, futures contract, or other similar agreement or arrangement designed to protect a Person against fluctuations in currency exchange rates.

        "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default under the Indenture.

        "Designated Non-Cash Consideration" means a promissory note from the purchaser of real estate from the Company or a Restricted Subsidiary not sold in connection with the sale of a business or other non-real estate assets which is secured by a first mortgage Lien on the property sold, and which property shall be free of any other Lien or encumbrance (other than any such Lien that, by its terms, is expressly subordinated or second in priority to the Lien granted to the Company or such Restricted Subsidiary).

        "Designated Senior Indebtedness" means (i) Indebtedness under or in respect of the Credit Agreement or any Foreign Subsidiary Credit Agreement to the extent it constitutes Senior Indebtedness or Guarantor Senior Indebtedness and (ii) any other Indebtedness constituting Senior Indebtedness or Guarantor Senior Indebtedness which, at the time of determination, has an aggregate principal amount of at least $25 million and is specifically designated in the instrument evidencing such Senior

Indebtedness or Guarantor Senior Indebtedness as "Designated Senior Indebtedness" by the Company or the applicable Subsidiary Guarantor, as the case may be. The instrument, agreement or other document evidencing any Designated Senior Indebtedness may place limitations and conditions on the right of such Designated Senior Indebtedness to exercise the rights of Designated Senior Indebtedness.

        "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or the passage of time or both, matures or is required to be redeemed or repurchased, pursuant to a sinking fund obligation or otherwise, including at the option of the holder thereof, by the issuer thereof or any of its Subsidiaries, in whole or in part, on or prior to the final maturity date of the notes. Notwithstanding the foregoing, any Capital Stock that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Capital Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's purchase of the notes required to be purchased pursuant to the provisions of the Indenture as described under "Right to Require Purchase of Notes upon a Change of Control" or "Covenants—Limitation on Asset Sales."

        "Domestic Subsidiary" means any Restricted Subsidiary of the Company organized under the laws of the United States or any state thereof or the District of Columbia.

        "Event of Loss" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

        "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by a majority of the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company.

        "Foreign Borrowing Base" means an amount equal to the sum of (i) 85% of the consolidated book value of the Receivables plus (ii) 60% of the consolidated book value of the inventory of the Foreign Subsidiaries incurring such Indebtedness.

        "Foreign Subsidiary" means any Restricted Subsidiary that is not a Domestic Subsidiary.

        "Foreign Subsidiary Credit Agreement" means the credit facilities and credit lines of Foreign Subsidiaries existing on the Issue Date and any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto or replacements thereof of all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and any agreement providing therefor (including, without limitation, any agreement increasing the amount borrowed thereunder if permitted by the "—Limitation on Incurrence of Additional Indebtedness" covenant above, or adding Foreign Subsidiaries of the Company as additional borrowers or guarantors thereunder), whether by or with the same or any other lender, creditors, or group of creditors, and including related notes, guarantee agreements, security agreements and other instruments and agreements executed in connection therewith and whether by the same or any other agent, lender or group of lenders.

        "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date.

        "Group" means a group of related Persons, as defined in Section 13(d) of the Exchange Act.

        "Guarantor Senior Indebtedness" means, with respect to any Subsidiary Guarantor, the principal of, premium, if any, and interest on, and fees, costs, enforcement expenses, collateral protection expenses and other reimbursement or indemnity obligations in respect of, and any other payments due pursuant to, any of the following, whether outstanding as of the date of the Indenture or incurred or created thereafter, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Subsidiary Guarantor:

  •
  all of such Subsidiary Guarantor's Indebtedness, obligations and other liabilities, contingent or otherwise, for money borrowed that is evidenced by a note, bond, debenture, loan agreement or similar instrument or agreement;

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  all of such Subsidiary Guarantor's noncontingent obligations (1) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (2) under any Interest Swap Obligations, (3) under any Currency Agreements and (4) under any Commodity Agreements;

  •
  all of such Subsidiary Guarantor's obligations for the payment of money relating to Capitalized Lease Obligations;

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  any liabilities of such Subsidiary Guarantor's Subsidiaries described in the preceding clauses that it has guaranteed or which are otherwise its legal liability; and

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  renewals, extensions, refundings, refinancings, restructurings, amendments and modifications of any such obligations.

provided, however, that in no event shall "Guarantor Senior Indebtedness" include (a) Indebtedness or other obligations owed to any Subsidiary Guarantor's Subsidiaries or Affiliates; (b) trade account payables incurred in the ordinary course of business, (c) any liabilities for taxes owed or owing by such Subsidiary Guarantor, (d) Indebtedness incurred in violation of the Indenture provisions under the covenant "Limitation on Incurrence of Additional Indebtedness," (e) Disqualified Capital Stock or (f) its obligations under the Guarantee.

        "Holder" means any holder of notes.

        "Indebtedness" means with respect to any Person, without duplication, (i) all Obligations of such Person for borrowed money whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof, to the extent of such portion, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations under Currency Agreements and Interest Swap Obligations of such Person, (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, including accrued dividends, if any and (x) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any Obligation of the type referred to in clauses (i) through (vi) and this clause (x), whether or not between or among the same parties. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. The amount of Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of the original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount will not be deemed to be an incurrence and (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

        "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

        "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

        "Investment" means, with respect to any Person, any direct or indirect advance, loan or other extension of credit (including, without limitation, a guarantee or the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition (whether by merger, consolidation, purchase or otherwise) by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person other than the notes. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be and commission, travel and similar advances to officers and employees made in the ordinary course of business. For purposes of the "Limitation on Restricted Payments" covenant, the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or writeoffs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided, however, that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Common Stock of such former Restricted Subsidiary not sold or disposed of. The value of any property deemed to be an Investment shall be the Fair Market Value of such property at the time of transfer.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's or BBB- (or the equivalent) by S&P.

        "Investment Grade Status" means any time at which the ratings of the notes by both Moody's and S&P are Investment Grade Ratings.

        "Issue Date" means the date of original issuance of the outstanding notes.

        "Lien", with respect to any Property of any Person, means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest) on or with respect to such Property.

        "Material Domestic Subsidiary" means any Domestic Subsidiary of the Company, the Consolidated Net Tangible Assets of which were more than 7.5% of the Company's Consolidated Net Tangible Assets as of the end of the most recently completed fiscal year of the Company for which audited financial statements are available; provided that, in the event the aggregate of the Consolidated Net Tangible Assets of all Domestic Subsidiaries that do not constitute Material Subsidiaries exceeds 7.5% of the Company's Consolidated Net Tangible Assets as of such date, the Company shall, to the extent necessary, designate sufficient Domestic Subsidiaries to be deemed to be "Material Domestic Subsidiaries" to eliminate such excess, and such designated Subsidiaries shall thereafter constitute Material Domestic Subsidiaries, or any Domestic Subsidiary that becomes a subsidiary guarantor under the Credit Agreement.

        "Moody's" means Moody's Investors Service, Inc., or any successor to the rating agency business thereof.

        "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Senior Indebtedness or Guarantor Senior Indebtedness that is required to be repaid in connection with such Asset Sale, (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale (e) payments to be made to other holders of capital stock in a Restricted Subsidiary, Permitted Joint Venture or Real Estate Venture in accordance with their pro rata interest in the entity; (f) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold within 30 days of the sale thereof; and (g) relocation expenses incurred as a result of the Asset Sale.

        "Non-Recourse Indebtedness" means Indebtedness (a) as to which neither the Company nor any of its Restricted Subsidiaries (1) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (2) is directly or indirectly liable (as a guarantor or otherwise), or (3) constitutes a lender, and (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

        "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness, whether contingent or otherwise.

        "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman, Chief Executive Officer, the President or any Vice President and the Chief Financial Officer, Controller or any Treasurer of such Person that shall comply with applicable provisions of the Indenture.

        "Permitted Business" means the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date, and any businesses reasonably related thereto (as determined in good faith by the Company's Board of Directors).

        "Permitted Indebtedness" means, without duplication, each of the following:

        (i)    Indebtedness of the Company or any of its Subsidiaries incurred or guaranteed pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $313 million in the aggregate reduced by any required permanent repayments pursuant to the provisions set forth under "Certain Covenants—Limitation on Asset Sales" (which are accompanied by a corresponding permanent commitment reduction) or any permanent reduction of commitments under the term loan thereunder or (b) an amount determined in accordance with a Borrowing Base;

        (ii)    Indebtedness under the outstanding notes, the Indenture and the Guarantees outstanding at the Issue Date and the corresponding exchange notes on the date of exchange;

        (iii)    Interest Swap Obligations of the Company or any of its Subsidiaries covering Indebtedness of the Company or any of its Subsidiaries; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture in the ordinary course of business and not for speculative purposes and to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

        (iv)    Indebtedness of the Company or any of its Subsidiaries under Currency Agreements; provided, however, that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

        (v)    Indebtedness of the Company or any of its Subsidiaries under Commodity Agreements entered into in the ordinary course of the financial management of the Company or such Subsidiary and not for speculative purposes;

        (vi)    Indebtedness of a Domestic Subsidiary to the Company or to a Domestic Subsidiary for so long as such Indebtedness is held by the Company or a Domestic Subsidiary, in each case subject to no Liens held by any Person other than the Company or a Domestic Subsidiary; provided, however any Indebtedness of a Subsidiary Guarantor to any Subsidiary of the Company that is not a Subsidiary Guarantor incurred after the Issue Date is unsecured and subordinated, pursuant to a written agreement, to such Subsidiary Guarantor's Guarantee; and provided, further that if as of any date any Person other than the Company or a Domestic Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, or such Domestic Subsidiary is designated an Unrestricted Subsidiary, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

        (vii)    Indebtedness of the Company to a Domestic Subsidiary for so long as such Indebtedness is held by a Domestic Subsidiary, in each case subject to no Lien; provided, however, that (a) any Indebtedness of the Company to any Domestic Subsidiary is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the notes and (b) if as of any date any Person other than a Domestic Subsidiary owns or holds any such Indebtedness or a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

        (viii)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

        (ix)    Indebtedness of the Company or any of its Subsidiaries represented by letters of credit or performance bonds for the account of the Company or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

        (x)    the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capitalized Lease Obligations, mortgage financings or Purchase Money Indebtedness, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction, improvement or lease of property, plant or equipment used in a Permitted Business (whether through the direct purchase of assets or through the acquisition of at least a majority of the Voting Stock of any Person owning such assets), in each case, in an amount not to exceed the Fair Market Value of the property, plant or equipment for which such Indebtedness was incurred at the time such Indebtedness was incurred and in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (x) not to exceed $15 million at any time outstanding;

        (xi)    guarantees provided under the covenant "—Additional Subsidiary Guarantees" and the guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary not otherwise prohibited by the Indenture;

        (xii)    Obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with industry practice;

        (xiii)    Indebtedness of the Company or any Restricted Subsidiary evidenced by promissory notes subordinated to the notes issued to current or former employees, directors, officers or consultants of the Company or any Restricted Subsidiary in lieu of cash payment for any Capital Stock of the Company being repurchased from such persons; provided that the aggregate amount of Indebtedness incurred does not exceed $3 million in any calendar year;

        (xiv)    Acquired Indebtedness; provided that at the time such Person was acquired by the Company or Restricted Subsidiary and after giving effect to the incurrence of such Indebtedness either the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the second sentence of the first paragraph of this covenant;

        (xv)    Indebtedness of the Company or a Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Subsidiary of the Company otherwise permitted by and in accordance with the provisions of the Indenture in an amount not greater than the net amount received by the Company and its Restricted Subsidiaries in connection with such disposition;

        (xvi)    Indebtedness consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business;

        (xvii)    Indebtedness of the Company or a Restricted Subsidiary to any Permitted Joint Venture or Real Estate Venture which when aggregated with Permitted Investments incurred pursuant to clause (xiii) of the definition of Permitted Investments does not to exceed the greater of $25 million or 3% of Consolidated Net Tangible Assets in the aggregate at any time outstanding;

        (xviii)    Indebtedness of Foreign Subsidiaries to the Company or any Domestic Subsidiary; provided that insofar as such Indebtedness exceeds $25 million, such excess shall be deducted from amounts available to make Restricted Payments;

        (xix)    Indebtedness of Foreign Subsidiaries pursuant to the Foreign Subsidiary Credit Agreement in an amount equal to the greater of (i) $35 million or (ii) the Foreign Borrowing Base;

        (xx)    Indebtedness existing on the date of the Indenture;

        (xxi)    Refinancing Indebtedness; and

        (xxii)    additional Indebtedness of the Company or any of its Restricted Subsidiaries in an aggregate principal amount not to exceed $20 million at any one time outstanding.

        "Permitted Investments" means (i) Investments by the Company or any Restricted Subsidiary of the Company in the Company or any Domestic Subsidiary or any Person that is or will become immediately after such Investment a Domestic Subsidiary or that will merge or consolidate into the Company or a Domestic Subsidiary; (ii) Investments in the Company by any Restricted Subsidiary of the Company; provided, however, that any Indebtedness evidencing such Investment by a Restricted Subsidiary is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the notes and the Indenture; (iii) Investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Subsidiaries in the ordinary course of business for bona fide business purposes and pursuant to applicable law not in excess of $2 million at any one time outstanding; (v) Currency Agreements and Interest Swap Obligations and Commodity Agreements entered into in the ordinary course of the Company's or its Subsidiaries' businesses and otherwise in compliance with the Indenture; (vi) Investments in trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (vii) Investments made by the Company or its Subsidiaries as a result of non-cash consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant; (viii) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (ix) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business consistent with industry practice; (x) Investments in Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments in lieu of cash amounts in which there has been a default; (xi) Investments acquired as a result of a foreclosure by the Company or such Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (xii) Investments the consideration for which consists solely of shares of Common Stock of the Company; (xiii) so long as no Event of Default has occurred and is continuing, Investments in any Real Estate Venture or Permitted Joint Venture; provided that the aggregate amount of Investments made pursuant to this clause (xiii), which when aggregated with Permitted Indebtedness incurred pursuant to clause (xvii) of the definition of Permitted Indebtedness shall not exceed the greater of $25 million or 3% of Consolidated Net Tangible Assets in the aggregate at any time outstanding; (xiv) Investments in Foreign Subsidiaries which when aggregated with Permitted Indebtedness incurred pursuant to clause (xviii) of the definition of Permitted Indebtedness shall not to exceed $25 million; and (xv) additional Investments in an amount outstanding at any one time not to exceed $15 million (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value). In the event an Investment pursuant to clause (xiii) or (xiv) is sold for cash or otherwise liquidated or repaid for cash the lesser of (A) the cash return of capital with respect to such Investment (less the cost of disposition if any), and (B) the initial amount of such Investment shall no longer be deemed outstanding for purposes of such clause.

        "Permitted Joint Venture" means any Person which is not a Subsidiary and is, directly or indirectly, through its Subsidiaries or otherwise, engaged principally in a Permitted Business, and at least 20% of the Capital Stock of which is owned by the Company or its Restricted Subsidiaries, on the one hand, and one or more Persons other than the Company or any Affiliate of the Company, on the other hand, whose principal facilities are located outside the United States of America.

        "Permitted Liens" means the following types of Liens:

        (i)    Liens in favor of the Trustee in its capacity as trustee for the Holders;

        (ii)    Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or that can be paid without penalty or (b) contested in good faith by appropriate proceedings and as to which the Company or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

        (iii)    statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

        (iv)    Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds, deposits for the payment of rent and other similar obligations (exclusive of obligations for the payment of borrowed money);

        (v)    judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

        (vi)    easements, rights-of-way, zoning restrictions, irregularities of title and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

        (vii)    any interest or title of a lessor under any Capitalized Lease Obligation; provided, however, that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

        (viii)    Liens to secure Purchase Money Indebtedness of the Company or any Restricted Subsidiary not to exceed $15 million in the aggregate at any one time outstanding; provided, however, that (A) the related Purchase Money Indebtedness is permitted to be incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant, (B) the related Purchase Money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired and (C) the Lien securing such Indebtedness shall be created within 180 days of such acquisition;

        (ix)    Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

        (x)    Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

        (xi)    Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and set-off;

        (xii)    Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

        (xiii)    Liens securing Indebtedness under Currency Agreements or Commodity Agreements;

        (xiv)    Liens securing Acquired Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant; provided, however, that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

        (xv)    Liens existing on the date of the Indenture;

        (xvi)    Liens securing Refinancing Indebtedness where the Liens securing Indebtedness being refinanced were permitted under the Indenture and on terms no more restrictive than the Indebtedness being refinanced;

        (xvii)    Liens under licensing agreements permitted under the Indenture;

        (xviii)    Liens in favor of customs and revenue authorities arising in the ordinary course of business and as a matter of law to secure payment of customs duties;

        (xix)    Liens granted in connection with a Qualified Securitization Transaction;

        (xx)    Liens arising as a result of litigation or legal proceedings that are currently being contested in good faith by appropriate and diligent action; and

        (xxi)    Customary deposits granted in the ordinary course of business under operating leases otherwise permitted under the Indenture.

        "Person" means an individual, partnership, corporation, unincorporated organization, association, joint stock company, company (including a limited liability company), trust or joint venture, or a governmental agency or political subdivision thereof or any other entity.

        "Plan of Liquidation" means a plan or proposal for the liquidation or dissolution of an entity in accordance with the laws of the jurisdiction of its formation.

        "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

        "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the Indenture, the value of any Property shall be its Fair Market Value.

        "Purchase Money Indebtedness" means Indebtedness the net proceeds of which are used to finance the cost (including the cost of construction) of property or assets acquired in the normal course of business by the Person incurring such Indebtedness.

        "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

        "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary in connection with or reasonably related to a transaction or series of transactions in which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to (1) a Special Purpose Vehicle or (2) any other Person, or may grant a security interest in, any equipment and related assets (including contract rights) or Receivables or interests therein secured by goods or services financed thereby (whether such Receivables are then existing or arising in the future) of the Company or any Restricted Subsidiary, and any assets relating thereto including, without limitation, all security or ownership interests in goods or services financed thereby, the proceeds of such Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets, as any agreement governing any such transactions may be renewed, refinanced, amended, restated or modified from time to time.

        "Real Estate Venture" means any Person which is not a Restricted Subsidiary and is, directly or indirectly, through its Subsidiaries or otherwise, engaged principally in the acquisition, development or financing of real estate activities, and at least 20% of the Capital Stock of which is owned by the Company or its Restricted Subsidiaries, on the one hand, and one or more Persons other than the Company or any Affiliate of the Company, on the other hand.

        "Receivables" means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the financing by the Company or any Restricted Subsidiary of goods or services, and monies due thereunder, security or ownership interests in the goods and services financed thereby, records relating thereto, and the right to payment of any interest or finance charges and other obligations with respect thereto, proceeds from claims on insurance policies related thereto, any other proceeds related thereto and other related rights.

        "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness (including Disqualified Capital Stock) incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant (provided that Refinancing Indebtedness shall not include Indebtedness described in clauses (i), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xii), (xiii), (xv), (xvi), (xvii), (xviii), (xix), (xx) and (xxii) of the definition of Permitted Indebtedness), in each case that does not (1) result in an increase in the aggregate principal amount or liquidation preference of Indebtedness (or if such Indebtedness was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) of such Person and plus the amount of reasonable expenses incurred by the Company or such Restricted Subsidiary, as the case may be, in connection with such Refinancing), except to the extent that any such increase in Indebtedness is otherwise permitted by the Indenture or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity or redemption date earlier than the final maturity or redemption date of the Indebtedness being Refinanced; provided, however, that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the notes or the Guarantees, then such Refinancing Indebtedness shall be subordinate to the notes or the Guarantees, as the case may be, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

        "Registration Rights Agreement" means the Registration Rights Agreement dated on or prior to the Issue Date among the Company, the Subsidiary Guarantors and the Initial Purchasers.

        "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Rating Service, a division of the McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

        "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of the Company of any property, whether owned by the Company or any Restricted Subsidiary of the Company at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property, other than between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

        "Senior Indebtedness" means, the principal of, premium, if any, and interest on, and fees, costs, enforcement expenses, collateral protection expenses and other reimbursement or indemnity obligations in respect of, and any other payments due pursuant to, any of the following, whether outstanding as of the date of the Indenture or incurred or created thereafter, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the notes:

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  all of our Indebtedness, obligations and other liabilities, contingent or otherwise, for money borrowed that is evidenced by a note, bond, debenture, loan agreement or similar instrument or agreement, including, without limitation, all amounts outstanding from time to time under the Credit Agreement;

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  all of our noncontingent obligations (1) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (2) under any Interest Swap Obligations and (3) under any Currency Agreements;

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  all of our obligations for the payment of money relating to Capitalized Lease Obligations;

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  all of our obligations pursuant to the guarantee by the Company or a Restricted Subsidiary of Indebtedness of Foreign Subsidiaries pursuant to the Foreign Subsidiary Credit Agreement;

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  any liabilities of our Subsidiaries described in the preceding clauses that we have guaranteed or which are otherwise our legal liability; and

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  renewals, extensions, refundings, refinancings, restructurings, amendments and modifications of any such obligations.

provided, however, that in no event shall Senior Indebtedness include (a) Indebtedness or other obligations owed to any of our Subsidiaries or Affiliates; (b) trade account payables or any other obligation of the Company to trade accounts created or assumed by the Company incurred in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities, (c) any liabilities for federal, state, local or other taxes owed or owing by us or any of our Subsidiaries, (d) Indebtedness incurred in violation of the Indenture provisions under the covenant "Limitation on Incurrence of Additional Indebtedness," (e) our obligations under the Company's 5 3/4% Convertible Subordinated Notes due 2007, (f) Obligations with respect to Capital Stock of the Company, (g) our obligations under the notes or (h) Indebtedness of the Company that is by its terms subordinated in right of payment to the notes.

        "Significant Subsidiary" shall have the meaning set forth in Rule 1-02(w) of Regulation S-X under the Securities Act, as in effect on the Issue Date.

        "Special Purpose Vehicle" means a bankruptcy-remote entity or trust or other special purpose entity which is formed by the Company, any Subsidiary of the Company or any other Person for the purpose of, and engages in no material business other than in connection with a Qualified Securitization Transaction or other similar transactions of Receivables or other similar or related assets.

        "Subsidiary", with respect to any Person, means (i) any corporation, company (including any limited liability company) joint venture, association or other business entity of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors, managers or trustees under ordinary circumstances shall at the time be owned or controlled, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person or one or more of the other Subsidiaries of that Person (or a continuation thereof).

        "Subsidiary Guarantor" means (a) each of the Domestic Subsidiaries as of the Issue Date and (b) each of the Company's Subsidiaries that in the future executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms of the Indenture as a Subsidiary Guarantor; provided, however, that any Person constituting a Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its Guarantee is released in accordance with the terms of the Indenture.

        "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that does not directly or indirectly own, beneficially or of record, any Capital Stock of, and subordinated Indebtedness of, or own or hold any Lien on any property of, the Company or any other Restricted Subsidiary of the Company and that, at the time of determination shall be or continue to be designated as an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided for in "Certain Covenants—Limitations on Restricted and Unrestricted Subsidiaries;" provided, that such Subsidiary at the time of such designation (a) has no Indebtedness other than Non-Recourse Indebtedness; (b) is not a party to any agreement, contract, arrangement or understanding with the Company or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained from Persons who are not Affiliates of the Company or that complies with the provisions under "—Limitation on Transactions with Affiliates;" (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation to (x) subscribe for additional Capital Stock or (y) maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, and (ii) any Subsidiary of an Unrestricted Subsidiary.

        "Voting Stock" means stock or securities of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking, fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

        "Wholly-Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities normally entitled to vote in the election of directors are owned by such Person or any Wholly-Owned Subsidiary of such Person.

        "Wholly-Owned Restricted Subsidiary" of any Person means any Wholly-Owned Subsidiary which is also a Restricted Subsidiary of such Person.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of these exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, after the expiration date of the exchange offer for as long as any broker-dealer has an obligation to deliver a prospectus in connection with any resale of these exchange notes, not to exceed 90 days, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with these resales.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any of these resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from these broker-dealers and/or the purchasers of exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any of these resales of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        After the expiration date of the exchange offer for as long as any broker-dealer has an obligation to deliver a prospectus in connection with any resale of these exchange notes, not to exceed 90 days, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the outstanding notes, other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the outstanding notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

        The outstanding notes were initially purchased by Deutsche Bank Securities Inc., Wachovia Capital Markets, LLC, Scotia Capital (USA) Inc., Wells Fargo Securities, LLC and BNY Capital Markets, Inc., as initial purchasers, in a private placement. Some of the initial purchasers have advised us that they intend to make a market in the outstanding notes and/or the exchange notes. They are not obligated, however, to do so, and any market-making activities, if undertaken, may be discontinued by the initial purchasers in their discretion at any time without notice.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material U.S. federal income tax considerations relating to the exchange offer and to the purchase, ownership and disposition of the notes by initial holders. For purposes of this section, references to the notes shall be deemed to refer to the outstanding notes or the exchange notes, as applicable.

        The following summary is not a complete analysis of all the potential tax considerations relating to the notes. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated under the Code, and currently effective administrative rulings and judicial decisions, all relating to the U.S. federal income tax treatment of debt instruments. These authorities may be changed, perhaps with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service, or I.R.S., or an opinion of counsel with respect to the statements made herein concerning the notes, and we cannot assure you that the I.R.S. will agree with such statements.

        This summary assumes that the notes are held as capital assets and holders purchased the notes upon their initial issuance at the notes' initial offering price. This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address all tax considerations that may be applicable to holders' particular circumstances or to holders that may be subject to special tax rules, such as, for example:

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  holders subject to the alternative minimum tax;

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  banks, insurance companies, or other financial institutions;

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  tax-exempt organizations;

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  dealers in securities or commodities;

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  expatriates;

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  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

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  holders whose functional currency is not the U.S. dollar;

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  persons that will hold the notes as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction;

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  persons deemed to sell the notes under the constructive sale provisions of the Code; or

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  partnerships or other pass-through entities.

        If a partnership holds notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our notes, you should consult your tax advisor regarding the tax consequences of the purchase, ownership and disposition of the notes.

        This summary of the material U.S. federal income tax considerations is not tax advice. You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

Tax Consequences of the Offer

        Because the exchange notes will not differ materially in kind or extent from the outstanding notes, your exchange of outstanding notes for exchange notes will not constitute a taxable disposition of the outstanding notes for U.S. federal income tax purposes. As a result, you will not recognize taxable income, gain or loss on such exchange, your holding period for the exchange notes will include the holding period for the outstanding notes so exchanged, your adjusted tax basis in the exchange notes immediately following the exchange will be the same as your adjusted tax basis in the outstanding notes so exchanged immediately prior to the exchange, and the U.S. federal income tax consequences associated with owning the outstanding notes will generally continue to apply to the exchange notes. The following discussion of the U.S. federal income tax consequences of the ownership of "notes" describes the material U.S. federal income tax consequences of the ownership of exchange notes.

Consequences to U.S. Holders

        The following is a summary of the material U.S. federal income tax consequences that will apply to you if you are a "U.S. Holder" of the notes. Certain consequences to "Non-U.S. Holders" of the notes are described under "—Consequences to Non-U.S. Holders," below. "U.S. Holder" means a beneficial owner of a note that is, for U.S. federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision of the United States;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust that (1) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

  Payments of Interest

        Stated interest on the notes will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

  Disposition of Notes

        Upon the sale, exchange (other than pursuant to the exchange offer), redemption or other taxable disposition of a note, you generally will recognize taxable gain or loss equal to the difference between the amount realized on such disposition (except to the extent any amount realized is attributable to accrued but unpaid interest, which is treated as interest as described above) and your adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal the cost of the note to such holder.

        Gain or loss recognized on the disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder's holding period for the note is more than 12 months. The deductibility of capital losses by U.S. Holders is subject to certain limitations.

  Information Reporting and Backup Withholding

        In general, information reporting requirements will apply to certain payments of principal, premium (if any) and interest on and the proceeds of certain sales of notes unless you are an exempt recipient. A backup withholding tax will apply to such payments if you fail to provide your taxpayer identification number or certification of exempt status or have been notified by the I.R.S. that payments to you are subject to backup withholding.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided that you furnish the required information to the I.R.S. on a timely basis.

Consequences to Non-U.S. Holders

        The following is a summary of the material U.S. federal income tax consequences that will apply to you if you are a Non-U.S. Holder of notes. The term "Non-U.S. Holder" means a beneficial owner of a note that is, for U.S. federal income tax purposes, a nonresident alien or a corporation, estate or trust that is not a U.S. Holder.

        Special rules may apply to certain Non-U.S. Holders such as "controlled foreign corporations," "passive foreign investment companies" and "foreign personal holding companies," as such terms are defined in the Code. If you are a Non-U.S. Holder, we encourage you to consult your own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to you.

  Payments of Interest

        The 30% U.S. federal withholding tax (or lower applicable treaty rate) will not apply to any payment to you of interest on a note that is not effectively connected with a U.S. trade or business provided that:

  •
  you do not actually or constructively (under applicable attribution rules) own 10% or more of the total combined voting power of our voting stock, within the meaning of Section 871(h)(3) of the Code;

  •
  you are not a controlled foreign corporation that is related to us directly or indirectly through stock ownership;

  •
  you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and

  •
  (a) you provide your name and address, and certify, under penalties of perjury, that you are not a "United States person" (which certification may be made on an I.R.S. Form W-8BEN) or (b) a securities clearing organization, bank, or other financial institution that holds customers' securities in the ordinary course of its business holds the note on your behalf and certifies, under penalties of perjury, either that it has received I.R.S. Form W-8BEN from you or from another qualifying financial institution intermediary or that it is permitted to establish and has established your foreign status through other documentary evidence, and otherwise complies with applicable requirements. If the notes are held by or through certain foreign intermediaries or certain foreign partnerships, such foreign intermediaries or partnerships must also satisfy the certification requirements of applicable Treasury Regulations.

        If you cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) I.R.S. Form W-8BEN claiming an exemption from or reduction in withholding under an applicable tax treaty or (2) I.R.S. Form W-8ECI stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States. If you are engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business, you will instead be required to pay U.S. federal income tax on that interest on a net income basis in the same manner as if you were a U.S. Holder, except as otherwise provided by an applicable tax treaty. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, interest on the notes which is effectively connected with your conduct of a trade or business in the United States would be included in your earnings and profits.

  Disposition of Notes

        Any gain recognized upon the sale, exchange, redemption or other taxable disposition of a note (except with respect to accrued and unpaid interest, which would be taxable as such) will not be subject to the 30% U.S. federal withholding tax. Such gain also will not be subject to U.S. federal income tax unless:

  •
  that gain is effectively connected with your conduct of a trade or business in the United States; or

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

        A Non-U.S. Holder described in the first bullet point above will generally be required to pay U.S. federal income tax on the net gain derived from the sale, except as otherwise required by an applicable tax treaty, and if such holder is a foreign corporation, it may also be required to pay a branch profits tax at a 30% rate or a lower rate if so specified by an applicable tax treaty.

  Information Reporting and Backup Withholding

        In general, information reporting and backup withholding may apply to certain payments of principal, premium (if any) and interest on the notes to Non-U.S. Holders, as well as to the proceeds of certain sales of notes made through brokers, unless the holder has made appropriate certifications as to its foreign status, or has otherwise established an exemption. The certification of foreign status described above under "—Payments of Interest" is effective to establish an exemption from backup withholding.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided that you furnish the required information to the I.R.S. on a timely basis.

LEGAL MATTERS

        Jones Day, 222 East 41st Street, New York, New York 10017, will pass upon the validity of the exchange notes and the subsidiary guarantees. Bass, Berry & Sims PLC, 315 Deaderick Street, AmSouth Center, Suite #2700, Nashville, Tennessee 37238, will pass upon certain legal matters under Tennessee law for us regarding the subsidiary guarantee of Aerojet Ordnance Tennessee, Inc.

EXPERTS

        Ernst & Young LLP, independent auditors, have audited our consolidated financial statements as of November 30, 2002 and 2001, and for each of the three years in the period ended November 30, 2002, as set forth in their report. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
AND INCORPORATION BY REFERENCE

        We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance with these requirements, we file reports, proxy statements and other information relating to our business, financial condition and other matters with the Securities and Exchange Commission. We are required to disclose in such reports certain information, as of particular dates, concerning our operating results and financial condition, officers and directors, principal holders of securities, any material interests of such persons in transactions with us and other matters. Reports, proxy statements and other information filed by us can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

        The Securities and Exchange Commission also maintains a website that contains reports, proxy and information statements and other information regarding registrants like us that file electronically with the Securities and Exchange Commission. The address of such site is: http://www.sec.gov. Reports, proxy statements and other information concerning our business may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. This information may also be obtained from us as described below.

        We incorporate by reference the documents listed below that we have filed with the Securities and Exchange Commission (File No. 1-1520) and any filings that we make with the Securities and Exchange Commission on or after the date of this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

  •
  Our Annual Report on Form 10-K for the fiscal year ended November 30, 2002 (File No. 1-1520);

  •
  Our Annual Proxy Statement dated February 18, 2003;

  •
  Our Quarterly Reports on Form 10-Q for the fiscal quarters ended February 28, 2003 (File No. 1-1520), May 31, 2003 (File No. 1-1520) and August 31, 2003 (File No. 1-1520) and Amendment No. 1 to the quarterly report on Form 10-Q for the fiscal quarter ended August 31, 2003 (File No. 1-1520); and

  •
  Our Current Reports on Form 8-K dated March 10, 2003 (File No. 1-1520), March 26, 2003 (File No. 1-1520) (only to the extent described in Item 5 thereof), May 5, 2003 (File No. 1-1520), July 24, 2003 (File No. 1-1520), August 6, 2003 (File No. 1-1520), October 3, 2003 (File No. 1-1520), October 17, 2003 (File No. 1-1520), November 19, 2003 (File No. 1-1520) and November 20, 2003 (File No. 1-1520).

        Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part of this prospectus, except as so modified, and any statement so superseded will not be deemed to constitute a part of this prospectus.

        The information related to us contained in this prospectus should be read together with the information contained in the documents incorporated by reference.

        We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated into this prospectus by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents, or referred to in this prospectus. Requests should be directed to:

        GenCorp Inc.
        P. O. Box 537012
        Sacramento, California 95853-7012
        Attention: Secretary
        (916) 355-4000

REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of GenCorp Inc.:

        We have audited the accompanying consolidated balance sheets of GenCorp Inc. as of November 30, 2002 and 2001, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended November 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Company, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of GenCorp Inc. at November 30, 2002 and 2001, and the consolidated results of its operations and its cash flows for each of the three years in the period ended November 30, 2002, in conformity with accounting principles generally accepted in the United States.

/s/ ERNST & YOUNG LLP

Sacramento, California
January 20, 2003

GENCORP INC.

Consolidated Statements of Income

	Year ended November 30,
	2002	2001	2000
	(Dollars in millions, except per share amounts)
Net Sales	$1,135	$1,486	$1,047
Costs and Expenses
Cost of products sold	935	1,328	860
Selling, general and administrative	55	42	40
Depreciation and amortization	66	77	50
Interest expense	16	33	18
Other (income) expense, net	4	(22)	(4)
Restructuring charges	2	40	—
Unusual items, net	15	(199)	(4)

	1,093	1,299	960
Income Before Income Taxes	42	187	87
Provision for income taxes	12	59	35

Income Before Cumulative Effect of a Change in Accounting Principle	30	128	52
Cumulative Effect of a Change in Accounting Principle, net of income taxes	—	—	74

Net Income	$30	$128	$126

Earnings Per Share of Common Stock
Basic:
Income before cumulative effect of a change in accounting principle	$0.71	$3.03	$1.24
Cumulative effect of a change in accounting principle	—	—	1.76

Total	$0.71	$3.03	$3.00

Diluted:
Income before cumulative effect of a change in accounting principle	$0.69	$3.00	$1.23
Cumulative effect of a change in accounting principle	—	—	1.76

Total	$0.69	$3.00	$2.99

Weighted average shares of common stock outstanding	42.8	42.2	41.9

Weighted average shares of common stock outstanding assuming dilution	48.6	42.6	42.1

Dividends Declared Per Share of Common Stock	$0.12	$0.12	$0.12

See Notes to Consolidated Financial Statements.

GENCORP INC.

Consolidated Balance Sheets

	As of November 30,
	2002	2001
	(Dollars in millions, except share amounts)
Current Assets
Cash and cash equivalents	$48	$44
Accounts receivable	139	173
Inventories, net	167	167
Recoverable from the U.S. government and other third parties for environmental remediation costs	24	18
Current deferred income taxes	—	14
Prepaid expenses and other	5	4

Total Current Assets	383	420
Noncurrent Assets
Property, plant and equipment, net	481	454
Recoverable from the U.S. government and other third parties for environmental remediation costs	208	140
Deferred income taxes	9	6
Prepaid pension asset	337	287
Goodwill	126	65
Other noncurrent assets, net	92	96

Total Noncurrent Assets	1,253	1,048

Total Assets	$1,636	$1,468

Current Liabilities
Short-term borrowings and current portion of long-term debt	$22	$17
Accounts payable	89	140
Reserves for environmental remediation	39	35
Income taxes payable	22	29
Current deferred income taxes	1	—
Other current liabilities	200	220

Total Current Liabilities	373	441
Noncurrent Liabilities
Convertible subordinated notes	150	—
Other long-term debt, net of current portion	215	197
Reserves for environmental remediation	301	244
Postretirement benefits other than pensions	176	194
Other noncurrent liabilities	61	82

Total Noncurrent Liabilities	903	717

Total Liabilities	1,276	1,158
Commitments and Contingent Liabilities
Shareholders' Equity
Preference stock, par value of $1.00; 15 million shares authorized; none issued or outstanding	—	—
Common stock, par value of $0.10; 150 million shares authorized; 43.5 million shares issued, 43.0 million outstanding in 2002; 43.3 million shares issued, 42.6 million shares outstanding in 2001	4	4
Other capital	13	9
Retained earnings	356	331
Accumulated other comprehensive loss, net of income taxes	(13)	(34)

Total Shareholders' Equity	360	310

Total Liabilities and Shareholders' Equity	$1,636	$1,468

See Notes to Consolidated Financial Statements.

GENCORP INC.

Consolidated Statements of Shareholders' Equity

	Common Stock				Accumulated Other Comprehensive Loss
			Other Capital	Retained Earnings		Total Shareholders' Equity
	Shares	Amount
	(Dollars in millions, except share and per share amounts)
November 30, 1999	41,862,301	$4	$—	$87	$(17)	$74
Net income	—	—	—	126	—	126
Currency translation adjustments and other	—	—	—	—	(11)	(11)
Cash dividends of $0.12 per share	—	—	—	(5)	—	(5)
Shares issued under stock option and stock incentive plans	104,679	—	2	—	—	2

November 30, 2000	41,966,980	4	2	208	(28)	186
Net income	—	—	—	128	—	128
Currency translation adjustments and other	—	—	—	—	(6)	(6)
Cash dividends of $0.12 per share	—	—	—	(5)	—	(5)
Shares issued under stock option and stock incentive plans	661,187	—	7	—	—	7

November 30, 2001	42,628,167	4	9	331	(34)	310
Net income	—	—	—	30	—	30
Currency translation adjustments and other	—	—	—	—	21	21
Cash dividends of $0.12 per share	—	—	—	(5)	—	(5)
Shares issued under stock option and stock incentive plans	339,927	—	4	—	—	4

November 30, 2002	42,968,094	$4	$13	$356	$(13)	$360

See Notes to Consolidated Financial Statements.

GENCORP INC.

Consolidated Statements of Cash Flows

	Year ended November 30,
	2002	2001	2000
	(Dollars in millions)
Operating Activities
Income from continuing operations	$30	$128	$52
Adjustments to reconcile income from continuing operations to net cash (used in) provided by operating activities:
Net loss on reacquisition of minority ownership interest in subsidiary	2	—	—
Gain on sale of businesses	6	(206)	(5)
Gain on sale of property, plant and equipment	—	(23)	—
Foreign currency gain	—	(11)	—
Depreciation and amortization	66	77	50
Deferred income taxes	12	66	14
Changes in operating assets and liabilities net of effects of acquisitions and dispositions of businesses:
Accounts receivable	52	(34)	4
Inventories	5	33	(38)
Other current assets	(1)	(3)	4
Other noncurrent assets	(133)	23	17
Current liabilities	(95)	(18)	(31)
Other noncurrent liabilities	33	(101)	(44)

Net Cash (Used in) Provided by Operating Activities	(23)	(69)	23
Investing Activities
Capital expenditures	(45)	(49)	(82)
Proceeds from disposition of EIS business	(6)	315	—
Proceeds from the sale of minority interest in subsidiary	—	—	25
Proceeds from sale of property, plant and equipment	1	12	—
Acquisition of businesses, net of cash acquired	(91)	(184)	—

Net Cash (Used in) Provided by Investing Activities	(141)	94	(57)
Financing Activities
Proceeds from issuance of convertible debt	150	—	—
Borrowings (repayments) on revolving credit facility, net	(75)	(84)	37
Repayments on short-term debt, net	(7)	(4)	(5)
Proceeds from the issuance of long-term debt	140	350	—
Repayments on long-term debt	(42)	(262)	—
Dividends paid	(5)	(5)	(5)
Other equity transactions	4	7	1

Net Cash Provided by Financing Activities	165	2	28

Effect of exchange rate fluctuations on cash and cash equivalents	3	—	—

Net Increase (Decrease) in Cash and Cash Equivalents	4	27	(6)
Cash and Cash Equivalents at Beginning of Year	44	17	23

Cash and Cash Equivalents at End of Year	$48	$44	$17

See Notes to Consolidated Financial Statements.

GENCORP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    Summary of Significant Accounting Policies

a.    Basis of Presentation and Nature of Operations

        The consolidated financial statements of GenCorp Inc. (GenCorp or the Company) include the accounts of the parent company and its wholly-owned and majority-owned subsidiaries. See Note 7 for a discussion of recent business acquisitions and divestitures. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain reclassifications have been made to financial information for prior years to conform to the current year's presentation.

        The Company is a multinational manufacturing company operating primarily in the U.S. and Europe. The Company's continuing operations are organized into three segments: GDX Automotive, Aerospace and Defense and Fine Chemicals. The Company's GDX Automotive segment is a major automotive supplier, engaged in the development, manufacture and sale of highly engineered extruded and molded rubber and plastic sealing systems for vehicle bodies and windows for automotive original equipment manufacturers. The Aerospace and Defense segment includes the operations of Aerojet-General Corporation (Aerojet or AGC). Aerojet's business primarily serves high technology markets that include space and strategic rocket propulsion and tactical weapons. Primary customers served include major prime contractors to the U.S. government, the Department of Defense (DoD) and the National Aeronautics and Space Administration (NASA). The Company also has significant undeveloped real estate holdings in California. The Company's real estate activities are a component of its Aerospace and Defense segment. The Company's Fine Chemicals segment consists of the operations of Aerojet Fine Chemicals LLC (AFC). AFC's sales are derived primarily from the sale of custom manufactured active pharmaceutical ingredients and advanced/registered intermediates to pharmaceutical and biotechnology companies. Information on the Company's operations by segment and geographic area is provided in Note 11.

        The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

b.    Workforce

        As of November 30, 2002, approximately 55 percent of the Company's employees are covered by collective bargaining or similar agreements. Of the covered employees, approximately 12 percent are covered by collective bargaining agreements that are due to expire within one year.

c.    Cash Equivalents

        All highly liquid debt instruments purchased with remaining maturity at the date of purchase of three months or less are considered to be cash equivalents. The Company classifies securities underlying its cash equivalents as "available-for-sale" in accordance with the Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities (SFAS 115). Cash equivalents are stated at cost, which approximates fair value, due to the highly liquid nature and short duration of the underlying securities.

d.    Inventories

        The GDX Automotive segment uses the first-in, first-out (FIFO) method for accounting for inventory costs for facilities acquired as part of the Draftex acquisition (see Note 7) and all other non-U.S. facilities and the last-in, first-out (LIFO) method for all other GDX Automotive locations.

The Aerospace and Defense and Fine Chemicals segments use the average cost method. Inventories are stated at the lower of cost or market value (see Note 2).

e.    Property, Plant and Equipment

        Property, plant and equipment are recorded at cost. Refurbishment costs are capitalized in the property accounts, whereas ordinary maintenance and repair costs are expensed as incurred. Depreciation is computed principally by the straight-line method for the GDX Automotive and Fine Chemicals segments, and by accelerated methods for the Aerospace and Defense segment. Depreciable lives on buildings and improvements, and machinery and equipment, range from five years to 45 years, and three years to 15 years, respectively.

        Impairment of long-lived assets is recognized when events or circumstances indicate that the carrying amount of the asset, or related groups of assets, may not be recoverable. Under SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144), which supersedes SFA No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (SFAS 121), a long-lived asset classified as "held for sale" is initially measured at the lower of its carrying amount or fair value less costs to sell. In the period that the "held for sale" criteria is met, the Company recognizes an impairment charge for any initial adjustment of the long-lived asset amount. Gains or losses not previously recognized resulting from the sale of a long-lived asset are recognized on the date of sale.

f.    Goodwill and Other Intangible Assets

        The Company adopted the provisions of SFAS No. 142, Goodwill and Other Intangible Assets (SFAS 142) effective December 1, 2001. Under SFAS 142, goodwill and indefinite lived intangible assets are no longer amortized but are reviewed annually for impairment, or more frequently if indications of possible impairment exist. The Company has performed the requisite transitional impairment tests for goodwill and other intangible assets as of December 1, 2001 and has determined that they were are not impaired as of that date.

        Goodwill represents the excess of purchase price over the estimated fair value of net assets acquired. Identifiable intangible assets, such as existing technology, customer backlog, patents, trademarks and licenses, are recorded at cost or when acquired as part of a business combination at estimated fair value. Identifiable intangible assets are amortized over their estimated useful life using the straight-line method over periods ranging from three to 20 years. As of November 30, 2002, goodwill totaled $126 million of which $84 million was allocable to the GDX Automotive segment and $42 million was allocable to the Aerospace and Defense segment. Other net intangible assets totaled $15 million. As of November 30, 2001, goodwill totaled $65 million and other intangible assets totaled $24 million, including assembled workforce of $20 million which was reclassified to goodwill in fiscal 2002 in accordance with SFAS 142. Accumulated amortization of goodwill and other intangible assets was $8 million as of November 30, 2002 and 2001.

        The Company periodically evaluates the value of its goodwill and the period of amortization of its other intangible assets and determines if such assets are impaired by comparing the carrying values with estimated future undiscounted cash flows. This analysis is performed separately for the goodwill that resulted from each acquisition and for the other intangibles. The Company performed the annual impairment tests for goodwill as of September 1, 2002 and has determined that goodwill was not impaired as of that date. Other intangible assets are evaluated when indicators of impairment exist.

g.    Pre-Production Costs

        The Company accounts for certain pre-production costs in accordance with EITF Issue No. 99-5, Accounting for Pre-Production Costs Related to Long-term Supply Arrangements. This EITF addresses the accounting treatment and disclosure requirements for pre-production costs incurred by original equipment manufacturers suppliers to perform certain services related to the design and development of the parts they will supply to the original equipment manufacturers suppliers as well as the design and development costs to build molds, dies and other tools that will be used in producing parts. At November 30, 2002, the Company has recorded, as a noncurrent asset, $4 million of costs for tooling for which the customer reimbursement is assured.

h.    Revenue Recognition/Long-Term Contracts

        Generally, sales are recorded when products are shipped, customer acceptance has occurred, all other significant customer obligations have been met and collection is reasonably assured. Sales are recorded net of provisions for customer pricing allowances.

        In certain circumstances, the Company's Fine Chemicals segment records sales when products are shipped, before customer acceptance has occurred because adequate controls are in place to ensure compliance with contractual product specifications and a substantial history of performance has been established. In addition, the Fine Chemicals segment recognizes revenue under two contracts before the finished product is delivered to the customers. These customers have specifically requested that AFC invoice for the finished product and hold the finished product in inventory until a later date.

        The Company accounts for sales derived from long-term development and production contracts in accordance with Statement of Position No. 81-1, "Accounting for Performance of Construction-Type and Certain Production-Type Contracts." The Company considers the nature of the individual underlying contract and the type of products and services provided in determining the proper accounting for a particular contract. Each method is applied consistently to all contracts having similar characteristics, as described below. Sales and income under most fixed-price and fixed-price-incentive production type contracts, typically consisting of several separate units of output, are recorded as deliveries are made. Sales and income under some fixed-price contracts are recorded based on a measurement of costs incurred to date as compared to total costs to be incurred, plus any applicable profit. For these contracts, where relatively few deliverable units are produced over a period of more than two years, revenue and income are recognized at the completion of measurable tasks. Contracts with no or few deliverable units are recognized as costs are incurred and include estimated earned fees in the proportion that costs incurred to date bear to total estimated costs of these contracts. For fixed-price and fixed-price-incentive contracts, if at any time expected costs exceed the value of the contract, the loss is recognized immediately.

        Certain government contracts contain cost or performance incentive provisions that provide for increased or decreased fees or profits based upon actual performance against established targets or other criteria. Penalties and cost incentives are considered in estimated sales and profit rates. Performance incentives are recorded when earned or measurable. Provisions for estimated losses on contracts are recorded when such losses become evident. The Company uses the full absorption costing method for government contracts which includes direct costs, allocated overhead and general and administrative expense. Work-in-process on fixed-price contracts includes full cost absorption, less the average estimated cost of units or items delivered.

i.    Research and Development Expenses

        Company-sponsored research and development (R&D) expenses were $17 million in fiscal 2002, $24 million in fiscal 2001 and $26 million in fiscal 2000. Included in these amounts were R&D expenses related to the Electronics and Information Systems (EIS) business of $4 million in fiscal 2001 and $7 million in fiscal 2000. Company-sponsored R&D expenses include the costs of technical activities that are useful in developing new products, services, processes or techniques, as well as those expenses for technical activities that may significantly improve existing products or processes.

        Customer-sponsored R&D expenditures, which are funded under government contracts, totaled $99 million in fiscal 2002, $215 million in fiscal 2001 and $162 million in fiscal 2000. Included in these amounts were R&D expenses related to the EIS business of $146 million in fiscal 2001 and $110 million in fiscal 2000 (see Note 7).

j.    Environmental Remediation Costs

        The Company accounts for identified or potential environmental remediation liabilities in accordance with the American Institute of Certified Public Accountants' Statement of Position 96-1, Environmental Remediation Liabilities (SOP 96-1) and Security and Exchange Commission (SEC) Staff Accounting Bulletin No. 92, Accounting and Disclosures Relating to Loss Contingencies. Under this guidance, the Company expenses, on a current basis, recurring costs associated with managing hazardous substances and pollution in ongoing operations. The Company accrues for costs associated with the remediation of environmental pollution when it becomes probable that a liability has been incurred, and its proportionate share of the amount can be reasonably estimated. In most cases only a range of reasonably possible costs can be estimated. In establishing the Company's reserves, the most probable estimated amount is used when determinable, and the minimum amount is used when no single amount in the range is more probable. The Company's environmental reserves include the costs of completing remedial investigation and feasibility studies, remedial and corrective actions, regulatory oversight costs, the cost of operation and maintenance of the remedial action plan, and employee compensation costs for employees who are expected to devote a significant amount of time to remediation efforts. Measurement of environmental reserves is based on the evaluation of currently available information with respect to each individual environmental site and considers factors such as existing technology, presently enacted laws and regulations, and prior experience in remediation of contaminated sites. Such estimates are based on the expected costs of investigation and remediation and the likelihood that other potentially responsible parties will be able to fulfill their commitments at sites where the Company may be jointly or severally liable. The Company recognizes amounts recoverable from insurance carriers, the U.S. government or other third parties, when the collection of such amounts is probable. Pursuant to U.S. government agreements or regulations, the Company can recover a substantial portion of its environmental costs for its Aerospace and Defense segment through the establishment of prices of the Company's products and services sold to the U.S. government. The ability of the Company to continue recovering these costs from the U.S. government depends on Aerojet's sustained business volume under U.S. government contracts and programs. See also Notes 9(b) and 9(c).

k.    Stock-Based Compensation

        The Company applies the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) and related interpretations to account for awards of stock-based compensation granted to employees. See also Note 10(c).

l.    Derivative Financial Instruments

        In fiscal 2000, the Company entered into a foreign currency option contract to purchase a specified number of Euros at a specified exchange rate, in order to hedge against market fluctuations during negotiations to acquire The Laird Group Public Limited Company's Draftex International Car Body Seals Division (Draftex) business. The Company recognized an expense of $8 million in connection with this contract, which expired on November 30, 2000. The Company entered into several forward exchange contracts related to the Draftex acquisition in December 2000. Settlement of these contracts, in fiscal 2001, resulted in a gain of $11 million.

m.    Earnings Per Share

        A reconciliation of the numerator and denominator used to calculate basic and diluted earnings per share of common stock (EPS) is presented in the following table (millions, except per share amounts; shares in thousands):

	Year ended November 30,
	2002	2001	2000
Numerator for Basic EPS Income available to common shareholders	$30	$128	$52

Numerator for Diluted EPS Income available to common shareholders	$30	$128	$52
Interest on convertible notes	3	—	—

	$33	$128	$52

Denominator for Basic EPS Weighted average shares of common stock outstanding	42,830	42,228	41,933

Denominator for Diluted EPS Weighted average shares of common stock outstanding	42,830	42,228	41,933
Employee stock options	303	332	103
Convertible Notes (see Note 6)	5,429	—	—
Other	—	23	16

	48,562	42,583	42,052

EPS—Basic	$0.71	$3.03	$1.24

EPS—Diluted	$0.69	$3.00	$1.23

        Potentially dilutive securities that are not included in the diluted EPS calculation because they would be antidilutive are 825,000, 917,000 and 2,604,000 employee stock options as of November 30, 2002, 2001 and 2000, respectively.

n.    Related-Party Transactions

        In fiscal 2001 and 2000, AFC incurred expenses totaling $5 million and $2 million, respectively, for services performed by NextPharma Technologies USA Inc. (NextPharma) on behalf of AFC. Expenses in fiscal 2002 were not material. These services included sales and marketing efforts, customer interface and other related activities. From June 2000 through December 2001, NextPharma held a minority ownership interest in AFC and GenCorp held a minority ownership interest in NextPharma's parent company (see Note 7 for additional information.) The Company relinquished its interest in NextPharma in December 2001.

        Following review and approval by the Audit Committee of the Company's Board of Directors, the Company's Chairman and then Chief Executive Officer, Robert A. Wolfe, subscribed for 25,000 ordinary shares of NextPharma's parent company, NextPharma Technologies S.A., in August 2000 at an aggregate purchase price of $250,000.

o.    Vendor Rebates

        The Company receives rebates from suppliers based on achieving contractual purchase commitments or other performance measures. Estimated rebates from vendors are included as a reduction in cost of products sold in the period in which the rebate is earned.

2.    Inventories

	As of November 30,
	2002	2001
	(Millions)
Raw materials and supplies	$32	$31
Work-in-process	16	20
Finished goods	15	17

Approximate replacement cost of inventories	63	68
LIFO reserves	(4)	(5)
Long-term contracts at average cost	164	121
Progress payments	(56)	(17)

Inventories	$167	$167

        Inventories applicable to government contracts, related to the Company's Aerospace and Defense segment, include general and administrative costs. The total of such costs incurred in fiscal 2002 and 2001 was $50 million and $76 million, respectively, and the amount in inventory is estimated to be $24 million and $36 million at November 30, 2002 and 2001, respectively.

        In fiscal 2001, Aerojet recorded an inventory write-down of $46 million related to its participation as a propulsion supplier to a commercial launch vehicle program and also recorded a $2 million accrual for outstanding obligations connected with this effort. Aerojet's inventory consists of program unique rocket engines and propulsion systems primarily intended for use in a commercial reusable launch vehicle. The inventory write-down reflects the inability of a commercial customer to secure additional funding, no alternative purchasers willing to acquire inventory held by Aerojet and no market value.

        Inventories using the LIFO method represented 11 percent and 13 percent of inventories at replacement cost as of November 30, 2002 and 2001, respectively.

3.    Income Taxes

        The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. The Company files a consolidated federal income tax return with its wholly-owned subsidiaries.

        The components of the Company's provision for income taxes are as follows:

	As of November 30,
	2002	2001	2000
	(Millions)
Current
United States federal	$(14)	$7	$(30)
State and local	(4)	(19)	(8)
Foreign	18	5	8

	—	(7)	(30)
Deferred
United States federal	$16	$47	$51
State and local	6	19	13
Foreign	(10)	—	1

	12	66	65

Provision for income taxes	$12	$59	$35

        A reconciliation of the federal statutory income tax rate to the Company's effective income tax rate is included in the following table:

	Year ended November 30,
	2002	2001	2000
Statutory federal income tax rate	35.0%	35.0%	35.0%
State and local income taxes, net of federal income tax benefit	3.6	2.7	4.1
Tax settlements, including interest	(8.9)	(7.2)	—
Benefit of charitable gift	(1.4)	—	—
Earnings of subsidiaries taxed at other than the U.S. statutory rate	1.5	0.4	0.7
Other, net	(1.5)	0.7	0.3

Effective income tax rate	28.3%	31.6%	40.1%

        The Company reduced its fiscal 2002 income tax expense by $.6 million for the tax benefit of a charitable gift of land to the County of Muskegon, Michigan and by $3.8 million due to the receipt of federal and state income tax settlements. The Company reduced its fiscal 2001 income tax expense by $13.5 million due to the receipt of state income tax settlements.

        The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are as follows:

	As of November 30,
	2002	2001
	(Millions)
Deferred Tax Assets
Accrued estimated costs	$60	$80
Net operating loss and tax credit carry-forwards	30	18
Other postretirement and employee benefits	82	87

Total deferred tax assets	172	185
Valuation allowance	(8)	(5)

Deferred tax assets, net of valuation allowance	164	180
Deferred Tax Liabilities
Depreciation	23	32
Pensions	133	128

Total deferred tax liabilities	156	160

Total net deferred tax assets	8	20
Less: current deferred tax assets/(liabilities)	(1)	14

Noncurrent deferred tax assets	$9	$6

        The Company has worldwide tax basis net operating loss carry-forwards totaling $214 million, the majority of which are related to state operations, which expire beginning in 2003. The remaining portion relates to foreign operations, most of which have indefinite carry-forward periods. The valuation allowance relates primarily to state net operating losses and increased by $3 million in fiscal 2002, $1.5 million in fiscal 2001 and $1.5 million in fiscal 2000. Included in the deferred tax assets is a foreign tax credit carry-forward of $3.2 million, which expires beginning in 2005. Pre-tax income of foreign subsidiaries was $27 million in fiscal 2002, $14 million in fiscal 2001 and $24 million in fiscal 2000. The Company does not provide deferred taxes on unremitted foreign earnings as it is the Company's intention to reinvest these earnings indefinitely, or to repatriate the earnings only when it is tax efficient to do so. Cumulative unremitted earnings of foreign subsidiaries were $65 million as of November 30, 2002. Cash paid during the fiscal year for income taxes was $14 million in 2002, $15 million in 2001 and $10 million in 2000.

4. Property, Plant and Equipment

	As of November 30,
	2002	2001
	(Millions)
Land	$50	$37
Buildings and improvements	299	277
Machinery and equipment	708	629
Construction-in-progress	23	26

	1,080	969
Less: accumulated depreciation	(599)	(515)

Total property and equipment, net	$481	$454

        Depreciation expense for fiscal 2002, 2001 and 2000 was $56 million, $65 million and $46 million, respectively.

5. Other Current Liabilities

	As of November 30,
	2002	2001
	(Millions)
Accrued goods and services	$95	$132
Advanced payments on contracts	6	18
Accrued compensation and employee benefits	37	24
Other postretirement benefits	29	28
Other	33	18

Total other current liabilities	$200	$220

6. Long-Term Debt and Credit Facility

	As of November 30,
	2002	2001
	(Millions)
Revolving credit facility, bearing interest at various rates (average rate of 4.4 percent as of November 30, 2002), expires December 2005	$45	$120
Term Loan A, bearing interest at various rates (4.6 percent as of November 30, 2002), payable in quarterly installments of approximately $5 million plus interest through December 2004 and then four quarterly installments of approximately $7 million plus interest through December 2005	71	88
Term Loan B, bearing interest at various rates (5.6 percent as of November 30, 2002), payable in quarterly installments of approximately $300,000 plus interest through December 2005 and then four quarterly installments of approximately $8 million plus interest through December 2005, final payment of approximately $79 million due in March 2007	115	—
Convertible subordinated notes, bearing interest at 5.75 percent per annum, interest payments due in April and October, maturing in April 2007	150	—
Other	6	6

Total debt	387	214
Less: Amounts due within one year	(22)	(17)

Long-term debt	$365	$197

        As of November 30, 2002, the Company's debt maturities are summarized as follows (in millions):

2003	$22
2004	23
2005	28
2006	76
2007	238

Total	$387

a.     Revolving Credit Facility and Term Loans

        In December 2000, the Company entered into a new five year $500 million Credit Facility (Credit Facility) to finance the acquisition of the Draftex business and to replace a former credit facility. The Credit Facility consisted of a $150 million revolving credit facility (Revolver); a $150 million Term Loan A expiring December 2005; and a $200 million Term Loan B expiring December 2006. In August 2001, the Company executed an amendment to the Credit Facility which transferred $13 million of the Revolver and $52 million of Term Loan A to Term Loan B. The outstanding balance of Term Loan B on October 19, 2001 was $264 million and was repaid with proceeds from the sale of Aerojet's EIS business (see Note 7).

        On February 28, 2002, the Company amended its Credit Facility to provide an additional $25 million term loan (Term Loan C). The $25 million was repaid on April 5, 2002. The Company does not have the ability to re-borrow these funds.

        On October 2, 2002, the Company amended and restated its Credit Facility (Restated Credit Facility) to provide for a new Term Loan B in the amount of $115 million maturing in April 2007. Proceeds of the Term Loan B were used to finance the acquisition of General Dynamics Corporation's Ordnance and Tactical Systems Space Propulsion and Fire Suppression business (GDSS) discussed in Note 7 and to repay revolving loans outstanding under the Credit Facility. The maturity of Term Loan B may be extended to June 2009 upon repayment of the Convertible Subordinated Notes discussed below.

        As of November 30, 2002, the borrowing limit under the revolving credit facility (Revolver Commitment) was $137 million of which the Company had drawn-down $45 million, and had outstanding letters of credit of $22 million, primarily securing environmental and insurance obligations.

        The Company pays a commitment fee between 0.375 percent and 0.50 percent (based on the most recent leverage ratio) on the unused balance of the Revolver Commitment. Borrowings under the Restated Credit Facility bear interest at the borrower's option, at various rates of interest, based on adjusted base rate (prime lending rate or federal funds rate plus 0.50 percent) or Eurocurrency rate plus, in each case, an incremental margin. For the Revolver and Term Loan A borrowings the incremental margin is based on the most recent leverage ratio. For base rate loans the margin ranges between 0.75 percent and 2.0 percent, and for the Eurocurrency loans, the margin ranges between 1.75 percent and 3.00 percent. For Term Loan B borrowings the margins for base rate loans and Eurocurrency rate loans are 2.75 percent and 3.75 percent, respectively. Cash paid for interest was $15 million, $34 million and $17 million in fiscal 2002, 2001 and 2000, respectively.

        The Restated Credit Facility is secured by substantially all of the assets of the Company and contains certain restrictive covenants that require the Company to meet specific financial ratios. The Restated Credit Facility also restricts capital expenditures, the ability to incur additional debt, the disposition of assets including real estate, and prohibits certain other types of transactions. The Restated Credit Facility permits dividend payments as long as there is no event of default. The Restated Credit Facility's four financial covenants are: an interest coverage ratio, a leverage ratio, a fixed charge coverage ratio and a consolidated net worth test, all as defined in the Restated Credit Facility. As presented in the table below, the Company was in compliance with all financial ratios as of November 30, 2002:

Actual ratio or amount
Interest coverage ratio, not less than: 4.00 to 1.00	6.33 to 1.00
Leverage ratio, not greater than: 3.50 to 1.00	2.80 to 1.00
Fixed charges coverage ratio, not less than: 1.05 to 1.00	1.31 to 1.00
Consolidated net worth, not less than $307 million:	$360 million

        On the last day of any fiscal quarter, minimum consolidated net worth is required to be equal to the sum of $300 million, plus an amount equal to 50 percent of the aggregate consolidated net income of the Company for all fiscal quarters ended on or after November 30, 2002.

        Based on current forecasted financial results, the Company expects to be in compliance with all of the above financial covenants for fiscal 2003, although no assurance can be given in this regard.

b.     Convertible Subordinated Notes

        In April 2002, the Company issued $150 million aggregate principal amount of 5.75 percent Convertible Subordinated Notes (Notes) due in 2007. The Notes are initially convertible into 54.29 shares of the Company's Common Stock per $1,000 principal amount of Notes, implying a conversion price of $18.42 per share, at any time until the close of business on the business day immediately preceding the maturity date unless previously redeemed or repurchased. Interest accrues on the Notes at a rate of 5.75 percent per annum payable each October 15 and April 15. The Notes are redeemable at the option of the holder upon a change of control and at the option of the Company if the closing price of the Company's Common Stock exceeds 125 percent of the conversion price then in effect for at least 20 trading days within a period of 30 consecutive trading days ending on the trading day before the day of the mailing of the optional redemption notice. The Notes are general unsecured obligations of the Company and rank junior in right of payment to all of the Company's other existing and future senior indebtedness, including all of its obligations under its Restated Credit Facility.

        Issuance of the Notes generated net proceeds of $144 million. The Company used $25 million of the net proceeds to repay in full Term Loan C and $119 million to repay debt outstanding under the Revolver.

c.     Shelf Registration

        On June 20, 2002, the Company filed a shelf registration statement with the SEC under which the Company may, on a delayed basis, issue up to an aggregate principal amount of $300 million of its debt securities, shares of common stock or preferred stock. Net proceeds, terms and pricing of offerings, if any, of securities issued under the shelf registration statement will be determined at the time of any such offering.

7. Acquisitions and Divestitures

        In October 2002, the Company's Aerospace and Defense segment completed the acquisition of the assets of GDSS at a purchase price of $93 million, including transaction costs. Consideration for the purchase was comprised of $90 million in cash, direct acquisition costs of $5 million, net of a purchase price adjustment due back to the Company in the amount of $2 million. The acquisition strengthened the Company's position in spacecraft propulsion and emerging Missile Defense applications, expanded the Company's role on the NASA Space Shuttle Program, and enables expansion into new growth areas such as electric propulsion. The results of operations for the two month period ended November 30, 2002 are included as part of the Company's Aerospace and Defense segment. The table presented below summarizes GDSS's estimated fair value of assets acquired and liabilities assumed as of the acquisition date as follows:

October 2, 2002 (Millions)
Current Assets	$20
Noncurrent Assets	26
Intangible Assets subject to amortization(1)
Backlog(2)	2
Existing Technology(3)	11
In-Process Research and Development	6
Goodwill	42

Total Assets Acquired	107

Current Liabilities	12
Noncurrent Liabilities	2

Total Liabilities assumed	14

Net Assets Acquired	$93

(1)
18 year weighted average useful life.

(2)
Three year life on backlog.

(3)
20 year life on existing technology.

        During the two month period ended November 30, 2002, the Company recorded $0.2 million in amortization expense related to the acquired backlog and existing technology. The Company included the In-Process Research and Development write-off of $6 million in Unusual Items in its Consolidated Statements of Income. The Company has recorded the $42 million of goodwill in its Aerospace and Defense segment and expects $42 million of goodwill to be deductible for tax purposes.

        Aerojet finalized the sale of its EIS business to Northrop Corporation (Northrop) for $315 million in cash in October 2001, subject to certain working capital adjustments as defined in the purchase agreement. In April 2002, Aerojet reached an agreement with Northrop whereby the purchase price was reduced by $6 million. The gain on the transaction, before the purchase price adjustment, was $206 million. Both of these items were recorded as unusual charges to operations. The EIS business had sales of $398 million and operating profit of $30 million for the period December 1, 2000 through October 19, 2001. The results of operations for EIS are included in the Company's Aerospace and Defense segment for all periods presented in the Consolidated Statements of Income through the sale date.

        In December 2000, the Company acquired Draftex at an estimated purchase price of $215 million, including cash of $209 million and direct acquisition costs of $6 million, subject to certain purchase price adjustments provided for in the acquisition agreement. In February 2002, purchase price adjustments were finalized resulting in a $10 million reduction in the purchase price. Draftex is included as part of the Company's GDX Automotive segment. As part of the transaction, 11 manufacturing plants in Spain, France, Germany, Czech Republic, China, and the U.S. were acquired. The acquisition was accounted for under the purchase method of accounting. The allocation of purchase price includes a reserve for certain anticipated exit costs, including involuntary employee terminations and associated benefits and facility closure costs of $17 million (see Note 13).

        In June 2000, the Company sold a 20 percent equity interest in AFC to NextPharma for $25 million in cash and exchanged an additional 20 percent equity interest in AFC for an approximate 35 percent equity interest in NextPharma's parent company. As part of the agreement, GenCorp continued to manage, operate, and consolidate AFC as the majority owner. In connection with the transaction, the Company recorded a gain on the sale of the minority interest of $5 million. In addition, the Company initially recorded a minority interest of $26 million, included in other long-term liabilities, and an investment in NextPharma's parent company of $6 million. In December 2001, the Company reacquired the minority interest which had a carrying value of $18 million from NextPharma for $13 million. In addition, certain agreements between the two companies were terminated. The acquisition agreement also contains a provision for a contingent payment of up to $12 million in the event of a disposition of AFC by GenCorp on or before November 30, 2003, depending on the sale price.

8. Employee Pension and Benefit Plans

a.     Defined Benefit and Other Postretirement Benefit Plans

        The Company has a number of defined benefit pension plans that cover substantially all salaried and hourly employees. Normal retirement age is 65, but certain plan provisions allow for earlier retirement. The Company's funding policy is consistent with the funding requirements of federal law. The pension plans provide for pension benefits, the amounts of which are calculated under formulas principally based on average earnings and length of service for salaried employees and under negotiated non-wage based formulas for hourly employees. Substantially all of the pension plans' assets are invested in short-term investments, listed stocks and bonds.

        In addition to providing pension benefits, the Company currently provides certain healthcare and life insurance benefits to most retired employees in North America with varied coverage by employee groups. The health care plans generally provide for cost sharing in the form of retiree contributions, deductibles and coinsurance between the Company and its retirees. Retirees in certain other countries are provided similar benefits by plans sponsored by their governments. These postretirement benefits are unfunded. The costs of postretirement benefits are accrued based on the date the employees become eligible for the benefits.

        The Company implemented a restructuring of its corporate headquarters in late 2001, offering an early retirement program to eligible employees. The program resulted in a $10 million charge to expense.

        The status of the Company's defined benefit pension plan and other postretirement benefit plans is as follows:

	Defined Benefit Pension Plans		Other Postretirement Benefits
	Year Ended November 30,
	2002	2001	2002	2001
	(Millions)
Fair value of plan assets at beginning of year	$1,862	$2,358	$—	$—
Actual return on plan assets	(98)	(164)	—	—
Effect of EIS sale(1)	(1)	(175)	—	—
Employer contributions	(13)	(15)	29	29
Benefits paid	(134)	(142)	(29)	(29)

Fair Value of Plan Assets at End of Year	$1,616	$1,862	$—	$—

Benefit obligation at beginning of year	$1,619	$1,830	$207	$224
Service cost	12	15	1	1
Interest cost	118	136	14	15
Amendments	1	3	—	—
Settlement(1)	—	(128)	—	—
Curtailment(2)	—	(10)	—	(14)
Corporate restructure—special termination benefits	—	10	—	2
Actuarial (gain) loss	(67)	(95)	3	8
Benefits paid	(134)	(142)	(29)	(29)

Benefit Obligation at End of Year(3)	$1,549	$1,619	$196	$207

Funded status of the plans	$67	$243	$(196)	$(207)
Unrecognized actuarial (gain)/loss	257	52	—	(3)
Unrecognized prior service cost	14	15	(16)	(21)
Unrecognized transition amount	(3)	(6)	—	—
Minimum funding liability	(4)	(2)	—	—
Transfer of assets from pension to health care plan	—	(19)	—	—
Employer contributions/benefit payments August 31 through November 30	2	—	7	9

Net Asset (Liability) Recognized in the Company's Consolidated Balance Sheets(4)	$333	$283	$(205)	$(222)

        Components of the amounts recognized in the Company's Consolidated Balance Sheets:

	Defined Benefit Pension Plans		Other Postretirement Benefits
	As of November 30,
	2002	2001	2002	2001
	(Millions)
Prepaid benefit cost	$337	$287	$—	$—
Other current liabilities	—	—	(29)	(28)
Long-term liabilities	(4)	(4)	(176)	(194)
Intangible assets	—	—	—	—
Other shareholders' equity	4	2	—	—
Minimum funding liability	(4)	(2)	—	—

Net Asset (Liability) Recognized in the Consolidated Balance Sheets(4)	$333	$283	$(205)	$(222)

(1)
As discussed in Note 7, the Company sold its EIS business in fiscal 2001.

(2)
Relating to certain restructuring activities undertaken by GDX Automotive, as discussed in Note 12.

(3)
Pension amounts $19 million in 2002 and 2001 for unfunded plans.

(4)
Pension amounts included $20 million in 2002 and $19 million in 2001 for unfunded plans.

        The following table presents the weighted average assumptions used to determine the actuarial present value of pension benefits and other postretirement benefits:

	Defined Benefit Pension Plans		Other Postretirement Benefits
	2002	2001	2002	2001
Discount rate	7.25%	7.25%	7.00%	7.25%
Expected return on plan assets	8.75%	8.75%	*	*
Rate of compensation increase	4.50%	4.50%	*	*
Initial trend rate for health care costs(1)	*	*	12.00%	12.00%
Ultimate trend rate for health care costs	*	*	6.00%	6.00%

*
Not applicable.

(1)
The initial trend rate for health care costs declines by one percentage point per year, to six percent for years after the year 2007.

        A one percentage point increase in the assumed trend rate for health care costs would have increased the accumulated benefit obligation by $3 million as of November 30, 2002. A one percentage point increase in the assumed trend rate for health care costs would not have significantly increased the cost of fiscal 2002 postretirement health care benefits.

        Total periodic cost for pension benefits and other postretirement benefits:

	Defined Benefit Pension Plans			Other Postretirement Benefits
	Year ended November 30,
	2002	2001	2000	2002	2001	2000
	(Millions)
Service cost for benefits earned during the year	$12	$15	$16	$1	$1	$1
Interest cost on benefit obligation	118	136	132	14	15	16
Assumed return on plan assets(1)	(162)	(188)	(180)	—	—	—
Amortization of unrecognized amounts	(13)	(41)	(31)	(5)	(9)	(7)
Special events(2)	—	62	2	—	2	—
Curtailment effects	—	(5)	—	—	(23)	—

Net periodic benefit (income) cost	$(45)	$(21)	$(61)	$10	$(14)	$10

(1)
Actual returns on plan assets were a loss of $98 million in fiscal 2002, a loss of $164 million in fiscal 2001 and a gain of $266 million in fiscal 2000.

(2)
Includes special termination benefits totaling $10 million in fiscal 2001 related to the corporate headquarters restructuring program discussed above.

        Effective December 1, 1999, the Company changed its methods for determining the market-related value of plan assets used in determining the expected return-on-assets component of annual net pension costs and the amortization of gains and losses for both pension and postretirement benefit costs. Under the previous accounting method, the market-related value of assets was determined by smoothing assets over a five-year period. The new method shortens the smoothing period for determining the market-related value of plan assets from a five-year period to a three-year period. The changes result in a calculated market-related value of plan assets that is closer to current value, while still mitigating the effects of short-term market fluctuation. The new method also reduces the substantial accumulation of unrecognized gains and losses created under the previous method due to the disparity between fair value and market-related value of plan assets. Under the previous accounting method all gains and losses were subject to a ten percent corridor and amortized over the expected working lifetime of active employees (approximately 11 years). The new method eliminates the ten percent corridor and reduces the amortization period to five years which could result in greater volatility in annual net pension costs.

        The cumulative effect of the accounting change described above related to periods prior to fiscal 2000 of $123 million ($74 million after-tax, or $1.76 per share for both basic and diluted EPS) is a one-time, non-cash credit to fiscal 2000 earnings. This accounting change also resulted in a reduction in benefit costs for the year ended November 30, 2000 that increased income allocable to continuing business segments by $30 million and pre-tax income from continuing operations by $37 million ($22 million after-tax, or $0.52 per share for both basic and diluted EPS).

b.     Defined Contribution Pension Plans

        The Company also sponsors a number of defined contribution pension plans. Participation in these plans is available to substantially all salaried employees and to certain groups of hourly employees. Company contributions to these plans generally are based on a percentage of employee contributions. The cost of these plans was $7 million in fiscal 2002 and $9 million in fiscal 2001 and 2000. The Company's contribution to the salaried plan is invested entirely in the GenCorp Stock Fund, and may be funded with cash or shares of GenCorp common stock.

c.     Postemployment Benefits

        The Company provides certain postemployment benefits to its employees. Such benefits include disability-related and workers' compensation benefits and severance payments for certain employees. The Company accrues for the cost of such benefit expenses once an appropriate triggering event has occurred.

9. Commitments and Contingencies

a.     Lease Commitments

        The Company and its subsidiaries lease certain facilities, machinery and equipment and office buildings under long-term, non-cancelable operating leases. The leases generally provide for renewal options ranging from five to fifteen years and require the Company to pay for utilities, insurance, taxes and maintenance. Rent expense was $10 million in fiscal 2002, $8 million in fiscal 2001 and $6 million in fiscal 2000. The Company also leases certain surplus facilities to third parties. The Company recorded lease sales of $6 million in fiscal 2002 and 2001 related to these arrangements. The future minimum rental commitments under all non-cancelable operating leases and lease revenue in effect as of November 30, 2002 were as follows:

	Future Minimum Rental Commitments	Lease Revenue
	(Millions)
2003	$7	$5
2004	6	3
2005	5	3
2006	5	3
2007	5	3
Thereafter	30	—

	$58	$17

b.     Legal proceedings

        From time to time, GenCorp and its affiliated companies are subject to legal proceedings, including litigation in federal and state courts, which arise out of, and are incidental to the ordinary course of business. The Company is also subject to governmental investigations by state and federal agencies. While the Company cannot predict the outcome of such proceedings with any degree of certainty, the potential liabilities that may result could have a material adverse effect on its financial position or the results of operations.

Groundwater Cases

        Along with other industrial Potentially Responsible Parties (PRPs) and area water purveyors, Aerojet was sued in 17 cases by approximately 1,500 private plaintiffs residing in the vicinity of the defendants' manufacturing facilities in Sacramento, California, and the Company's former facility in Azusa, California. The Azusa cases have been coordinated for trial in Los Angeles, California. The Sacramento cases have been stayed through March 2003. The individual plaintiffs generally seek damages for illness, death, and economic injury allegedly caused by their ingestion of groundwater contaminated or served by defendants, without specifying actual damages. Aerojet and other industrial defendants involved in the litigation are the subject of certain investigations under The Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA) and the Resource Conservation and Recovery Act (RCRA), as described in Note 9(c).

        The Azusa cases and the Sacramento cases are listed in the table of groundwater and air pollution toxic tort legal proceedings in Part I, Item 3. The Azusa cases are proceeding under two master complaints and pretrial discovery is in process. Because water purveyors cannot be held liable if the water consumed met state and federal quality standards, the Company currently expects the trial court in Los Angeles will hold an evidentiary hearing to determine whether the PUC regulated water entity defendants served water in violation of state or federal drinking water standards. The Sacramento cases are stayed at least until March 2003. Aerojet has notified its insurers, retained outside counsel and intends to conduct a vigorous defense against all claims.

McDonnell Douglas Environmental Remediation Cost Recovery Dispute

        As described in greater detail under Note 9(c), "Environmental Matters," McDonnell Douglas Corporation (MDC), an operating unit of The Boeing Corporation, and Aerojet are engaged in a dispute in federal court regarding the costs associated with the environmental contamination of the Inactive Rancho Cordova Test Site (IRCTS). IRCTS was transferred by Aerojet to MDC and subsequently reacquired by Aerojet in 1984. The dispute involves the appropriate shares of responsibility for environmental contamination of IRCTS by MDC and Aerojet. The initial federal lawsuit was settled under a 1999 Settlement Agreement, in which Aerojet agreed to participate in the interim funding of certain remediation efforts at IRCTS subject to final allocation.

        In December of 2001, MDC filed a second lawsuit in Federal court alleging that Aerojet's interpretation of a subsequent cost sharing agreement between the parties was incorrect and constituted a breach of the 1999 Settlement Agreement. MDC sought to have Aerojet bear a fifty percent interim share (rather than the ten percent interim share accepted by Aerojet) of the costs of investigating and remediating offsite perchlorate groundwater contamination near Mather Field, allegedly associated with activities on IRCTS.

        During November 2002, Aerojet and MDC entered into discussions to settle the second lawsuit by renegotiating the temporary allocation of certain costs associated with the environmental contamination at IRCTS. As a consequence of those discussions, Aerojet and MDC have reached an agreement, in principle, that MDC will be responsible for 70 percent and Aerojet will be responsible for 30 percent of the disputed costs associated with environmental contamination at IRCTS. While the parties have reached an agreement in principle, a formal and complete agreement has not yet been completed and therefore has not yet been entered into by MDC and Aerojet.

Air Pollution Toxic Tort Cases

        Aerojet and several other defendants have been sued by private homeowners residing in the vicinity of Chino and Chino Hills, California. The cases have been consolidated and are pending in the U.S. District Court for the Central District of California—Baier, et al. v. Aerojet-General Corporation, et al., Case No. EDCV 00 618VAP (RNBx) CA; Kerr, et al. v. Aerojet-General Corporation, Case No. EDCV 01-19VAP (SGLx), and Taylor, et al., v. Aerojet-General Corporation, et al., Case No. EDCV 01-106 VAP (RNBx). Plaintiffs generally allege that defendants released hazardous chemicals into the air at their manufacturing facilities, which allegedly caused illness, death, and economic injury. Discovery is proceeding in the cases. Aerojet has notified its insurers and is vigorously defending the actions.

Water Entity Cases

        In October 1999, Aerojet was sued by American States Water Company, a local water purveyor, and certain of its affiliates seeking damages, including unspecified past costs and replacement water for contaminated drinking water wells near Aerojet's Sacramento, California, manufacturing facility. The plaintiffs also sued the State of California for inverse condemnation. While both cases were consolidated in 2001, American States Water Company and the State of California recently entered into a settlement agreement to resolve the dispute. A hearing to determine whether the settlement should be approved by the court is scheduled for March 2003. Discovery has been ongoing and trial is currently scheduled to commence in August of 2003.

        Separately, between April 2000 and October 2001, six local water agencies and water purveyors sued Aerojet and other named defendants to recover damages relating to alleged contamination of drinking water wells in the Baldwin Park Operable Unit (BPOU) of the San Gabriel Basin Superfund site (BPOU drinking water well lawsuits). The plaintiffs included the San Gabriel Basin Water Quality Authority, the Upper San Gabriel Valley Municipal Water District, the Valley County Water District (Valley), the California Domestic Water Co. and San Gabriel Valley Water Company who were seeking, among other things, funding for a water treatment plant at the La Puente Valley County Water District (La Puente) well field. In January 2001, Aerojet and certain other cooperating potentially responsible parties (PRPs) reimbursed these plaintiffs and one other funding agency $4 million for the cost of the treatment plant. Since that time, Aerojet and the cooperating PRPs have continued to pay all operating and related costs for treatment at the La Puente site. The plaintiffs also sued to recover past costs in placing treatment facilities at the Big Dalton well site in the San Gabriel Basin. Plaintiffs claimed that Aerojet was responsible for contamination of their drinking water wells. While Aerojet was served in the case filed by Valley, the case has been inactive. The primary claim in these cases is for the recovery of past and future CERCLA response costs for treatment plants at plaintiffs' well sites.

        All of the BPOU drinking water well lawsuits were settled and dismissed by the plaintiffs without prejudice on or about September 16, 2002 in accordance with a settlement described as the Project Agreement and more fully described under San Gabriel Valley Basin, California. The settlement of plaintiffs' claims was approved by the United States Environmental Protection Agency (EPA). The settlement agreement requires the cooperating PRPs to fund the construction, maintenance and operation of certain water treatment facilities and to reimburse certain costs of the various water purveyors. As a consequence, all the past cost claims in those actions are settled and released. While plaintiffs' claims against Aerojet have been dismissed, Aerojet has filed third party claims against certain of the PRPs that remain before the court.

        Aerojet, along with approximately 60 other individual and corporate defendants, was recently served with four civil suits filed in the U.S. District Court for the Central District of California that seek recovery of costs allegedly incurred in response to the contamination present at the South El Monte Operable Unit (SEMOU) of the San Gabriel Valley Superfund site. The cases are denominated as follows: The City of Monterey Park v. Aerojet-General Corporation, et al., (CV-02-5909 ABC (RCx)); San Gabriel Basin Water Quality Authority v. Aerojet-General Corporation, et al.,(CV-02-4565 ABC (RCx)); San Gabriel Valley Water Company v. Aerojet-General Corporation, et al., (CV-02-6346 ABC (RCx)) and Southern California Water Company v. Aerojet-General Corporation, et al., (CV-02-6340 ABC (RCx)). The cases have been coordinated for ease of administration by the court. The court directed all defendants to file their responsive pleadings by February 10, 2003 pending discussions of a framework for a possible settlement.

        These claims are based upon allegations of discharges from a former site in the El Monte area, as more fully discussed under San Gabriel Valley Basin, California, South El Monte Operable Unit. Aerojet has notified its insurers and is defending the actions as its investigations do not identify a credible connection between the contaminants identified by the water entities in the SEMOU and those detected at Aerojet's former facility located in El Monte, California, near the SEMOU (East Flair Drive site).

Vinyl Chloride Toxic Tort Cases

        Between the early 1950's and 1985, GenCorp produced polyvinyl chloride (PVC) resin at its former Ashtabula, Ohio facility. PVC is the most common form of plastic currently on the market. A building block compound of PVC is vinyl chloride (VC), now listed as a known carcinogen by several governmental agencies. OSHA has strictly regulated workplace exposure to VC since 1974.

        Since 1996, GenCorp has been named in 23 toxic tort cases involving alleged exposure to VC. Thirteen of these cases were filed during 2002. With the exception of one case brought by the family of a former Ashtabula employee, GenCorp is alleged to be a "supplier/manufacturer" of PVC and/or a civil co-conspirator with other VC and PVC manufacturers. Plaintiffs allege that GenCorp suppressed information about the carcinogenic risk of VC to industry workers, and placed VC or PVC into commerce without sufficient warnings. Of these 23 cases, ten have been settled or dismissed on terms favorable to the Company, including the case where GenCorp was the employer. During 2002, one case was dismissed because Plaintiff could not establish any evidence of VC exposure.

        Of the remaining thirteen pending cases, there are four cases which allege VC exposure through various aerosol consumer products. In these cases, VC is alleged to have been used as an aerosol propellant during the 1960's, and the suits name numerous consumer product manufacturers, in addition to more than 30 chemical manufacturers. GenCorp used VC internally, but never supplied VC for aerosol or any other use. The other nine cases involve employees at VC or PVC facilities which had no connection to GenCorp. The complaints assert GenCorp's involvement in the alleged conspiracy in these cases stems from GenCorp's membership in trade associations. GenCorp is vigorously defending against all claims in these cases.

Asbestos Litigation

        Over the years, both GenCorp and Aerojet have from time to time been named as defendants in lawsuits alleging personal injury or death due to exposure to asbestos in building materials or in manufacturing operations. The lawsuits have been filed throughout the country, with the majority filed in Northern California. Since 1998, more than 50 of these asbestos lawsuits have been resolved, with the majority being dismissed and a substantial minority being settled for less than $30 thousand each. Approximately 30 asbestos cases are currently pending.

        In November 2002, a jury verdict against Aerojet in the amount of approximately $5 million in the Circuit Court of the City of St. Louis, Missouri, led to a judgment of approximately $2 million after setoff. The case is Goede et al. v. Chestertun Inc., Case No. 012-9428, Circuit Court, City of St. Louis, MO. The $3 million setoff was based on plaintiffs' settlements with other defendants. Aerojet and the plaintiffs recently filed post-trial motions. Plaintiffs are seeking a new trial to recover punitive damages; and Aerojet is seeking a new trial because the Company was not allowed to introduce all its evidence from certain witnesses against plaintiffs' claims. The trial court has set a hearing on pending motions on February 23, 2003. If the Company's motion for a new trial is not granted, an appeal will be filed to vacate the judgement.

Paper, Allied Industrial v. TNS, Inc. (formerly TNS, Inc. v. NLRB et al.)

        TNS, Inc., a wholly-owned subsidiary of Aerojet, is now known as Aerojet Ordnance Tennessee, Inc. (AOT). AOT has long manufactured armor piercing projectiles and ordnance from depleted uranium (DU) under contracts with the U.S. Department of Defense. Through an appeal to the Sixth Circuit Court of Appeals, the Company recently obtained judicial relief from a 1999 National Labor Relations Board (NLRB) ruling that AOT had violated federal labor laws and engaged in unfair practices when it failed to reinstate striking workers in 1981. Under the NLRB's ruling, striking workers were to have received reinstatement, back pay with interest and attorneys fees.

        On July 10, 2002, the Sixth Circuit Court of Appeals entered judgement in favor of the Company and reversed the ruling of the NLRB, holding that the NLRB had erred in concluding that AOT engaged in unfair labor practices when it did not rehire striking workers. The appeals court held that the record in the litigation did not fully resolve the factual issue as to whether "abnormally dangerous" conditions in the plant precipitated the strike, but at the same time, the appeals court held that NLRB's delay in rendering its final decision more than 20 years later was "inexcusable" and no further proceedings were warranted. A petition for certiorari was filed with the United States Supreme Court, asking the Supreme Court to grant an appeal of the Sixth Circuit judgment.

        On January 13, 2003, the Supreme Court denied that petition and, as a matter of law, left the Sixth Circuit judgment in favor of the Company as the final judgment in the case.

Wotus, et al. v. GenCorp Inc. and OMNOVA Solutions Inc.

        In October 2000, a group of hourly retirees filed a class action lawsuit disputing retiree medical benefits and naming GenCorp and OMNOVA Solutions Inc. (OMNOVA) as defendants, Wotus, et al. v. GenCorp Inc., et al., U.S.D.C., N.D. OH (Cleveland, OH), Case No. 5:00-CV-2604. The retirees sought rescission of the then current Hourly Retiree Medical Plan established in spring 1994, and reinstatement of the prior plan terms. The crux of the dispute relates to union and GenCorp negotiated modifications in retiree benefits that, in exchange for other consideration, now require retirees to make benefit contributions as a result of caps on Company paid retiree medical cost implemented in fall 1993. A retiree's failure to pay contributions results in a termination of benefits.

        The class representatives consist of three hourly retirees from the Jeannette, Pennsylvania facility of OMNOVA, the company spun-off from GenCorp on October 1, 1999, and one hourly retiree from GenCorp's former Akron tire plant. The putative class encompasses all eligible hourly retirees formerly represented by the unions URW or USWA. The unions, however, are not party to the suit and have agreed not to support such litigation pursuant to an agreement negotiated with GenCorp. GenCorp prevailed in a similar class action filed in 1995, arising at its Wabash, Indiana location. Divine, et al. v. GenCorp Inc., U.S.D.C., N.D. IN (South Bend, IN), Case No. 96-CV-0394-AS.

        Plaintiff retirees and the Company defendants filed cross-motions for summary judgment which were denied on December 20, 2002. The court ordered the parties to submit case management plans and suggested that proceedings be stayed for six months. Negotiations regarding the possible stay are proceeding.

        GenCorp has given notice to its insurance carriers and intends to vigorously defend against the retirees' claims. OMNOVA has requested indemnification from GenCorp should Plaintiffs prevail in this matter. GenCorp has denied this request, and OMNOVA's claim will likely be decided through binding arbitration pursuant to agreements entered into during the GenCorp-OMNOVA spin-off in 1999.

Olin Corporation v. GenCorp Inc.

        In August 1991, Olin Corporation (Olin) advised GenCorp that under a 1962 manufacturing agreement with Olin (1962 Agreement), it believed GenCorp to be jointly and severally liable for certain Superfund remediation costs, estimated by Olin to be $70 million. The costs are associated with a former Olin manufacturing facility and its waste disposal sites in Ashtabula County, Ohio. In 1993, GenCorp sought a declaratory judgment in federal court (Ohio Court) that the Company is not responsible for such environmental remediation costs. Olin counterclaimed seeking a judgment that GenCorp is jointly and severally liable for a share of remediation costs. GenCorp has argued and asserted as a defense to Olin's counterclaim that under the terms of the 1962 Agreement Olin had a contractual obligation to insure against environmental and other risks and that its failure to protect such insurance payments under these policies precluded Olin from recovery against GenCorp for these remediation costs. Further, GenCorp argued that any failure on Olin's part to comply with the terms of such insurance policies would result in GenCorp being entitled to breach of contract remedies resulting in a reduction in any CERCLA liability amounts determined to be owed to Olin that would have otherwise been recovered from Olin's insurance carriers (Reduction Claims).

        In 1999, the Ohio Court rendered an interim decision on CERCLA liability. The Court found GenCorp 30 percent liable and Olin 70 percent liable for remediation costs at "Big D Campground" landfill (Big D site). The Ohio Court also found GenCorp 40 percent liable and Olin 60 percent liable for remediation costs,including costs for off-site disposal (other than Big D) and costs attributable to contamination at the Olin TDI facility, a plant built and operated by Olin on GenCorp property near the Big D site. On May 9, 2002, the Ohio Court issued a memorandum opinion stating that it intended to enter a judgment in Olin's favor in the amount of approximately $19 million, plus prejudgment interest against GenCorp, for CERCLA contribution liability. In that same opinion, the Ohio Court deferred concluding whether and to what extent GenCorp would be entitled to receive a credit against its CERCLA contribution liability based on the Company's Reduction Claims against Olin, pending the outcome of Olin's litigation against its insurance carriers for coverage under Olin's insurance policies.

        The Company will appeal its CERCLA contribution liability. The Company believes that it is not directly or indirectly liable as an arranger for Olin's waste disposal at the Big D site and that it did not either actively control Olin's waste disposal choices or operate the plant on a day-to-day basis. Management believes it will prevail on appeal, should such appeal actually be necessary.

        Irrespective of the outcome of an appeal, the Company believes it has contractual protection against Olin's claims by virtue of Olin's obligations to procure and protect insurance. The Court had previously resolved that pursuant to the terms of the 1962 Agreement, it was Olin's contractual obligation to obtain insurance coverage, and the evidence adduced during the litigation showed that Olin had in place insurance coverage during the period in question in the amount of $40 million to $50 million.

        On September 5, 2002, Olin advised the Court and GenCorp that on August 27, 2002, the U.S. District Court for the Southern District of New York (NY Court) had ruled Olin failed to protect its right to payments under its insurance policies for the Big D site. The NY Court based its ruling on the fact that Olin had failed to timely notify its insurance carriers of its claims. Olin also informed the Ohio Court it would appeal the NY Court decision and pressed the Ohio Court to enter judgment.

        If the NY Court decision is affirmed on Olin's appeal, the Ohio Court could rule in GenCorp v. Olin in one of two ways: (a) it could find that Olin's late notice constituted a breach of its obligation under the 1962 Agreement to protect the insurance; or (b) it could conclude that Olin's conduct does not fully reduce GenCorp's liability. If the Ohio Court rules that Olin's late notice is a breach of the 1962 Agreement, the question will become determination of the damages suffered by GenCorp as a result of the breach. GenCorp has argued that the proper measure of damages is the coverage limits of the policies that Olin forfeited—an amount in this case that is more than sufficient to cover GenCorp's entire liability.

        On September 13, 2002, GenCorp filed a motion asking the Ohio Court to reconsider its decision to enter judgment for Olin, or in the alternative, to consider GenCorp's Reduction Claims that could result in a ruling in favor of GenCorp. The parties exchanged briefs on these issues.

        The Ohio Court issued a memorandum opinion and judgment order on November 21, 2002 entering "final" judgment in favor of Olin in the amount of approximately $19 million plus prejudgment interest in the amount of approximately $10 million. However, the Ohio Court did not decide GenCorp's Reduction Claims against Olin, but did state that two matters related to the Company's Reduction Claims were "pivotal" to the ultimate determination of this case: (i) whether there was an insurable event upon which Olin could recover had Olin complied with the applicable contract provisions and (ii) whether GenCorp is entitled to receive a credit based on Olin's failure to provide timely notice that foreclosed insurance recovery. The Ohio Court further determined that GenCorp's Reduction Claims "are held in abeyance pending the resolution of [Olin's] appeal in the New York insurance litigation." Management believes that GenCorp's recovery on its Reduction Claims could range from a nominal amount to an amount sufficient to reduce the judgment against GenCorp in its entirety.

        Management believes it is likely that the decision and order issued by the Ohio Court on November 21, 2002 will not be considered a final judgment because the Ohio Court's opinion and judgment is based on the 1962 Agreement and because the Ohio Court failed to resolve GenCorp's Reduction Claims against Olin. Consequently, the Company believes that it is not likely that a final judgment giving rise to liability has actually occurred. The Company has filed its notice of appeal, in any event, to preserve its appellate rights. Given Olin's contractual obligation to have obtained and complied with the terms of its insurance policies and the NY Court's finding that Olin failed to give proper notice of a claim under these insurance policies, management is unable, at this time, to estimate the possible amount of liability arising from this case, if any.

        In addition to several procedural motions pending before the Ohio Court since early December 2002, GenCorp asked the Ohio Court to waive the standard bond requirement and stay any attempt to execute on the Ohio Court's judgment pending appeal. Olin opposed the stay, but stated it would not oppose a stay if GenCorp posted the normal supersedeas bond. On January 22, 2003, the court denied all pending motions and issued a Judgment Order stating the case was "terminated" on the Ohio Court's docket. However, in its Memorandum Opinion and Order of the same date, the Ohio Court stated "[w]hether there was an insurable event upon which Olin would have been entitled to recovery had it provided its insurers with timely notice... and... whether GenCorp is entitled to credit based upon Olin's omission which foreclosed insurance recover for Big D, remain unresolved."

        Pursuant to a December 10, 2002 stipulation between the parties. Olin will not and cannot execute on the judgment until fifteen business days after the Ohio Court issues a ruling on Olin's December 5, 2002 motion to correct the November 21, 2002 order. (Olin's motion addressed a mathematical error that will increase slightly the interest owed to Olin.) Based on the stipulation and the Ohio Court's January 22, 2003, ruling on Olin's motion, Olin cannot execute on the judgment before February 13, 2003.

        GenCorp filed its notice of Appeal on December 20, 2002. In light of the Ohio Court's January 22, 2003 judgment and the accompanying opinion, on January 27, 2003, GenCorp filed a motion to dismiss its appeal on the grounds that the November 21, 2002 and January 22, 2003 orders and judgments are not final. The Company seeks an appellate ruling that in effect directs the Ohio Court to address GenCorp's Reduction Claims before entering any final judgment. In addition, GenCorp has motions pending which ask: (i) the appellate court to stay execution without bond pending action on GenCorp's appeal; and (ii) the Ohio Court to accept a letter of credit in lieu of bond should a bond be required. Olin opposes the former and is expected to oppose the latter. If successful, the Company believes it will not be obligated to make any significant payments to Olin because of GenCorp's Reduction Claims. Until the Court of Appeals addresses whether the judgment is final, it is impossible to determine the amount GenCorp is obligated to pay Olin. If the Court of Appeals determines that the judgment is final and properly certified for appeal, then the Company must address its liability and either pay the amount of the liability or post a supersedeas bond or other security in order to pursue its appeals.

        In summary, while the Ohio Court has found the Company liable to Olin for a CERCLA contribution payment, the Company has concluded it is not currently appropriate to accrue any additional amount related to that finding because: (a) the Company previously accrued the entire amount of its estimated potential liability for contamination at the Olin TDI facility and related offsite contamination, except for disposal at the Big D site; (b) the Company believes it will prevail on appeal on the basis that it is not derivatively or directly liable as an arranger for disposal at the Big D site, both as a matter of fact and as supported by other case law; (c) irrespective of whether, upon exhausting all avenues of appeal, there is a finding of CERCLA liability, the Company believes that: (i) if Olin prevails in its appeal of the NY Court ruling, the Company will make no payment to Olin; or (ii) if Olin fails in its appeal, that Olin's breach of its contractual obligations to provide insurance will result in a reduction in or elimination of some or all of such liability; and, (d) at this point in time, it is uncertain whether the judgment rendered by the Ohio Court is indeed a final judgment, and for all these reasons, the possible amount of additional liability arising from this case, if any, cannot be established at this time.

Other Legal Matters

        The Company and its affiliated companies are subject to other legal actions, governmental investigations, and proceedings relating to a wide range of matters in addition to those discussed above. In the opinion of the Company, after reviewing the information which is currently available with respect to such matters, any liability which may ultimately be incurred with respect to these other matters is not expected to materially affect the consolidated financial condition of the Company. The effect of resolution of these matters on results of operations cannot be predicted because any such effect depends on both future results of operations and the amount and timing of the resolution of such matters.

c.     Environmental Matters

Sacramento, California

        In 1989, a federal district court in California approved a Partial Consent Decree (Decree) requiring Aerojet to conduct a Remedial Investigation/Feasibility Study (RI/FS) of Aerojet's Sacramento, California site. The Decree required Aerojet to prepare a RI/FS report on specific environmental conditions present at the site and alternatives available to remediate such conditions. Aerojet also is required to pay for certain governmental oversight costs associated with Decree compliance. Beginning in the mid 1990s, the State of California expanded its surveillance of perchlorate and nitrosodimethylamine (NDMA). Under the RI/FS, traces of these chemicals were detected using new testing protocols in public water supply wells near Aerojet's Sacramento site.

        Aerojet has substantially completed its efforts under the Decree to determine the nature and extent of contamination at the facility. Aerojet has preliminarily identified the technologies that will likely be used to remediate the site and has estimated costs using generic remedial costs from Superfund remediation databases. Aerojet will continue to conduct feasibility studies to refine technical approaches and costs to remediate the site. The remediation costs are principally for design, construction, enhancement and operation of groundwater and soil treatment facilities, ongoing project management and regulatory oversight, and are expected to be incurred over a period of approximately 15 years. Aerojet is also addressing groundwater contamination both on and off its facilities through the development of operable unit feasibility studies. On August 19, 2002, the U.S. Environmental Protection Agency (EPA) issued an administrative order requiring Aerojet to implement the EPA approved remedial action for the Western Groundwater Operable Unit. A nearly identical order was issued by the California Regional Water Quality Control Board, Central Valley (Central Valley RWQCB). A discussion of Aerojet's efforts to estimate these costs is contained under the heading "Environmental Reserves and Estimated Recoveries."

        On April 15, 2002, the United States District Court approved and entered a Stipulation and Order Modifying the Partial Consent Decree (Stipulation and Order). Among other things, the Stipulation and Order removed approximately 2,600 acres of Aerojet's property from the requirements of the Decree and from the Superfund site designation, enabling the Company to put the 2,600 acres to more productive use. The stipulated order also requires GenCorp to provide a $75 million guarantee to assure that remediation activities at the Sacramento site are fully funded; requires Aerojet to provide a short-term and long-term plan to replace lost water supplies; and divides the Superfund site into "Operable Units" to allow Aerojet and the regulatory agencies to more efficiently address and restore priority areas.

        Aerojet leased a portion of its Sacramento facility to Douglas Aircraft for rocket assembly and testing from 1957 to 1961 and sold approximately 3,800 acres, including the formerly leased portion, to Douglas Aircraft in 1961. Aerojet reacquired the property (known as the "IRCTS") from the McDonnell Douglas Corporation (MDC), the successor to Douglas Aircraft and now an operating unit of the Boeing Corporation, in 1984. Both MDC and Aerojet were ordered to investigate and remediate environmental contamination by certain orders issued in 1991 and 1994 by the California Department of Toxic Substance Control (DTSC) and a similar 1997 order of the Central Valley RWQCB. Aerojet filed suit against MDC to recover costs Aerojet incurred resulting from compliance with the orders (Aerojet-General Corporation v. McDonnell Douglas Corporation, et al., Case No. CVS 94-1862 WBS JFM). In 1999, Aerojet and MDC entered into a settlement agreement to allocate responsibility for a portion of the costs incurred under the orders and to negotiate responsibility for the remaining costs. MDC subsequently brought suit against Aerojet alleging breach of the settlement agreement and seeking specific performance and declaratory relief. (McDonnell Douglas Corporation, v. Aerojet-General Corporation, Civ.S-01-2245, in the U.S. District Court for the Eastern District of California filed December 7, 2001.) The alleged breach involves interpretation of the 1999 settlement agreement and subsequent cost sharing agreement between MDC and Aerojet pertaining to contribution by each company toward investigation and remediation costs ordered by the DTSC and the Central Valley RWQCB. DTSC and the Central Valley RWQCB issued their orders alleging both companies were responsible for environmental contamination allegedly existing at and migrating onto and from the IRCTS site, an approximately 3,800 acre portion of Aerojet's approximately 12,000 acre Sacramento facility.

        Aerojet and MDC have entered into discussions to settle the second lawsuit by establishing new temporary allocations of costs, subject to final allocation (see Note 9(b), "McDonnell Douglas Environmental Remediation Dispute").

San Gabriel Valley Basin, California

Baldwin Park Operable Unit

        Aerojet, through its former Azusa, California site, was named by the EPA as a PRP in the portion of the San Gabriel Valley Superfund Site known as the Baldwin Park Operable Unit (BPOU). A Record of Decision (ROD) regarding regional groundwater remediation was issued and Aerojet and 18 other PRPs received Special Notice Letters requiring groundwater remediation. All of the Special Notice Letter PRPs are alleged to have been a source of volatile organic compounds (VOCs). Aerojet's investigation demonstrated that the groundwater contamination by VOCs is principally upgradient of Aerojet's property and that lower concentrations of VOC contaminants are present in the soils of Aerojet's presently and historically owned properties. The EPA contends that of the 19 PRPs identified by the EPA, Aerojet is one of the four largest sources of VOC groundwater contamination at the BPOU. Aerojet contests the EPA's position regarding the source of contamination and the number of responsible PRPs.

        In May 1997, as a result of the development of more sensitive measuring methods, perchlorate was detected in wells in the BPOU. NDMA was also detected using newly developed measuring methods. Suspected sources of perchlorate include Aerojet's solid rocket development and manufacturing activities in the 1940s and 1950s, military ordnance produced by a facility adjacent to the Aerojet facilities in the 1940s, the burning of confiscated fireworks by local fire departments, and fertilizer used in agriculture. NDMA is a suspected by-product of liquid rocket fuel activities by Aerojet in the same time period. It is also a contaminant in cutting oils used by many businesses and is found in many foods. In addition, new regulatory standards for a chemical known as 1,4 dioxane require additional treatment. Aerojet may be a minor contributor of this chemical. Aerojet has been a leader in the development of new, low cost technologies for the treatment of perchlorate, NDMA and 1,4 dioxane.

        On June 30, 2000, the EPA issued a Unilateral Administrative Order (UAO) ordering the PRPs to implement a remedy consistent with the ROD, but still encouraging the PRPs to attempt to negotiate an agreement with the local purveyors. The PRPs agreed to comply.

        On November 23, 1999 the California Regional Water Quality Control Board (Los Angeles RWQCB) issued orders to Aerojet and other PRPs to conduct groundwater investigations on their respective sites. As a result, the Los Angeles RWQCB ordered Aerojet to conduct limited soil gas extraction, which Aerojet is implementing, and evaluating remedies for perchlorate contamination in soils.

        Following extended negotiations, Aerojet, along with seven other PRPs (collectively, the "Cooperating Respondents") signed a Project Agreement in late March 2002 with Water Quality Authority, Watermaster, Valley County Water District, La Puente Valley Water District, San Gabriel Valley Water Company, Suburban Water Systems and California Domestic Water Company (collectively, the Water Entities). The Project Agreement became effective on May 9, 2002, following approval by a California Superior Court and the finalization of policy language on the $100 million Baldwin Park Operable Unit Manuscript Environmental Site Liability Policy from Chubb Custom Insurance Company covering certain Project risks.

        The basic structure of the Project Agreement is for the Cooperating Respondents to fund and financially assure (in the form of cash or letters of credit) the cost of certain treatment and water distribution facilities to be owned and operated by the Water Entities. Actual funding would be provided by funds placed in escrow at the start of each three-month period to cover anticipated costs for the succeeding quarter.

        The Cooperating Respondents will also fund operation and maintenance of treatment facilities (not including ordinary operating expenses of the local water purveyors, certain costs for replacement water that may be incurred by such Water Entities and related administrative costs, collectively, O&M costs). The Cooperating Respondents are required to maintain sufficient financial assurance to cover the estimated O&M for two years. Actual O&M payments would be made at the start of each three-month period to cover anticipated costs for the succeeding six-month period. When fully constructed, six treatment facilities will be treating in excess of 25,000 gallons per minute for the purposes of ROD implementation and to provide potable water supply. The Project Agreement has a term of 15 years. The Project Agreement also settles the past environmental claims of the Water Entities.

        Aerojet and the other Cooperating Respondents have entered into an interim allocation agreement that establishes the interim payment obligations of Aerojet and the remaining Cooperating Respondents for the costs of the Project Agreement. Aerojet anticipates that the parties may seek to mediate final allocation, but, if unsuccessful, litigation could occur. Under the interim allocation, Aerojet is responsible for approximately two-thirds of all project costs, pending completion of any allocation proceeding. All project costs are subject to reallocation among the Cooperating Respondents.

        A significant amount of public funding is available to offset project costs. To date, Congress has appropriated approximately $40 million (so called Title 16 and Dreier funds), which is potentially available for payment of project costs. All such funding will require Water Quality Authority (WQA) action to allocate funds to the project, which the WQA is currently considering. Based upon WQA preliminary actions to date, Aerojet anticipates that approximately $25 million of the funding will have been allocated to the project by the end of 2003 and that additional funds may follow in later years.

        As part of the EIS sale to Northrop in October 2001, the EPA approved a Prospective Purchaser Agreement with Northrop to absolve it of pre-closing liability for contamination caused by the Azusa facility, which liability will remain with Aerojet. As part of that agreement, Aerojet agreed to put $40 million into an irrevocable escrow for the BPOU project to implement the EPA UAO, and GenCorp agreed to provide a $25 million guarantee for Aerojet's share of remediation costs in the BPOU. The $40 million is being used to fund Aerojet's obligations under the Project Agreement.

        As part of the agreement to sell the EIS business to Northrop, Aerojet paid the EPA $9 million to be offset against Aerojet's share of the EPA's claimed past costs of approximately $22 million. A very substantial share of the EPA's past costs related to the period prior to 1997 when the sole contamination being considered involved VOCs. Aerojet believes that it is responsible for less than ten percent of these costs. As a result, in the allocation with the other PRPs, Aerojet will seek to recover a significant portion of the $9 million paid to the EPA from the other PRPs. Unresolved at this time is the issue of California's past costs which were last estimated at approximately $4 million.

        Aerojet intends to defend itself vigorously to assure that it is appropriately treated with other PRPs and that costs of any remediation are properly spread over all users of the San Gabriel Valley aquifer. In addition, Aerojet is also pursuing its insurance remedies.

        On November 9, 2001, GenCorp received a General Notice Letter from the EPA asserting that GenCorp is a PRP for the BPOU. This General Notice Letter was received more than ten years after the General Notice given to GenCorp's subsidiary, Aerojet. The EPA alleged that in the 1940s and early 1950s GenCorp's predecessor, The General Tire & Rubber Company, participated in a joint venture with Aerojet Engineering Corporation, a predecessor to Aerojet-General Corporation, sharing 50 percent of the profits on certain U.S. Navy contracts for JATO rockets and that it had some role in managing the joint venture at the Azusa facility. GenCorp strongly disagrees with the EPA designation. The EPA is factually incorrect; at all times, Aerojet was the sole party that owned or operated the Azusa site during the early production of the JATO rockets. GenCorp strongly disagrees with the EPA's PRP designation and plans to resist the designation at every level possible.

        On February 28, 2002, the EPA issued a unilateral First Amended Administrative Order For Remedial Design and Remedial Action (Amended Order) for the BPOU. The Amended Order does not materially alter the obligations of Aerojet under the earlier UAO; however, the Amended Order names GenCorp as a Respondent on the basis of the allegations made in the General Notice Letter. The Amended Order does not require GenCorp to undertake any action unless Aerojet fails to perform its obligations under the UAO. It states that GenCorp is being added to the Amended Order "as a backup" to Aerojet's performance; and it provides that GenCorp is deemed to be in compliance with the Amended Order on the effective date of the Amended Order. The EPA has not claimed since the effective date that GenCorp has any current obligation under the order. Because GenCorp does not believe it was properly designated a PRP at the site, the Company is evaluating an appropriate response to the Amended Order should the EPA claim action is required.

South El Monte Operable Unit

        On December 21, 2000, Aerojet received an order from the Los Angeles RWQCB requiring a work plan for investigation of Aerojet's former El Monte facility. On January 22, 2001, Aerojet filed an appeal of the order with the Los Angeles RWQCB asserting selective enforcement. The appeal is in abeyance pending negotiations with the Los Angeles RWQCB. In March 2001, Aerojet submitted a limited work plan to the Los Angeles RWQCB. On February 21, 2001, Aerojet received a General Notice Letter from the EPA Region IX naming Aerojet as a PRP to the SEMOU of the San Gabriel Valley Superfund site. Aerojet continues to negotiate with the Los Angeles RWQCB for a limited investigation of this former facility. Aerojet has begun the process of obtaining access agreements should the Los Angeles RWQCB approve Aerojet's work plan.

        On April 1, 2002, Aerojet received a special notice letter from the EPA (dated March 28, 2002) that requested Aerojet to enter into negotiations with the EPA regarding the performance of a remedial design and remedial action for the SEMOU. In light of this letter, Aerojet performed a limited site investigation of the East Flair Drive Site. The data collected and summarized in the Field Investigation Report showed that chemicals including TCE and PCE were present in the soil and groundwater at and near the East Flair Drive Site. The Field Investigation Report also showed that the hydraulic gradient at the East Flair Drive Site is oriented toward the northeast. This finding indicates that the site is not a likely source of contamination at the SEMOU, as the ground water flow at the site is away from the SEMOU and not toward it. Given the data indicating that the East Flair Drive Site is not a source of the contamination at the SEMOU, Aerojet requested that EPA reconsider its issuance of the SEMOU special notice letter.

        To date, Aerojet has not received a response to the Field Investigation Report from either the Los Angeles RWQCB or the EPA. Aerojet continues to work cooperatively with the Los Angeles RWQCB for a limited investigation of the East Flair Drive Site and with the EPA regarding the SEMOU.

        Aerojet has been served with four civil suits filed in the U.S. District Court for the Central District of California that seek recovery of costs allegedly incurred in response to the contamination present at the SEMOU (see Note 9(b), "Water Entity Cases").

Other Sites

        The Company has studied remediation alternatives for its closed Lawrence, Massachusetts facility, which was primarily contaminated with PCBs, and has begun site remediation and off-site disposal of debris. As part of these remediation efforts, the Company is working with local, state and federal officials and regulatory agencies to return the property to a beneficial use. The time frame for the remediation and redevelopment project is currently estimated to range from two to four years.

        The Company is also currently involved, together with other companies, in approximately 22 other Superfund and non-Superfund remediation sites. In many instances, the Company's liability and proportionate share of costs have not been determined largely due to uncertainties as to the nature and extent of site conditions and the Company's involvement. While government agencies frequently claim PRPs are jointly and severally liable at such sites, in the Company's experience, interim and final allocations of liability costs are generally made based on relative contributions of waste. Based on the Company's previous experience, its allocated share has frequently been minimal, and in many instances, has been less than one percent. Also, the Company is seeking recovery of its costs from its insurers.

Environmental Reserves and Estimated Recoveries

(i) Reserves

        The Company periodically prepares complete reexaminations of estimated future remediation costs that could be incurred by the Company. These periodic reexaminations take into consideration the investigative work and analysis of the Company's engineers and the advice of its legal staff regarding the status and anticipated results of various administrative and legal proceedings. In most cases only a range of reasonably possible costs can be estimated. In establishing the Company's reserves, the most probable estimated amount is used when determinable and the minimum is used when no single amount is more probable. The timing of payment for estimated future environmental costs is subject to variability and depends on the timing of regulatory approvals for planned remedies and the construction and completion of the remedies.

        During 2002, the Company completed a review of estimated future environmental costs which incorporated, but was not limited to the following: (i) status of work completed since the last estimate; (ii) expected cost savings related to the substitution of new remediation technology and to information not available previously; (iii) obligations for reimbursement of regulatory agency service costs; (iv) updated BPOU cost estimates; (v) costs of complying with the Western Groundwater Administrative Order, including replacement water and remediation upgrades at Aerojet's Sacramento site; (vi) estimated costs related to IRCTS and Aerojet's Sacramento site; (vii) new information related to the extent and location of previously identified contamination; and (viii) additional construction contingencies. This reexamination of estimated future remediation costs resulted in a net increase in the Company's environmental reserves of $107 million.

        The effect of the final resolution of environmental matters and the Company's obligations for environmental remediation and compliance cannot be accurately predicted due to the uncertainty concerning both the amount and timing of future expenditures. The Company believes, on the basis of presently available information, that the resolution of environmental matters and the Company's obligations for environmental remediation and compliance will not have a material adverse effect on the Company's results of operations, liquidity or financial condition. The Company will continue its efforts to mitigate past and future costs through pursuit of claims for recoveries from insurance coverage and other PRPs and continued investigation of new and more cost effective remediation alternatives and associated technologies.

        A summary of the Company's environmental reserve activity is shown below (in millions):

	November 30, 2000	2001 Expenditures	November 30, 2001	2002 Additions	2002 Expenditures	November 30, 2002
Aerojet	$320	$(68)	$252	$107	$(41)	$318
Other sites	33	(6)	27	—	(5)	22

Total	$353	$(74)	$279	$107	$(46)	$340

        As of November 30, 2002, the Aerojet reserves include $159 million for the Sacramento site and $150 million for BPOU. The reserves for other sites include $9 million for the Lawrence, Massachusetts site.

(ii) Estimated Recoveries

        On January 12, 1999, Aerojet and the U.S. government implemented the October 1997 Agreement in Principle (Global Settlement) resolving certain prior environmental and facility disagreements, with retroactive effect to December 1, 1998. The Global Settlement covered all environmental contamination at the Sacramento and Azusa sites. Under the Global Settlement, Aerojet and the U.S. government resolved disagreements about an appropriate cost-sharing ratio. The Global Settlement contemplates that the cost-sharing ratio will continue for a number of years.

        Pursuant to the Global Settlement covering environmental costs associated with Aerojet's Sacramento site and its former Azusa site, the Company can recover up to 88 percent of its environmental remediation costs for these sites through the establishment of prices for Aerojet's products and services sold to the U.S. government. Allowable environmental costs are charged to these contracts as the costs are incurred. The ability of Aerojet to continue recovering these costs from the U.S. government depends on Aerojet's sustained business volume under U.S. government contracts and programs and the relative size of Aerojet's commercial business.

        In conjunction with the sale of EIS, Aerojet entered into an agreement with Northrop whereby Aerojet will be reimbursed by Northrop for 50 percent of environmental expenditures eligible for recovery under the Global Settlement. Amounts reimbursed are subject to annual limitations, with excess amounts carrying over to subsequent periods, the total of which will not exceed $190 million over the term of the agreement, which ends in 2028. As of November 30, 2002, $178 million in potential future reimbursements was available over the remaining life of the agreement.

        In conjunction with the review of its environmental reserves discussed above, the Company revised its estimate of costs that will be recovered under the Global Settlement based on business expected to be conducted under contracts with the U.S. government and its agencies in the future. The adjustments to the environmental remediation reserves and estimated future cost recoveries did not affect operating results in fiscal 2002 as the impact of increases to the reserves of $107 million was offset by increased estimated future recoveries.

d.     Guarantees

        As detailed in Note 9(c), the Company has guaranteed certain environmental remediation obligations of Aerojet. At Aerojet's Sacramento facility, the Company has agreed to provide a $75 million guarantee that remediation activities are fully funded. Related to Aerojet's former Azusa, California facility, the Company has agreed to provide a $25 million guarantee for Aerojet's share of the remediation costs at that site.

e.     Concentration of Credit Risk

        The Company invests available cash in money market securities of various banks, commercial paper and asset-backed securities of various financial institutions, other companies with high credit ratings and securities backed by the U.S. government.

        As of November 30, 2002 and 2001, the amount of commercial receivables was $111 million and $141 million, respectively. Receivables for the GDX Automotive segment of $84 million as of November 30, 2002 and $117 million as of November 30, 2001, are due primarily from General Motors, the Ford Motor Company and Volkswagen. As of November 30, 2002 and 2001, the amount of U.S. government receivables was $52 million and $48 million, respectively. As of November 30, 2002 and 2001, the U.S. government receivables includes $24 million and $18 million, respectively, for environmental remediation recovery (see Note 9(c)). The Company's accounts receivables are generally unsecured and are not backed by collateral from its customers.

        As of November 30, 2002 and 2001, the U.S. government receivables include unbilled amounts of $4 million and $5 million, respectively, relating to long-term contracts. Such amounts are billed either upon delivery of completed units or settlements of contracts. The unbilled receivables amount as of November 30, 2002 is expected to be collected in years subsequent to fiscal 2003.

10. Shareholders' Equity

a.     Preference Stock and Preferred Share Purchase Rights

        In January 1997, the Board of Directors extended for ten additional years GenCorp's Shareholder Rights Plan (Plan), as amended. When the Plan was originally adopted in 1987, the Directors declared a dividend of one Preferred Share Purchase Right (Right) on each outstanding share of common stock, payable to shareholders of record on February 27, 1987. Rights outstanding as of November 30, 2002 and 2001 totaled 43.3 million and 43.1 million, respectively. The Plan provides that under certain circumstances each Right will entitle shareholders to buy one one-hundredth of a share of a new Series A Cumulative Preference Stock at an exercise price of $100. The Rights are exercisable only if a person or group acquires 20 percent or more of GenCorp's common stock or announces a tender or exchange offer that will result in such person or group acquiring 30 percent or more of the common stock. GenCorp is entitled to redeem the Rights at two cents per Right at any time until ten days after a 20 percent position has been acquired (unless the Board elects to extend such time period, which in no event may exceed 30 days). If the Company is involved in certain transactions after the Rights become exercisable, a holder of Rights (other than Rights beneficially owned by a shareholder who has acquired 20 percent or more of GenCorp's common stock, which Rights become void) is entitled to buy a number of the acquiring company's common shares, or GenCorp's common stock, as the case may be, having a market value of twice the exercise price of each Right. A potential dilutive effect may exist upon the exercise of the Rights. The Rights under the extended Plan expire on February 18, 2007. Until a Right is exercised, the holder has no rights as a stockholder of the Company including, without limitation, the right to vote as a stockholder or to receive dividends.

        As of November 30, 2002, 660,000 shares of $1.00 par value Series A Cumulative Preference Stock were reserved for issuance upon exercise of Preferred Share Purchase Rights.

b.     Common Stock

        As of November 30, 2002, the Company had 150.0 million authorized shares of common stock, par value $0.10 per share (Common Stock), of which 43.5 million shares were issued, 43.0 million shares were outstanding and 17.6 million shares were reserved for future issuance for discretionary payments of the Company's portion of retirement savings plan contributions, exercise of stock options, payment of awards under stock-based compensation plans and conversion of the Company's Notes (See Note 6(b)).

        During the years ended November 30, 2002 and 2001, the Company paid quarterly dividends on its Common Stock of $0.03 per share (or $0.12 on an annual basis).

c.     Stock-based Compensation

        The Company accounts for stock-based compensation under APB 25 and related interpretations. Under APB 25, stock options granted to employees by the Company generate no expense when the exercise price of the stock options at the date of grant equals the market value of the underlying common stock.

        The 1999 Equity and Performance Incentive Plan (1999 Plan), provides stock options to key employees and directors. Stock options issued under the 1999 Plan are, in general, exercisable in one-third increments at one year, two years, and three years from the date of grant.

        The 1999 Plan also provides for grants of restricted stock. Grants to certain key employees of the company were made in fiscal 2002, 2001 and 2000, with vesting generally based upon the attainment of specified performance targets. Under this plan, key employees of the Company were granted a total of 858,000 restricted shares. Restricted shares granted in fiscal 2000 and 2001 generally vest annually over a five-year period if the Company meets EPS growth targets as specified in the Plan. Restricted shares granted in fiscal 2002 vest based on stock performance. Unvested restricted shares are canceled upon the employee's termination of employment or if earnings or stock performance targets are not achieved. During fiscal 2002 and 2001, 139,950 shares and 111,750 shares, respectively were canceled due to terminations, and the Company estimates that no shares will vest based on fiscal 2002 EPS. In fiscal 2002, 66,550 shares were canceled because earnings targets were not achieved. The Organization and Compensation Committee of the Board has negative discretion over increasing or decreasing the actual number of shares to vest in any period.

        The Company's 1997 Stock Option Plan and 1993 Stock Option Plan each provide for an aggregate of 2.5 million shares of the Company's Common Stock to be purchased pursuant to stock options or to be subject to stock appreciation rights which may be granted to selected officers and key employees at prices equal to the fair market value of a share of common stock on the date of grant. Stock options issued under the 1997 and 1993 Stock Option Plans are, in general, exercisable in 25 percent increments at six months, one year, two years and three years from the date of grant. No stock appreciation rights have been granted.

        A summary of the Company's stock option activity, and related information for the years ended November 30 are as follows:

	2002		2001		2000
	Stock Options (000s)	Weighted Average Exercise Price	Stock Options (000s)	Weighted Average Exercise Price	Stock Options (000s)	Weighted Average Exercise Price
Outstanding at the beginning of the year	3,512	$10.38	3,545	$9.96	3,300	$10.13
Granted	426	$12.06	769	$11.10	702	$9.39
Exercised	(226)	$8.36	(522)	$7.85	(101)	$7.70
Forfeited/canceled	(405)	$10.56	(280)	$11.49	(356)	$11.08

Outstanding at the end of the year	3,307	$10.72	3,512	$10.38	3,545	$9.96

Exercisable at the end of the year	2,451	$10.49	2,287	$10.37	2,481	$9.89

        The weighted average grant-date fair value of stock options granted in fiscal 2002 was $4.91, $4.01 for stock options granted in fiscal 2001, and $3.64 for stock options granted in fiscal 2000.

        The following table summarizes the range of exercise prices and weighted-average exercise prices for options outstanding and exercisable as of November 30, 2002 under the Company's stock option plans:

		Outstanding
Fiscal Year in Which Stock Options Were Issued				Weighted Average Remaining Contractual Life (years)	Exercisable
	Range of Exercise Prices	Stock Options Outstanding (000s)	Weighted Average Exercise Price		Stock Options Exercisable (000s)	Weighted Average Exercise Price
1993	$8.44—$8.77	83	$8.77	0.8	83	$8.77
1994	$6.66—$7.26	169	$6.81	1.7	169	$6.81
1995	$5.67—$5.94	152	$5.88	2.8	152	$5.88
1996	$6.53—$8.91	147	$8.34	3.9	147	$8.34
1997	$9.24—$15.64	493	$11.11	4.4	493	$11.11
1998	$9.76—$16.06	372	$15.89	5.3	372	$15.89
1999	$9.40—$13.59	480	$9.92	6.4	480	$9.92
2000	$7.06—$10.13	449	$9.35	7.2	336	$9.31
2001	$10.44—$13.10	541	$11.12	8.3	203	$11.09
2002	$9.77—$15.43	421	$12.06	9.6	16	$10.87

		3,307			2,451

        SFAS No. 123, Accounting for Stock-Based Compensation (SFAS 123), requires the use of fair value techniques to determine compensation expense associated with stock-based compensation. Although the Company continues to apply the provisions of APB 25 to determine compensation expense, as permitted under SFAS 123, the Company is obligated to disclose certain information including pro forma net income and earnings per share as if SFAS 123 had been adopted by the Company to measure compensation expense. Had compensation cost been measured in accordance with SFAS 123, the Company's net income would have been reduced by $0.9 million for fiscal 2002, $1.2 million for fiscal 2001 and $1 million for fiscal 2000 and basic and diluted EPS would have been reduced by $0.02 per share for fiscal 2002, $0.03 per share for fiscal 2001 and $0.02 per share for fiscal 2000. The fair value of stock options was estimated at the date of grant using a Black-Scholes stock option pricing model with the following weighted-average assumptions: risk free interest rates of 3.1 percent for fiscal 2002, 3.5 percent for fiscal 2001, and 6.0 percent for fiscal 2000; dividend yield of 1.0 percent for fiscal 2002, and fiscal 2001, and 1.4 percent for 2000; volatility factor of the expected market price of the Company's Common Stock of 0.47 for fiscal 2002, 0.39 for fiscal 2001, and 0.40 for fiscal 2000; and a weighted- average expected life of the option of five years for fiscal 2002, fiscal 2001, and fiscal 2000.

d.     Accumulated Other Comprehensive Loss, Net of Income Taxes

        Comprehensive income encompasses net income and other comprehensive income items, which includes all other non-owner transactions and events that change shareholders' equity. The Company's other comprehensive loss includes the effects of foreign currency translation adjustments.

        The components of other comprehensive income and the related income tax effects are presented in the following table:

	Year ended November 30,
	2002	2001	2000
	(Millions)
Income before cumulative effect of change in accounting principle	$30	$128	$52
Other comprehensive income loss, net of income taxes:
Effects of foreign currency translation adjustments	21	(6)	(11)

Total comprehensive income	$51	$122	$41

11. Operating Segments and Related Disclosures

        The Company's continuing operations are organized into three segments based on different products and customer bases: GDX Automotive, Aerospace and Defense and Fine Chemicals. The accounting policies of the segments are the same as those described in the summary of significant accounting policies (see Note 1).

        The Company evaluates segment performance based on several factors, of which the primary financial measure is segment operating profit. Segment operating profit represents net sales from continuing operations less applicable costs, expenses and provisions for restructuring and unusual items relating to operations. Segment operating profit excludes corporate income and expenses, provisions for unusual items not related to the operations, interest expense, income taxes and the minority interest in AFC (see Note 13).

        In November 2001, the Company completed the sale of approximately 1,100 acres of property in Sacramento County, California for $28 million. The consideration included cash of approximately $7 million and a promissory note for the remainder of the sales price. The five-year promissory note bears interest that is payable quarterly and includes annual minimum principal payments of $550,000. The property lies outside of the Aerojet Superfund site boundaries and is not a part of the approximate 2,600 acres of land that have been carved out of the Superfund site designation under an agreement with federal and state government regulators (see Note 9(c)). The $23 million gain resulting from the sale of the land is included in the activity for the Aerospace and Defense segment.

        Sales in fiscal 2002, 2001 and 2000 directly and indirectly to the U.S. government and its agencies (principally the Department of Defense) totaled $244 million, $574 million, and $481 million, respectively, and were generated by the Aerospace and Defense segment. Comparable amounts excluding the EIS business were $176 million in fiscal 2001 and $154 million in fiscal 2000. Sales to three individually significant customers comprised $224 million, $183 million and $147 million of GDX Automotive sales in fiscal 2002 and $259 million, $188 million and $150 million in fiscal 2001. Sales to two individually significant customers comprised $267 million and $125 million of GDX Automotive sales in fiscal 2000.

	Year ended November 30,
	2002	2001	2000
	(Millions)
GDX Automotive	$806	$808	$485
Aerospace and Defense	277	640	534
Fine Chemicals	52	38	28

Net Sales	$1,135	$1,486	$1,047

GDX Automotive	$38	$(4)	$29
Restructuring	(2)	(29)	—

GDX Automotive segment operating profit	36	(33)	29
Aerospace and Defense	59	83	104
Unusual items, net	(12)	197	—

Aerospace and Defense segment operating profit	47	280	104
Fine Chemicals	3	(14)	(14)
Restructuring	—	(1)	—

Fine Chemicals segment operating profit	3	(15)	(14)

Segment operating profit	86	232	119
Interest expense	(16)	(33)	(18)
Corporate and other expenses, net	(25)	(4)	(18)
Other restructuring	—	(10)	—
Other unusual items, net	(3)	2	4

Income Before Income Taxes	$42	$187	$87

GDX Automotive	$27	$21	$29
Aerospace and Defense	14	20	33
Fine Chemicals	4	8	20
Corporate	—	—	—

Capital Expenditures	$45	$49	$82

GDX Automotive	$38	$39	$22
Aerospace and Defense	17	26	23
Fine Chemicals	7	6	5
Corporate	4	6	—

Depreciation and Amortization	$66	$77	$50

	As of November 30,
	2002	2001	2000
	(Millions, except employees)
GDX Automotive	$539	$547	$250
Aerospace and Defense	805	600	753
Fine Chemicals	107	114	102

Identifiable assets	1,451	1,261	1,105
Corporate	185	207	220

Assets	$1,636	$1,468	$1,325

GDX Automotive	8,199	9,212	5,100
Aerospace and Defense	1,717	1,464	2,500
Fine Chemicals	146	152	250
Corporate	50	49	45

Employees (unaudited)	10,112	10,877	7,895

        The Company's operations are located primarily in the U.S., Europe and Canada.

        Inter-area sales are not significant to the total sales of any geographic area. Unusual items included in operating profit pertained only to U.S. Geographic segment information is presented in the table below:

	Year ended November 30,
	2002	2001	2000
	(Millions)
United States	$605	$979	$828
Germany	225	210	84
Canada	103	110	119
Spain	56	57	—
France	58	62	—
U.S. export sales	48	34	16
Other	40	34	—

Net Sales	$1,135	$1,486	$1,047

	As of November 30,
	2002	2001	2000
United States	$304	$283	$284
Germany	84	82	38
Canada	21	23	43
Spain	26	23	—
France	22	20	—
Other	23	22	—

	480	453	365
Corporate	1	1	1

Long-lived Assets	$481	$454	$366

12. Quarterly Financial Data (Unaudited)

	Three months ended
	February 28	May 31	August 31	November 30
	(Millions, except per share amounts)
2002
Net Sales	$249	$303	$266	$317
Segment Operating Profit	$19	$21	$22	$24
Income Before Income Taxes	$5	$10	$12	$15
Net Income	$3	$6	$8	$13
Basic earnings per common share	$0.07	$0.14	$0.19	$0.30
Diluted earnings per common share	$0.07	$0.14	$0.19	$0.28
2001
Net Sales	$353	$410	$356	$367
Segment Operating Profit	$9	$14	$19	$190
Income Before Income Taxes	$8	$2	$5	$172
Net Income	$14	$5	$3	$106
Basic earnings per common share	$0.33	$0.12	$0.07	$2.49
Diluted earnings per common share	$0.33	$0.12	$0.07	$2.47

13. Restructuring and Unusual Items

	Year ended November 30,
	2002	2001	2000
	(Millions)
Restructuring:
GDX Automotive	$2	$29	$—
AFC	—	1	—
Corporate Headquarters	—	10	—

	$2	$40	$—

Unusual Items:
Write-off of GDSS in-process research and development (Note 7)	$6	$—	$—
Aerojet sale of EIS business (Note 7)	6	(206)	—
Tax-related (customer reimbursements of tax recoveries)	—	9	—
Gain on sale of equity interest in AFC (Note 7)	—	—	(5)
Environmental remediation insurance cost recovery	—	(2)	(3)
Charge for pension settlement for a discontinued operation	—	—	3
Loss on sale of property related to a discontinued operation	—	—	1
Reacquisition of AFC minority interest (Note 7)	2	—	—
Write-off of bank fees for Term Loan C repayment	1	—	—

	$15	$(199)	$(4)

        In September 2002, the Company announced a restructuring in the GDX Automotive segment. The plan will result in the closure of a plant in Germany and reduced staffing levels at the Farmington Hills, Michigan headquarters. A charge for the $2 million cost of the restructuring was included in segment operating results.

        In October 2002, Aerojet charged $6 million to expense for acquired in-process research and development resulting from the acquisition of GDSS. The charge is included in segment operating results.

        In April 2002, Aerojet reached an agreement with Northrop on purchase price adjustments related to the sale of its EIS business whereby Aerojet reduced the purchase price by $6 million. The purchase price reduction is recorded as an expense in segment operating profit.

        In December 2001, the Company reacquired the minority ownership interest in its AFC subsidiary and certain agreements between AFC and NextPharma were terminated, resulting in an expense of $2 million.

        In fiscal 2001, the Company implemented restructuring plans which included GDX Automotive, AFC and Corporate Headquarters. The GDX Automotive restructuring program and segment consolidation included the closure of the Marion, Indiana and Ballina, Ireland manufacturing facilities and resulted in the elimination of approximately 760 employee positions. The decision to close these facilities was precipitated by excess capacity and deterioration of performance and losses at these sites.

The decision to close the Ballina, Ireland plant was also due to difficulty in retaining plant personnel in light of record employment levels in the region. Remaining programs from these facilities were transferred to other facilities. This restructuring program resulted in a pre-tax charge of $29 million. The restructuring program was substantially complete by the end of fiscal 2001. There was an additional restructuring program directed at the Draftex business, which resulted in the elimination of more than 500 employee positions and an adjustment of the goodwill recorded as part of the Draftex acquisition. The restructuring plan implemented at AFC during fiscal 2001 included the elimination of 50 employee positions and resulted in a charge of $1 million. This program was designed to "right-size" AFC's workforce. The Company also implemented a restructuring of its corporate headquarters. The restructuring included an early retirement program which was offered to certain eligible employees. The program resulted in a $10 million pre-tax charge to operations.

        In fiscal 2001, the Company recorded a gain of $206 million related to the sale of EIS to Northrop in October 2001. The transaction is discussed above under the discussion of results of operations for the Aerospace and Defense segment.

        In fiscal 2001, the Company settled outstanding claims with the Internal Revenue Service and the State of California. The benefit of the tax refunds, $13 million on an after-tax basis, was recorded in the income tax provision. The portion of the tax refunds that will be repaid to the Company's defense customers is reflected as an unusual expense item of $9 million in segment income ($5 million after tax). Accordingly, after repayment to the Company's defense customers, the Company will retain $8 million of the claims settled.

14. New Accounting Pronouncements

        In June 2002, the FASB issued Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities (SFAS 146). SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. SFAS 146 requires that the initial measurement of a liability be at fair value. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The Company has adopted the provisions of SFAS 146 as of December 1, 2002. The adoption of SFAS 146 is not expected to have a material effect on the Company's results of operations, liquidity or financial condition.

        In November 2002, the FASB issued FASB Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (FIN 45). FIN 45 requires that upon issuance of a guarantee, a guarantor must recognize a liability for the fair value of an obligation assumed under a guarantee. FIN 45 also requires additional disclosures by a guarantor in its interim and annual financial statements about the obligations associated with guarantees issued. The recognition provisions of FIN 45 are effective for any guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002.

        On December 31, 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure (SFAS 148) that amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition to Statement 123's fair value method of accounting for stock-based employee compensation. SFAS 148 also amends the disclosure provisions of SFAS 123 and APB Opinion No. 28, Interim Financial Reporting, to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. The Statement does not amend SFAS 123 to require companies to account for employee stock options using the fair value method. The Statement is effective for fiscal years beginning after December 15, 2002. The Company is currently evaluating the effects of SFAS 148, but does not expect that the adoption of SFAS 148 would have a material effect on the Company's results of operations.

15. Subsequent Events

        In January 2003, GDX Automotive entered into an agreement to sell the assets and operations of its Viersen, Germany mixing facility to Vigar, SA, a supplier to GDX Automotive. In addition, GDX Automotive will enter into a ten-year supply agreement with Vigar, SA that requires certain minimum annual purchase volumes and contains monetary penalties if purchase minimums are not met. The transaction is expected to close during the first quarter of fiscal 2003.

        In December 2002, the Company entered into Swaps on $100 million of Term Loan variable debt for a two year period as required by the Restated Credit Facility. The Company's fixed interest rate under these Swaps including the Eurocurrency margin is 6.02 percent for the two year period.

16.    Condensed Consolidating Financial Information

        In connection with the offer and sale of the Company's Senior Subordinated Notes due 2013 (Senior Subordinated Notes), the Company is providing condensed consolidating financial information for its material domestic subsidiaries that will guarantee the Senior Subordinated Notes and for those subsidiaries that will not guarantee the Senior Subordinated Notes. These 100 percent owned subsidiary guarantors (principally, Aerojet and AFC) will, jointly and severally, fully and unconditionally guarantee the Senior Subordinated Notes.

        The subsidiary guarantees are senior subordinated obligations of each subsidiary guarantor and rank (i) prior in right of payment with all senior indebtedness, (ii) equal in right of payment with all senior subordinated indebtedness and (iii) senior in right of payment to all subordinated indebtedness, in each case, of that subsidiary guarantor. The subsidiary guarantees will also be effectively subordinated to any secured indebtedness of the subsidiary guarantor with respect to the assets securing that indebtedness.

        Absent both default and notice as specified in the Company's Credit Facility and agreements governing the Company's outstanding convertible notes and the Senior Subordinated Notes, there are no restrictions on the Company's ability to obtain funds from its subsidiary guarantors by dividend or loan.

        The Company has not presented separate financial and narrative information for each of the subsidiary guarantors, because it believes that such financial and narrative information would not provide investors with any additional information that would be material in evaluating the sufficiency of the guarantees. Therefore, the following condensed consolidating financial information summarizes the financial position, and results of operations and cash flows for the Company's guarantor and non-guarantor subsidiaries.

Condensed Consolidating Balance Sheets:

As of November 30, 2002	Parent	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Eliminations	Consolidated
Cash	$—	$13	$35	$—	$48
Accounts receivable	12	88	63	—	163
Inventories	5	131	31	—	167
Prepaid expenses and other	2	1	2	—	5

Total current assets	19	233	131	—	383
Property, plant and equipment, net	64	242	175	—	481
Recoverable from the U.S. government and other third parties for environmental remediation costs	—	208	—	—	208
Prepaid pension asset	139	199	(1)	—	337
Goodwill	22	41	63	—	126
Intercompany, net	(367)	535	(168)	—	—
Other noncurrent assets, net	1,047	82	43	(1,071)	101

Total assets	$924	$1,540	$243	$(1,071)	$1,636

Short-term borrowings and current portion of long-term debt	$20	$—	$2	$—	$22
Accounts payable	17	27	45	—	89
Other current liabilities	6	208	48	—	262

Total current liabilities	43	235	95	—	373
Long-term debt, net of current portion	361	—	4	—	365
Reserves for environmental remediation	15	286	—	—	301
Postretirement benefits other than pensions	108	60	8	—	176
Other noncurrent liabilities	37	22	2	—	61

Total liabilities	564	603	109	—	1,276
Total shareholders' equity	360	937	134	(1,071)	360

Total liabilities and shareholders' equity	$924	$1,540	$243	$(1,071)	$1,636

Condensed Consolidating Balance Sheets (continued):

As of November 30, 2001	Parent	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Eliminations	Consolidated
Cash	$1	$3	$40	$—	$44
Accounts receivable	34	77	80	—	191
Inventories	7	126	34	—	167
Prepaid expenses and other	3	1	14	—	18

Total current assets	45	207	168	—	420
Property, plant and equipment, net	61	221	172	—	454
Recoverable from the U.S. government and other third parties for environmental remediation costs	—	140	—	—	140
Prepaid pension asset	109	175	3	—	287
Goodwill	26	—	39	—	65
Intercompany, net	(547)	703	(156)	—	—
Other noncurrent assets, net	1,034	68	19	(1,019)	102

Total assets	$728	$1,514	$245	$(1,019)	$1,468

Short-term borrowings and current portion of long-term debt	$16	$—	$1	$—	$17
Accounts payable	34	59	47	—	140
Other current liabilities	10	217	57	—	284

Total current liabilities	60	276	105	—	441
Long-term debt, net of current portion	191	—	6	—	197
Reserves for environmental remediation	19	225	—	—	244
Postretirement benefits other than pensions	120	67	7	—	194
Other noncurrent liabilities	28	45	9	—	82

Total liabilities	418	613	127	—	1,158
Total shareholders' equity	310	901	118	(1,019)	310

Total liabilities and shareholders' equity	$728	$1,514	$245	$(1,019)	$1,468

Condensed Consolidating Statements of Income

Year Ended November 30, 2002	Parent	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$236	$416	$483	$—	$1,135
Cost of products sold	207	321	407	—	935
Selling, general and administrative	24	11	20	—	55
Depreciation and amortization	18	28	20	—	66
Other income and expense, net	15	5	1	—	21
Interest expense	4	4	8	—	16

Income before income taxes	(32)	47	27	—	42
Provision for income taxes	(14)	17	9	—	12

Income before equity earnings	(18)	30	18	—	30
Equity earnings of subsidiaries	49	—	—	(49)	—

Net Income	$31	$30	$18	$(49)	$30

Year Ended November 30, 2001	Parent	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$259	$754	$473	$—	$1,486
Cost of products sold	252	656	420		1,328
Selling, general and administrative	27	8	7		42
Depreciation and amortization	23	35	19		77
Gain on sale of subsidiary	—	(206)	—	—	(206)
Other income and expense, net	12	7	6		25
Interest expense	19	7	7	—	33

Income before income taxes	(74)	247	14	—	187
Provision for income taxes	(37)	90	6	—	59

Income before equity earnings	(37)	157	8	—	128
Equity earnings of subsidiaries	165	—	—	(165)	—

Net Income	$128	$157	$8	$(165)	$128

Year Ended November 30, 2000	Parent	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$282	$562	$203	$—	$1,047
Cost of products sold	250	449	161	—	860
Selling, general and administrative	24	6	10	—	40
Depreciation and amortization	13	28	9	—	50
Other income and expense, net	—	(5)	(3)	—	(8)
Interest expense	11	6	1	—	18

Income before income taxes	(16)	78	25	—	87
Provision for income taxes	(11)	37	9	—	35

Income before cumulative effect of a change in accounting principle and equity earnings	(5)	41	16	—	52
Cumulative effect of a change in accounting principle	11	63	—	—	74
Equity earnings of subsidiaries	120	—	—	(120)	—

Net Income	$126	$104	$16	$(120)	$126

Condensed Consolidating Statements of Cash Flows

Year Ended November 30, 2002	Parent	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Eliminations	Consolidated
Net cash provided by (used in) operating activities	$2	$(53)	$28	$—	$(23)
Cash flows from investing activities:
Capital expenditures	(12)	(21)	(12)	—	(45)
Acquisitions of businesses, net of cash acquired	—	(91)	—	—	(91)
Other investing activities	—	(6)	1	—	(5)

Net cash provided by (used in) investing activities	(12)	(118)	(11)	—	(141)
Cash flows from financing activities:
Net transfers (to) from parent	(175)	180	(5)	—	—
Borrowings (repayments) on notes payable and long-term debt	167	—	(1)	—	166
Other financing activities	18	—	(19)	—	(1)

Net cash provided by (used in) financing activities	10	180	(25)	—	165
Effect of exchange rate fluctuations on cash and cash equivalents	—	—	3	—	3

Net increase (decrease) in cash and cash equivalents	—	9	(5)	—	4
Cash and cash equivalents at beginning of year	1	3	40	—	44

Cash and cash equivalents at end of year	$1	$12	$35	$—	$48

Year Ended November 30, 2001	Parent	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Eliminations	Consolidated
Net cash provided by (used in) operating activities	$(40)	$—	$(29)	$—	$(69)
Cash flows from investing activities:
Capital expenditures	(11)	(28)	(10)	—	(49)
Proceeds from disposition of EIS business	—	315	—	—	315
Acquisitions of businesses, net of cash acquired	(54)	—	(130)	—	(184)
Other investing activities	3	9	—	—	12

Net cash provided by (used in) investing activities	(62)	296	(140)	—	94
Cash flows from financing activities:
Net transfers (to) from parent	101	(295)	194	—	—
Borrowings (repayments) on notes payable and long-term debt, net	—	—	—	—	—
Other financing activities	2	—	—	—	2

Net cash provided by (used in) financing activities	103	(295)	194	—	2
Effect of exchange rate fluctuations on cash and cash equivalents	—	—	—	—	—

Net increase (decrease) in cash and cash equivalents	1	1	25	—	27
Cash and cash equivalents at beginning of year	—	2	15	—	17

Cash and cash equivalents at end of year	$1	$3	$40	$—	$44

Condensed Consolidating Statements of Cash Flows (Continued)

Year Ended November 30, 2000	Parent	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Eliminations	Consolidated
Net cash provided by (used in) operating activities	$(25)	$9	$39	$—	$23
Cash flows from investing activities:
Capital expenditures	(23)	(50)	(9)	—	(82)
Proceeds from sale of minority interest in subsidiary	25	—	—	—	25

Net cash provided by (used in) investing activities	2	(50)	(9)	—	(57)
Cash flows from financing activities:
Net transfers to (from) parent	(11)	35	(24)	—	—
Borrowings (repayments) on notes payable and long-term debt	37	—	(5)	—	32
Other financing activities	(4)	—	—	—	(4)

Net cash provided by (used in) financing activities	22	35	(29)	—	28
Effect of exchange rate fluctuations on cash and cash equivalents	—	—	—	—	—

Net increase (decrease) in cash and cash equivalents	(1)	(6)	1	—	(6)
Cash and cash equivalents at beginning of year	1	8	14	—	23

Cash and cash equivalents at end of year	$—	$2	$15	$—	$17

GenCorp Inc.

Offer to exchange our 9 1/2% Senior Subordinated Notes due 2013 and related Subsidiary Guarantees, which have been registered under the Securities Act,
for our outstanding 9 1/2% Senior Subordinated Notes due 2013 and related Subsidiary Guarantees

P R O S P E C T U S

                        , 2003

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

GenCorp Inc.

Applicable Laws of Ohio

        Section 1701.13(E) of the Ohio General Corporation Law authorizes a corporation under certain circumstances to indemnify any director, trustee, officer, employee or agent in respect of expenses and other costs reasonably incurred by him in connection with any action, suit or proceeding to which he is made a party or threatened to be made a party by reason of the fact that he was a director, trustee, officer, employee or agent of the corporation. In general, indemnification is permissible only if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In respect of any action by or in right of the corporation, indemnification is not permitted if the person is adjudged liable for negligence or misconduct in the performance of his duty to the corporation unless authorized by a court. To the extent that a director, trustee, officer, employee or agent has been successful in the defense of any such action, suit or proceeding, he is entitled to be indemnified against his reasonable expenses incurred in connection therewith by Section 1701.13(E)(3) of the Ohio General Corporation Law.

Code of Regulations

        Article Two, Section 10 of the Code of Regulations of GenCorp Inc. concerns indemnification of the company's directors and officers and provides as follows:

          The Corporation shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a member of the Board of Directors or an officer, employee, member, manager or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, limited liability company, or a partnership, joint venture, trust or other enterprise. The Corporation shall pay, to the full extent then required by law, expenses, including attorney's fees, incurred by a member of the Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent then permitted by law, such expenses incurred by any other person. The indemnification and payment of expenses provided hereby shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under any law, the Articles of Incorporation, any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he or she is a member of the Board of Directors, or an officer, employee or agent of the Corporation, and shall continue as to a person who has ceased to be a member of the Board of Directors, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          The Corporation may, to the full extent then permitted by law and authorized by the Board of Directors, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in the preceding paragraph against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

          The Corporation, upon approval by the Board of Directors, may enter into agreements with any persons whom the Corporation may indemnify under this Code of Regulations or under law and undertake thereby to indemnify such persons and to pay the expenses incurred by them in defending any action, suit or proceeding against them, whether or not the Corporation would have the power under law or this Code of Regulations to indemnify any such person.

Contracts

        GenCorp Inc. maintains and pays the premiums on contracts insuring the directors and officers of the company and its subsidiaries (subject to the policy's terms, conditions and exclusions) for liability that the directors and officers, or the company or its subsidiaries (in certain situations), may incur in performing their directorship or officership duties. The insurance contract provides coverage for loss, including defense expense, even in the absence of indemnity by the corporation to the individual director or officer.

        GenCorp Inc. has entered into indemnification agreements with all of its directors and executive officers to indemnify them against certain liabilities and expenses, including legal fees, that they may incur by reason of their relationship to the company. In general, the company is required to indemnify an individual who is a director or an officer for such liabilities and expenses unless (i) if the person is a director, it is proved by clear and convincing evidence that his or her action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the company or undertaken with reckless disregard for the best interests of the company, subject to certain exceptions, or (ii) if the person is an executive officer only, he or she did not act in good faith or in a manner that he or she reasonably believed to be in or not opposed to the best interests of the company, subject to certain exceptions. In addition, each director and officer is to be indemnified against any amount that he or she becomes obligated to pay relating to or arising out of any claim made against him or her because of any act or failure to act or neglect or breach of duty that he or she commits or permits while acting as a director or officer of the company, subject to certain exceptions. In respect of any criminal proceeding, the company is required to indemnify each director and officer if such person had no reasonable cause to believe his or her conduct was unlawful. Each director and officer will also be indemnified for expenses actually and reasonably incurred by him or her to the extent that such individual is successful on the merits in any action.

Aerojet Fine Chemicals LLC

Applicable Laws of Delaware

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys' fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. In general, indemnification is permissible only if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, in any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In respect of any action by or in right of the corporation, indemnification is not permitted if the person is adjudged liable to the corporation unless authorized by a court. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

Contracts

        GDX Automotive Inc. is one of the subsidiaries covered under the contracts described above in the first paragraph under "GenCorp Inc.—Contracts."

Aerojet-General Corporation

Applicable Laws of Ohio

        See the discussion of applicable provisions of Ohio law above under GenCorp Inc.

Code of Regulations

        Article II, Section 6 of the Code of Regulations of Aerojet-General Corporation concerns indemnification of the company's directors and officers and provides as follows:

          The corporation shall indemnify each official against all expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of any action by or in the right of the corporation to procure a judgment in its favor, or in connection with any appeal therein, to which he is made or threatened to be made a party by reason of being or having been an official, except in relation to matters as to which he is adjudged by the express terms of a judgment rendered on the final determination of the merits in such action to be liable for negligence or misconduct in the performance of his duty to the corporation. Such indemnification shall not include amounts paid to the corporation by judgment or in settling or otherwise disposing of a pending or threatened action.

          The corporation shall indemnify each official made or threatened to be made a party to any action, (other than one by or in the right of the corporation to procure a judgment in its favor but including any action by or in the right of a related corporation) by reason of being or having been an official, against all judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, actually and necessarily incurred by him as a result of such action, or any appeal therein, if he acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation and, in criminal actions, in addition, had no reasonable cause to believe that this conduct was unlawful. The termination of any such action by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such official did not act, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation or that he had reasonable cause to believe that his conduct was unlawful.

          If an official has been wholly successful, on the merits or otherwise, in the defense of an action of the character described in the first two paragraphs of this Section 6, he shall be entitled to indemnification as authorized in such paragraphs. Except as provided in the preceding sentence (and unless otherwise ordered by a court) any indemnification under such paragraphs shall be made by the corporation, if and only if authorized in the specific case:

    (1)
    By the Board of Directors acting by a quorum consisting of Directors who are not parties to such action or who were wholly successful in such action on the merits or otherwise, upon a finding that the official seeking indemnification under the first paragraph of this Section 6 has not been negligent or guilty of misconduct in the performance of his duty to the corporation as charged in the action; or if seeking indemnification under the second paragraph of this Section 6, has met the standard of conduct set forth in such paragraph, or,

    (2)
    If such a quorum is not obtainable with due diligence;

    (a)
    By the Board of Directors upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because such official has not been negligent or guilty of misconduct or has met the standard of conduct set forth in the second paragraph of this Section 6, as the case may be, or

    (b)
    By a committee, appointed by the Board of Directors, of two or more shareholders who are not Directors, officers or employees of the corporation, upon a finding that such official has not been negligent or guilty of misconduct or has met the standard of conduct set forth in the second paragraph of this Section 6, as the case may be.

          For purposes of this Section 6, (1) a "related corporation" shall mean any corporation in which the corporation owns or owned shares or of which it is or was a creditor, (2) "official" shall mean a Director, officer, former Director, or former officer of the corporation or any person who serves or has served at its request as a director or officer of a related corporation, and (3) "action" shall mean any civil or criminal action, suit or proceeding.

          Nothing in this Section 6 shall limit the power of the corporation to indemnify or agree to indemnify any person not covered by this Section 6 under these provisions or to indemnify or agree to indemnify any person in any case not provided for herein.

          The provisions of this Section 6 shall be in addition to any rights to, or eligibility for, indemnification to which any person concerned may otherwise be or become entitled by agreement, provision of the Articles of Incorporation, vote of shareholders, court order or otherwise, and shall inure to the benefit of the heirs, executors, and administrators of each such person.

          The provisions of this Section 6 shall apply in respect of all alleged or actual causes of action or offenses accrued or occurring before, on or after its adoption.

Contracts

        Aerojet-General Corporation is one of the subsidiaries covered under the contracts described above in the first paragraph under "GenCorp Inc.—Contracts."

Aerojet Investments Ltd.

Applicable Laws of California

        Section 317 of the California General Corporation Law permits a corporation to indemnify any person who was or is a director, officer, employee or other agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or who was a director, officer, employee or agent of a foreign or domestic corporation that was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation, (other than an action by or in right of the corporation), against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred by such person in connection with any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. To be indemnified, such person must have acted (i) in good faith and (ii) in a manner that he or she reasonably believed to be in the best interests of the corporation; and, in the case of a criminal proceeding, such person must have acted without reasonable cause to believe that his or her conduct was unlawful.

        In respect of any action by or in right of the corporation, a corporation may indemnify any person who was or is an agent of the corporation against expenses actually and reasonably incurred by such person in connection with the defense or settlement of the action if he or she acted (i) in good faith and (ii) in a manner he or she believed to be in the best interests of the corporation and its shareholders.

By-laws

        Article 6 of the By-laws of Aerojet Investments Ltd. concerns indemnification of the company's directors and officers and provides as follows:

          The corporation shall, to the maximum extent permitted by the California General Corporation Law, have power to indemnify each of its agents against expenses, judgments, fines,

  settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of the corporation, and shall have power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law. For purposes of this Article an "agent" of the corporation includes any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise serving at the request of such predecessor corporation.

Contracts

        Aerojet Investments Ltd. is one of the subsidiaries covered under the contracts described above in the first paragraph under "GenCorp Inc.—Contracts."

Aerojet Ordnance Tennessee, Inc.

Applicable Laws of Tennessee

        Under Section 48-18-502 of the Tennessee Business Corporation Act, a corporation may indemnify a present or former director if he or she conducted himself or herself in good faith and reasonably believed, in the case of conduct in his or her official capacity, that his or her conduct was in the corporation's best interests. In all other cases, the director must have believed that his or her conduct was at least not opposed to the corporation's best interests. In the case of any criminal proceeding, the director must have had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other proceeding, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her. Under Tennessee law, the corporation may indemnify its officers to the same extent as its directors and to such further extent as is consistent with public policy.

Contracts

        Aerojet Ordnance Tennessee, Inc. is one of the subsidiaries covered under the contracts described above in the first paragraph under "GenCorp Inc.—Contracts."

GenCorp Property Inc.

Applicable Laws of California

        See the discussion of applicable provisions of California law above under Aerojet Investments Ltd.

By-laws

        Article 6 of the By-laws of GenCorp Property Inc. concerns indemnification of the company's directors and officers and provides as follows:

          The corporation shall, to the maximum extent permitted by the California General Corporation Law, have power to indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of the corporation, and shall have power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law. For purposes of this Article an "agent" of the corporation includes any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise serving at the request of such predecessor corporation.

Contracts

        GenCorp Property Inc. is one of the subsidiaries covered under the contracts described above in the first paragraph under "GenCorp Inc.—Contracts."

GDX Automotive Inc.

Applicable Laws of Delaware

        See the discussion of applicable provisions of Delaware law above under Aerojet Fine Chemicals LLC.

By-laws

        Article 6 of the By-laws of GDX Automotive Inc. concerns indemnification of the company's directors and officers and provides as follows:

6.1
Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent permitted by the General Corporation Law of Delaware, as amended from time to time, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and that indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators; provided, however, that, except as provided in section 6.2, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by that person, only if that proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in these by-laws shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of Delaware, as amended from time to time, requires, the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by that person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced, if it shall ultimately be determined that such director or officer is not entitled to be indemnified under these by-laws or otherwise. The corporation may, by action of its Board, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

6.2
Right of Claimant to Bring Suit. If a claim under section 6.1 is not paid in full by the corporation within 30 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant also shall be entitled to be paid the expense of prosecuting that claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking, if any, is required and has been tendered to the corporation) that the claimant has failed to meet a standard of conduct that makes it permissible under Delaware law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board, its independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he has met that standard of conduct, nor an actual determination by the corporation (including its Board, its independent counsel or its stockholders) that the claimant has not met that standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet that standard of conduct.

6.3
Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this section 6 shall not be exclusive of any other right any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

6.4
Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against that expense, liability or loss under Delaware law.

6.5
Expenses as a Witness. To the extent any director, officer, employee or agent of the corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any action, suit or proceeding, he shall be indemnified against all costs and expenses actually and reasonably incurred by him or on his behalf in connection therewith.

6.6
Indemnity Agreements. The corporation may enter into agreement with any director, officer, employee or agent of the corporation providing for indemnification to the fullest extent permitted by Delaware law.

Contracts

        GDX Automotive Inc. is one of the subsidiaries covered under the contracts described above in the first paragraph under "GenCorp Inc.—Contracts."

GDX LLC

Applicable Laws of Delaware

        See the discussion of applicable provisions of Delaware law above under Aerojet Fine Chemicals LLC.

Limited Liability Company Agreement

        Section 16 of the Limited Liability Company Agreement of GDX LLC concerns indemnification of the company's directors and officers and provides as follows:

  (a)
  No Director or officer of the Company shall have any personal liability whatsoever to the Company or the Stockholders on account of such Director's or officer's status as a Director or officer or by reason of such Director's or officer's acts or omissions in connection with the conduct of the business of the Company; provided, however, that nothing contained herein shall protect any Director or officer against any liability to the Company or the Stockholders to which such Director or officer would otherwise be subject by reason of (i) any act or omission of such Director or officer that involves actual fraud or willful misconduct or (ii) any transaction from which such Director or officer derived improper personal benefit.

  (b)
  The Company shall indemnify and hold harmless each Director, officer and Stockholder (each an "Indemnified Person") against any and all losses, claims, damages, expenses and liabilities (including, but not limited to, any investigation, legal and other reasonable expenses incurred in connection with, and any amounts paid in settlement of, any action, suit, proceeding or claim) of any kind or nature whatsoever that such Indemnified Person may at any time become subject to or liable for by reason of the formation, operation or termination of the Company, or the Indemnified Person's acting as a Director or officer under this Agreement, or the authorized actions of such Indemnified Person in connection with the conduct of the affairs of the Company (including, without limitation, indemnification against negligence, gross negligence or breach of duty); provided, however, that no Indemnified Person shall be entitled to indemnification if and to the extent that the liability otherwise to be indemnified for resulted from (i) any act or omission of such Indemnified Person that involves actual fraud or willful misconduct or (ii) any transaction from which such Indemnified Person derived improper personal benefit. The indemnifies hereunder shall survive termination of this Agreement or the Company. Each Indemnified Person shall have a claim against the property and assets of the Company for payment of any indemnity amounts from time to time due hereunder, which amounts shall be paid or properly reserved for prior to the making of distributions by the Company to the Stockholders. Costs and expenses that are subject to indemnification hereunder shall, at the request of any Indemnified Person, be advanced by the Company to or on behalf of such Indemnified Person prior to final resolution of a matter, so long as such Indemnified Person shall have provided the Company with a written undertaking to reimburse the Company for all amounts so advanced if it is ultimately determined that the Indemnified Person is not entitled to indemnification hereunder.

  (c)
  The contract rights to indemnification and to the advancement of expenses conferred in this Section 16 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, agreement, vote of the Directors or otherwise.

  (d)
  The Company may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Company or another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware Act.

  (e)
  The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of this Section 16 with respect to the indemnification and advancement of expenses of Directors and officers of the Company.

Contracts

        GDX LLC is one of the subsidiaries covered under the contracts described above in the first paragraph under "GenCorp Inc.—Contracts."

Penn International Inc.

Applicable Laws of Ohio

        See the discussion of applicable provisions of Ohio law above under GenCorp Inc.

Contracts

        Penn International Inc. is one of the subsidiaries covered under the contracts described above in the first paragraph under "GenCorp Inc.—Contracts."

RKO General, Inc.

Applicable Laws of Delaware

        See the discussion of applicable provisions of Delaware law above under Aerojet Fine Chemicals LLC.

Contracts

        RKO General Inc. is one of the subsidiaries covered under the contracts described above in the first paragraph under "GenCorp Inc.—Contracts."

Item 21. Exhibits and Financial Statements Schedules.

2.1		Purchase Agreement, dated May 2, 2003, between Atlantic Research Corporation and Aerojet-General Corporation (filed as Exhibit 10.1 to GenCorp Inc.'s Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2003 (File No. 1-1520) and incorporated herein by reference)*
2.2		First Amendment to Purchase Agreement, dated August 29, 2003, between Aerojet-General Corporation and Atlantic Research Corporation*
2.3		Second Amendment to Purchase Agreement, dated September 30, 2003, between Aerojet-General Corporation and Atlantic Research Corporation (filed as Exhibit 2.2 to GenCorp Inc.'s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2003 (File No. 1-1520) and incorporated herein by reference)*
2.4	**	Third Amendment to Purchase Agreement, dated October 16, 2003, between Aerojet-General Corporation and Atlantic Research Corporation*
3.1		Amended Articles of Incorporation of GenCorp Inc. filed with the Secretary of State of Ohio on August 7, 2003
3.3		Certificate of Formation of Aerojet Fine Chemicals LLC filed with the Secretary of State of Delaware on October 30, 1998
3.4		Bylaws of Aerojet Fine Chemicals LLC
3.5	**	Articles of Incorporation of Aerojet-General Corporation filed with the Secretary of State of Ohio on August 4, 1945 (together with amendments thereto)
3.6		Code of Regulations of Aerojet-General Corporation
3.7		Articles of Incorporation of Aerojet Investments Ltd. filed with the Secretary of State of California on October 31, 1997
3.8		By-laws of Aerojet Investments Ltd.
3.9		Certificate of Incorporation of Aerojet Ordnance Tennessee, Inc. filed with the Secretary of State of Tennessee on April 3, 1969 (together with amendments thereto)
3.10		By-laws of Aerojet Ordnance Tennessee, Inc.
3.11		Articles of Incorporation of GenCorp Property Inc. filed with the Secretary of State of California on November 21, 2000
3.12		By-laws of GenCorp Property Inc.
3.13		Certificate of Incorporation of GDX Automotive Inc. filed with the Secretary of State of Delaware on February 5, 1996 (together with amendments thereto)
3.14		By-laws of GDX Automotive Inc.
3.15		Certificate of Formation of GDX LLC filed with the Secretary of State of Delaware on December 8, 2000
3.16		Limited Liability Company Agreement of GDX LLC

3.17		Articles of Incorporation of Penn International Inc. filed with the Secretary of State of Ohio on February 3, 1960 (together with amendments thereto)
3.18		Code of Regulations of Penn International Inc., as amended
3.19		Restated Certificate of Incorporation of RKO General, Inc. filed with the Secretary of State of Delaware on March 17, 1980 (together with amendments thereto)
3.20		By-laws of RKO General, Inc.
4.1		Indenture, dated as of August 11, 2003, between GenCorp Inc., the Guarantors named therein and The Bank of New York, as trustee
4.2		Registration Rights Agreement, dated as of August 11, 2003, among GenCorp Inc., the Guarantors named therein and the Initial Purchasers named therein
4.3		Form of Initial Notes (included in Exhibit 4.1)
4.4		Form of Exchange Notes (included in Exhibit 4.1)
5.1		Legal Opinion of Jones Day
5.2		Legal Opinion of Bass, Berry & Sims PLC
10.1		Amendment No. 1 to Amended and Restated Credit Agreement and Limited Waiver and Consent, dated July 29, 2003, among GenCorp Inc., Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), for itself, as a Lender, and as Administrative Agent for the Lenders, and the other Lenders signatory thereto
10.2		Amendment No. 2 to Amended and Restated Credit Agreement, dated August 25, 2003, among GenCorp Inc., Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), for itself, as a Lender, and as Administrative Agent for the Lenders, and the other Lenders signatory thereto
12.1	**	Statement Re Computation of Ratios
23.1	**	Consent of Ernst & Young LLP, Independent Auditors
23.2		Consent of Jones Day (included in Exhibit 5.1)
23.3		Consent of Bass, Berry & Sims PLC (included in Exhibit 5.2)
24.1		Powers of Attorney
25.1		Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1
99.1	**	Form of Letter of Transmittal
99.2		Form of Notice of Guaranteed Delivery
99.3	**	Form of Letter to DTC Participants
99.4	**	Form of Letter to Clients
99.5	**	Form of Instructions to Book-Entry Transfer Participants

*
Schedules and exhibits to this exhibit have been omitted, but will be furnished to the Securities and Exchange Commission upon request.

**
Filed herewith. All other exhibits have been previously filed.

Item 22. Undertakings.

        The undersigned registrants hereby undertake:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5)
  To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (6)
  To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, GenCorp Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sacramento, State of California, on December 12, 2003.

GENCORP INC.
By:	* Terry L. Hall President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December 12, 2003.

Signature	Title

* Terry L. Hall	President, Chief Executive Officer and Director (Principal Executive Officer)
* Yasmin R. Seyal	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
* J. Robert Anderson	Director
* J. Gary Cooper	Director
* James J. Didion	Director
* Irving Gutin	Director
* William K. Hall	Director
* James M. Osterhoff	Director

* Steven G. Rothmeier	Director
* Dr. Sheila E. Widnall	Director
* Robert A. Wolfe	Director
*By:	/s/ YASMIN R. SEYAL Yasmin R. Seyal Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Aerojet Fine Chemicals LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sacramento, State of California, on December 12, 2003.

AEROJET FINE CHEMICALS LLC
By:	* Joseph Carleone President

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December 12, 2003.

Signature	Title

* Joseph Carleone	President and Director (Principal Executive Officer)
* Yasmin R. Seyal	Treasurer (Principal Financial and Accounting Officer)
* Terry L. Hall	Director
* Robert A. Wolfe	Director
*By:	/s/ YASMIN R. SEYAL Yasmin R. Seyal Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Aerojet-General Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sacramento, State of California, on December 12, 2003.

AEROJET-GENERAL CORPORATION
By:	* Michael F. Martin President

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December 12, 2003.

Signature	Title

* Michael F. Martin	President and Director (Principal Executive Officer)
* Yasmin R. Seyal	Treasurer (Principal Financial and Accounting Officer)
* Terry L. Hall	Director
* Gregory Kellam Scott	Director
* Robert A. Wolfe	Director
*By:	/s/ YASMIN R. SEYAL Yasmin R. Seyal Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Aerojet Investments Ltd. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sacramento, State of California, on December 12, 2003.

AEROJET INVESTMENTS LTD.
By:	* Terrance P. Griffin President

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December 12, 2003.

Signature	Title

* Terrance P. Griffin	President and Director (Principal Executive Officer)
* Frank V. Fogarty	Vice President, Chief Financial Officer/Treasurer and Director (Principal Financial and Accounting Officer)
* Michael F. Martin	Director
*By:	/s/ YASMIN R. SEYAL Yasmin R. Seyal Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Aerojet Ordnance Tennessee, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sacramento, State of California, on December 12, 2003.

AEROJET ORDNANCE TENNESSEE, INC.
By:	* Michael F. Martin Chairman

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December 12, 2003.

Signature	Title

* Michael F. Martin	Chairman and Director (Principal Executive Officer)
* Ronald D. Gollmer	Treasurer (Principal Financial and Accounting Officer)
* Dale G. Adams	Director
* Brian E. Sweeney	Director
*By:	/s/ YASMIN R. SEYAL Yasmin R. Seyal Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, GenCorp Property Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sacramento, State of California, on December 12, 2003.

GENCORP PROPERTY INC.
By:	* Terry L. Hall President

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December 12, 2003.

Signature	Title

* Terry L. Hall	President and Director (Principal Executive Officer)
* Yasmin R. Seyal	Treasurer (Principal Financial and Accounting Officer)
* Gregory Kellam Scott	Director
* Robert A. Wolfe	Director
*By:	/s/ YASMIN R. SEYAL Yasmin R. Seyal Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, GDX Automotive Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sacramento, State of California, on December 12, 2003.

GDX AUTOMOTIVE INC.
By:	* Terry L. Hall President and Chairman

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December 12, 2003.

Signature	Title

* Terry L. Hall	President, Chairman and Director (Principal Executive Officer)
* Yasmin R. Seyal	Treasurer and Director (Principal Financial and Accounting Officer)
*By:	/s/ YASMIN R. SEYAL Yasmin R. Seyal Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, GDX LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sacramento, State of California, on December 12, 2003.

GDX LLC
By:	* Terry L. Hall President

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December 12, 2003.

Signature	Title

* Terry L. Hall	President and Director (Principal Executive Officer)
* Yasmin R. Seyal	Treasurer (Principal Financial and Accounting Officer)
* Gregory Kellam Scott	Director
* Robert A. Wolfe	Director
*By:	/s/ YASMIN R. SEYAL Yasmin R. Seyal Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Penn International Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sacramento, State of California, on December 12, 2003.

PENN INTERNATIONAL INC.
By:	* Terry L. Hall President

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December 12, 2003.

Signature	Title

* Terry L. Hall	President and Director (Principal Executive Officer)
* Yasmin R. Seyal	Treasurer (Principal Financial and Accounting Officer)
* Gregory Kellam Scott	Director
* Robert A. Wolfe	Director
*By:	/s/ YASMIN R. SEYAL Yasmin R. Seyal Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, RKO General, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sacramento, State of California, on December 12, 2003.

RKO GENERAL, INC.
By:	* Terry L. Hall President

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December 12, 2003.

Signature	Title

* Terry L. Hall	President and Director (Principal Executive Officer)
* Yasmin R. Seyal	Treasurer (Principal Financial and Accounting Officer)
* Gregory Kellam Scott	Director
* Robert A. Wolfe	Director
*By:	/s/ YASMIN R. SEYAL Yasmin R. Seyal Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

QuickLinks

TABLE OF ADDITIONAL REGISTRANTS
SUBJECT TO COMPLETION, DATED DECEMBER 15, 2003
The Exchange Offer
TABLE OF CONTENTS
SUMMARY
Our Company
The Exchange Offer
The Exchange Notes
Summary Historical Financial Information of GenCorp Inc.
RISK FACTORS
NOTE REGARDING FORWARD-LOOKING STATEMENTS
THE EXCHANGE OFFER
USE OF PROCEEDS
CAPITALIZATION
SELECTED HISTORICAL FINANCIAL INFORMATION OF GENCORP INC.
SELECTED HISTORICAL FINANCIAL INFORMATION OF THE ARC PROPULSION BUSINESS
FINANCING OBLIGATIONS AND OTHER COMMITMENTS
BUSINESS
MARKET AND INDUSTRY DATA AND FORECASTS
DESCRIPTION OF OTHER INDEBTEDNESS
DESCRIPTION OF THE NOTES
PLAN OF DISTRIBUTION
U.S. FEDERAL INCOME TAX CONSIDERATIONS
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
INDEX TO FINANCIAL STATEMENTS
REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
GENCORP INC. Consolidated Statements of Income
GENCORP INC. Consolidated Balance Sheets
GENCORP INC.
Consolidated Statements of Shareholders' Equity
GENCORP INC. Consolidated Statements of Cash Flows
GENCORP INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES